                                                     RULE NO. 424(b)(2)
                                                     REGISTRATION NO. 333-55817


Prospectus Supplement to Prospectus Dated September 29, 1999

                                               [LOGO OF PROVIDIAN NATIONAL BANK]

                             Providian Master Trust
                                     Issuer
                            Providian National Bank
                              Seller and Servicer

      $500,000,000 6.60% Class A Asset Backed Certificates, Series 1999-2 $56,250,000 Floating Rate Class B Asset Backed Certificates, Series 1999-2


 You should consider carefully the risk factors beginning on page S-11 in this prospectus supplement and on page 17 in the prospectus.

 A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 The certificates will represent interests in the Providian Master Trust only, not interests in or obligations of Providian National Bank or any of its affiliates.

 This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.


                                       Class A            Class B
                                       certificates       certificates
                                       ------------       ------------
Principal amount                       $500,000,000       $56,250,000
Certificate rate                       6.60% per year     One-month LIBOR
                                                          plus 0.60% per year
Interest paid                          Monthly, beginning Monthly, beginning
                                       November 15, 1999  November 15, 1999
Expected final payment date            September 16, 2002 November 15, 2002
Series termination date                April 16, 2007     April 16, 2007
Price to public per certificate        99.9047%           100.0000%
Underwriting discount per certificate  0.2500%            0.3000%
Proceeds to seller per certificate     99.6547%           99.7000%

   The total price to public is $555,773,500, the total amount of the underwriting discount is $1,418,750 and the total amount of proceeds plus accrued interest before deduction of expenses is $554,354,750.

Credit Enhancement

 .  The Class B certificates are subordinated to the Class A certificates.
   Subordination of the Class B certificates provides credit enhancement for the Class A certificates.

 . The Providian Master Trust also is issuing the collateral interest and the Class D interest, which are subordinated to both the Class A certificates and the Class B certificates. Subordination of the collateral interest and the Class D interest provides credit enhancement for both the Class A certificates and the Class B certificates.

  This prospectus supplement and the accompanying prospectus relate only to the offering of the Class A certificates and the Class B certificates.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                    Underwriters of the Class A certificates
Credit Suisse First Boston                                 Chase Securities Inc.
                Banc of America Securities LLC
                                Lehman Brothers
                                                            Salomon Smith Barney

                    Underwriter of the Class B certificates
                           Credit Suisse First Boston

                               September 29, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   We provide information to you about the Class A certificates and the Class B certificates in two separate documents: (a) the accompanying prospectus, which provides general information about the Providian Master Trust and the securities issued by it, some of which may not apply to your certificates and
(b) this prospectus supplement, which describes the specific terms of your certificates. This prospectus supplement may be used to sell certificates only if accompanied by the prospectus.

   If the terms of your certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

   We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related information. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

   You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-45 in this document and under the caption "Index of Terms for Prospectus" beginning on page 70 in the accompanying prospectus. The capitalized terms are provided for your convenience, to avoid unnecessary duplication of terms.

                                 ------------

                               TABLE OF CONTENTS

                                     Page
                                     ----
SUMMARY OF SERIES TERMS.............  S-4
  Overview..........................  S-4
  Offered Securities................  S-5
    Certificates....................  S-5
    Distribution Dates..............  S-5
    Interest........................  S-5
    Principal.......................  S-5
  Collateral Interest; Class D
   Interest.........................  S-5
  Credit Enhancement................  S-6
  Other Interests in the Trust......  S-6
    Other Series of Certificates....  S-6
    The Seller's Interest...........  S-6
  The Receivables...................  S-6
  Collections by the Servicer.......  S-6
  Allocations.......................  S-6
  Application of Collections........  S-7
    Finance Charge Receivables
     Collections....................  S-7
    Principal Collections...........  S-7
  Pay Out Events....................  S-8
  Optional Repurchase...............  S-9
  Registration......................  S-9
  Tax Status........................  S-9
  ERISA Considerations..............  S-9
  Mailing Address and Telephone
   Number of Principal Executive
   Offices..........................  S-9
SELECTED TRUST PORTFOLIO SUMMARY
 DATA............................... S-10
RISK FACTORS........................ S-11
  Recent Developments............... S-11
  Credit Enhancement May Not Be
   Sufficient to Prevent Loss....... S-12
  Class B Certificates Are
   Subordinate to the Class A
   Certificates; Trust Assets May Be
   Diverted From Class B to Pay
   Class A.......................... S-13

                                     Page
                                     ----
MATURITY CONSIDERATIONS............. S-14
THE PROVIDIAN PORTFOLIO............. S-16
  General........................... S-16
  Revenue Experience................ S-16
  Loss and Delinquency Experience... S-18
COMPOSITION OF THE ACCOUNTS......... S-20
THE BANK............................ S-23
USE OF PROCEEDS..................... S-23
SERIES PROVISIONS................... S-24
  General........................... S-24
  Interest.......................... S-24
  Principal......................... S-26
  Allocation Percentages............ S-27
  Application of Collections........ S-28
    Payments of Interest, Fees and
     Other Items.................... S-28
    Payments of Principal........... S-33
  Sharing of Additional Finance
   Charges.......................... S-36
  Principal Funding Account......... S-36
  Reserve Accounts.................. S-37
  Defaulted Amounts; Charge-Offs.... S-39
  Pay Out Events.................... S-41
  Distributions..................... S-41
  Paired Series..................... S-42
  Series Termination................ S-42
UNDERWRITING........................ S-43
INDEX OF TERMS FOR PROSPECTUS
 SUPPLEMENT......................... S-45
ANNEX I: OTHER ISSUANCES OF
 CERTIFICATES.......................  A-1

                            SUMMARY OF SERIES TERMS

   This summary highlights selected information and does not contain all of the information that you need in making your investment decision. It also provides general, simplified descriptions of matters that, in some cases, are highly technical and complex. More detail is provided in other sections of this document and in the prospectus.

   Do not rely upon this summary for a full understanding of the matters you need to consider for any potential investment in the certificates.

   To understand all the terms of the offering of the certificates, you should carefully read this entire document and the accompanying prospectus.

OVERVIEW

  Trust:         Providian Master Trust--"Trust"
  Seller:        Providian National Bank--the "Bank"
  Servicer:      the Bank
  Trustee:       Bankers Trust Company
  Pricing Date:  September 29, 1999
  Closing Date:  October 7, 1999
  Clearance and
   Settlement:   DTC/Cedelbank/Euroclear
  Trust Assets:  receivables originated in consumer revolving credit card accounts and other consumer revolving credit accounts


  Series Structure:           Amount                         % of Total Series
    Class A                   $500,000,000                   80.00%
    Class B                   $56,250,000                    9.00%
    Collateral interest       $50,000,000                    8.00%
    Class D interest          $18,750,000                    3.00%
  Annual Servicing Fee Rate:  1.75% if the Bank is the
                              servicer, or up to 2.0% if
                              the Bank is not the servicer

                                      Class A                        Class B
                                      -------                        -------
  Anticipated Ratings:*
  (Moody's/Standard &
   Poor's/Fitch IBCA)      Aaa/AAA/AAA                    A2/A/A+
  Credit Enhancement:      subordination of Class B, the  subordination of the
                           collateral interest and the    collateral interest and the
                           Class D interest               Class D interest
  Interest Rate:           6.60% per year                 One-month LIBOR plus 0.60%
                                                          per year
  Interest Accrual
   Method:                 30/360                         actual/360
  Interest Payment Dates:  monthly (15th)                 monthly (15th)
  First Interest Payment
   Date:                   November 15, 1999              November 15, 1999
  Expected Final Payment
   Date:                   September 16, 2002             November 15, 2002
  Commencement of
   Accumulation Period     August 31, 2000                August 31, 2002
   (subject to
   adjustment):
  Series Termination
   Date:                   April 16, 2007                 April 16, 2007

---------------------
*  It is a condition to issuance that one of these ratings be obtained.

OFFERED SECURITIES

Certificates

   Providian Master Trust is offering:

  .  $500,000,000 of Class A certificates; and

  .  $56,250,000 of Class B certificates.

   In this document, references to certificates include both Class A and Class B but do not include the collateral interest or the Class D interest.

   Only the Class A and Class B certificates are offered by this prospectus supplement and the accompanying prospectus.

   Beneficial interests in the certificates may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.

   The certificates are expected to be issued on October 7, 1999.

Distribution Dates

   Distribution dates for the certificates will be November 15, 1999 and, after that, the 15th day of each month if the 15th is a business day and, if not, the following business day.

Interest

   Interest on the certificates will be paid on each distribution date.

   The Class A certificates will bear interest at 6.60% per year.

   The Class B certificates will bear interest at one-month LIBOR as determined each month plus 0.60% per year.

   Interest for the Class A certificates will be calculated based on a 360-day year of twelve 30-day months. Interest for the Class B certificates will be calculated based on the actual number of days in the interest period and a 360-day year.

Principal

   Principal of the Class A certificates is expected to be paid in full on the September 2002 distribution date. We are scheduled to begin accumulating collections of principal receivables for payment to the Class A certificateholders starting on August 31, 2000, but we may begin accumulating at a later date. No principal will be paid to the Class B certificateholders until the Class A certificateholders are paid in full.

   Principal of the Class B certificates is expected to be paid in full on the November 2002 distribution date. We will begin accumulating collections of principal receivables for payment to the Class B certificateholders starting on August 31, 2002.

   The certificates are expected to be paid on the dates noted above; however, principal may be paid earlier or later. Certificateholders will not be entitled to any premium for early or late payment of principal. If certain adverse events known as pay out events occur, principal may be paid earlier than expected. If collections of the receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the Class A certificates or Class B certificates are not paid on their expected final payment date, collections of principal receivables will continue to be used to pay principal on the certificates until the certificates are paid or until April 16, 2007, whichever occurs first. April 16, 2007 is the series termination date for Series 1999-2.

   See "Maturity Considerations," "Series Provisions--Allocation Percentages" and "--Principal" in this prospectus supplement.

COLLATERAL INTEREST; CLASS D INTEREST

   At the same time as the certificates are issued, the trust will issue interests in the assets of the trust known as the collateral interest and the Class D interest. The initial amount of the collateral interest is $50,000,000, and the initial amount of the Class D interest is $18,750,000.

   The holders of the collateral interest and the Class D interest will have voting and certain other rights as if each were a subordinated class of certificates. The collateral interest and the Class D interest will be subordinated to both the Class A certificates and the Class B certificates.

   Neither the collateral interest nor the Class D interest is offered by this prospectus supplement and the accompanying prospectus.

CREDIT ENHANCEMENT

   Credit enhancement for the Class A certificates is provided by the subordination of the Class B certificates, the collateral interest and the Class D interest.

   Credit enhancement for the Class B certificates is provided by the subordination of the collateral interest and the Class D interest.

   Credit enhancement for your certificates is for your benefit only, and you are not entitled to the benefits of credit enhancement available to other series issued by the trust.

   See "Series Provisions--Application of Collections--Payments of Interest, Fees and Other Items" and "--Defaulted Amounts; Charge-Offs" in this prospectus supplement.

OTHER INTERESTS IN THE TRUST

Other Series of Certificates

   The trust has previously issued nine series of certificates that are currently outstanding and expects to issue additional series. A summary of the outstanding series is in "Annex I: Other Issuances of Certificates" included at the end of this prospectus supplement. The issuance of future series will occur without prior review or consent by you or any other certificateholder.

The Seller's Interest

   The interest in the trust not represented by your series or by any other series is the seller's interest. The seller's interest is owned by the Bank. The Bank may, however, sell a portion of its seller's interest. The seller's interest does not provide credit enhancement for your series or any other series.

THE RECEIVABLES

   The primary assets of the trust are receivables in VISA(R)/1/ and MasterCard(R)/1/ revolving credit card accounts and other revolving consumer credit accounts. The receivables consist of principal receivables and finance charge receivables.

   The following information is as of June 30, 1999:

  .  Receivables in the trust: $7,441,076,371

  . Accounts designated to the trust: 2,610,983 (excludes 2,348,492 closed accounts with a zero balance and 490,300 charged-off accounts)

   The above numbers include receivables added to the trust between June 30, 1999 and the closing date.

   See "Composition of the Accounts" in this prospectus supplement.

COLLECTIONS BY THE SERVICER

   The Bank, as servicer, will collect payments on the receivables and will deposit those collections in an account. It will keep track of those collections that are finance charge receivables and those that are principal receivables.

ALLOCATIONS

   Each month the Bank, as servicer, will allocate collections received among

  .  your series;

  .  other series outstanding; and

  .  the seller's interest in the trust.

   The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the certificates, the invested amount for Series 1999-2 will be $625,000,000.
--------------------
/1/ VISA(R) and MasterCard(R) are registered trademarks of VISA U.S.A., Inc. and Mastercard International Incorporated, respectively.

   You are entitled to receive payments of interest and principal only from collections and other trust assets allocated to your series. The invested amount, which is the primary basis for allocations to your series, is the sum of (a) the Class A invested amount, (b) the Class B invested amount, (c) the collateral invested amount and (d) the Class D invested amount.

   If the invested amount of your series declines, amounts of finance charge collections and, during the revolving period, principal collections allocated and available for payment to your series and to you will be reduced. In addition, for purposes of allocating finance charge collections and amounts that are written off as uncollectible, the allocations to the certificates will be based upon the adjusted invested amount, which will be the invested amount less amounts accumulated in the principal funding account for payment to the certificateholders on the expected final payment dates. For a description of the events which may lead to these reductions, see "Series Provisions-- Allocation Percentages" and "--Application of Collections--Payments of Interest, Fees and Other Amounts" in this prospectus supplement.

APPLICATION OF COLLECTIONS

   The following steps describe how the trust allocates and applies collections of finance charge receivables and other amounts described below to your series.

Finance Charge Receivables Collections

   Collections of finance charge receivables allocated to your series and your series' share of additional finance charges from other series will be used as follows:

  . first to pay interest on the Class A certificates calculated based on the principal amount of Class A certificates;

  . second, to pay interest on the Class B certificates calculated based on the invested amount of the Class B certificates;

  .  third, to pay the servicing fee;

  . fourth, to cover Class A's portion of receivables that are written off as uncollectible;

  . fifth, to cover previous reductions in the Class A invested amount that were not due to principal payments;

  . sixth, to pay interest on the Class B certificates calculated based on the principal amount of the Class B certificates for which interest was not paid as described above;

  . seventh, to cover Class B's portion of receivables that are written off as uncollectible;

  . eighth, to cover previous reductions in the Class B invested amount that were not due to principal payments;

  .  ninth, to pay interest on the collateral interest;

  . tenth, to cover the collateral interest's portion of receivables that are written off as uncollectible;

  . eleventh, to fund a reserve account to cover interest payment shortfalls on the Class A certificates during their accumulation period;

  . twelfth, to fund a reserve account to cover interest payment shortfalls on the Class B certificates during their accumulation period;

  . thirteenth, to make payments to the collateral interest holder and the holder of the Class D interest and to cover previous reductions in the collateral interest and the Class D interest that were not due to principal payments; and

  . finally, to make payments to other series or to the holder of the Seller's interest.

Principal Collections

   The trust will apply your series' share of principal collections each month as follows:

  . First, principal collections allocated to the Class D interest, the collateral interest and the Class B certificates may be reallocated, if necessary, to make required payments on the Class A certificates, the Class B certificates and the collateral interest not made from finance charge collections or additional finance charges from other series allocated to your series.

  . During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of principal collections generally will be treated as shared principal collections and may be available to make principal payments for other series.

  . The Class A accumulation period is scheduled to begin on August 31, 2000, but may begin at a later date. During the Class A accumulation period, principal collections will be deposited in a trust account, up to a controlled deposit amount, for payment to the holders of the Class A certificates on the expected final payment date for the Class A certificates.

  . The Class B accumulation period will begin on August 31, 2002. During the Class B accumulation period, principal collections will be deposited in a trust account, up to a controlled deposit amount, for payment to the holders of the Class B certificates on the expected final payment date for the Class B certificates.

  . If a pay out event (described below) that applies to Series 1999-2 or to all series occurs, the early amortization period will begin. During the early amortization period, principal collections will be paid first to the Class A certificateholders, then to the Class B certificateholders, then to the collateral interest holder and then to the Class D interest holder.

  . Any remaining principal collections will be first made available to other series and then paid to the holder of the seller's interest or deposited in the special funding account.

PAY OUT EVENTS

   The documents under which the Series 1999-2 interests will be issued include a list of adverse events known as pay out events. If a pay out event that applies to Series 1999-2 or to all series occurs, the trust will use collections of principal receivables allocated to Series 1999-2 each month to pay principal.

   Pay out events may occur if the seller fails to make required payments or deposits, violates other covenants and agreements or makes representations and warranties that are materially incorrect.

   The following also are pay out events:

  . the seller does not transfer additional assets to the trust when required;

  . the finance charge collections on the trust portfolio plus certain other amounts available to Series 1999-2, less the amount of receivables that are written off as uncollectible allocated to Series 1999-2, averaged over three months, is less than the interest and servicing fees payable on Series 1999-2, calculated by taking into account the interest for Class A and Class B and the collateral interest, plus an assumed servicing fee rate of 2% for Series 1999-2, averaged over three months (in each case expressed as a percentage of the Series 1999-2 invested amount);

  .  certain defaults of the servicer;

  . the Class A certificates are not paid in full on the Class A expected final payment date;

  . the Class B certificates are not paid in full on the Class B expected final payment date;

  . the occurrence of certain events of insolvency or receivership relating to the seller;

  . the seller is unable to transfer receivables to the trust as required under the pooling and servicing agreement; or

  . the trust becomes an "investment company" under the Investment Company Act of 1940.

   For a more detailed discussion of the pay out events, see "Series Provisions--Pay Out Events" in this prospectus supplement. In addition, see "Description of the Certificates--Pay Out Events" in the accompanying prospectus.

OPTIONAL REPURCHASE

   The Bank has the option to repurchase your certificates when the invested amount for your series has been reduced to 5% or less of the initial invested amount.

REGISTRATION

   The certificates will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive certificate representing your interest. See "The Pooling Agreement Generally--Definitive Certificates" in the accompanying prospectus.

   You may hold your certificates through The Depository Trust Company in the United States or through Cedelbank, societe anonyme or the Euroclear System in Europe. See "The Pooling Agreement Generally--Book-Entry Registration" and "-- Definitive Certificates" in the accompanying prospectus.

TAX STATUS

   Cravath, Swaine & Moore, special tax counsel to the Bank, is of the opinion that under existing law your certificates will be characterized as debt for federal income tax purposes. By your acceptance of a certificate, you will agree to treat your certificates as debt of the Bank for federal, state and local income and franchise tax purposes. See "Tax Matters" in the accompanying prospectus for additional information concerning the application of federal, California and New Hampshire tax laws.

ERISA CONSIDERATIONS

   Subject to important considerations described under "ERISA Considerations" in the accompanying prospectus, the Class A certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

   For the reasons discussed under "ERISA Considerations" in the accompanying prospectus, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

MAILING ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES

   The mailing address of Providian National Bank is 295 Main Street, Tilton, NH 03276 and the telephone number is (603) 286-4348.

                     SELECTED TRUST PORTFOLIO SUMMARY DATA


           Geographic Distribution of Receivables in Trust Portfolio
                              as of June 30, 1999

   [THE TABLE BELOW WAS REPRESENTED IN THE PRINTED MATERIAL AS A PIE CHART]

                        California              12.69%
                        Texas                    7.61%
                        New York                 6.56%
                        Florida                  5.35%
                        Illinois                 4.32%
                        Pennsylvania             4.07%
                        Ohio                     4.01%
                        Other                   55.39%


   The chart above shows the geographic distribution of the receivables in the Trust portfolio among the 50 states and the District of Columbia. Other than the states specifically shown in the chart, no state accounts for more than 4% of receivables in the Trust portfolio.

                    Receivables in Trust by Age of Account
                         as of June 30, 1999 (months)

   [THE TABLE BELOW WAS REPRESENTED IN THE PRINTED MATERIAL AS A BAR GRAPH]

                        Months                     %
                        ------                  -------

                          0-6                    10.82
                         7-12                    10.20
                        13-24                    15.38
                        25-36                    15.19
                        37-48                    15.01
                        49-60                    13.33
                        61-72                     5.01
                        73-84                     2.83
                         84+                     12.23


   The chart above shows the percentages of the receivables in the Trust portfolio arising under accounts within the age brackets shown.

                                  RISK FACTORS

   In the accompanying prospectus you will find a section called "Risk Factors". The information in that section applies to all series, including yours. The information in this section applies more specifically to your series.

   Please carefully read the "Risk Factors" section in the accompanying prospectus and the risk factors discussed below before deciding whether to purchase any of the certificates.

Recent Developments                Beginning in May 1999, the Bank was the
                                   subject of media coverage concerning
                                   complaints made by some of its customers regarding certain sales and collections practices. Following the initial media coverage, the San Francisco District
                                   Attorney's Office confirmed that it had
                                   commenced an investigation into the Bank's sales and collections practices, including the marketing of certain fee-based products and the posting of customer payments. The remedies available to the District
                                   Attorney's Office include, but are not
                                   limited to, damages, penalties, fines and injunctive relief. The Bank is cooperating fully with the District Attorney's Office in its investigation.

                                   Since May 1999, a number of lawsuits have been filed against the Bank by current and former customers of the Bank. A consolidated putative class action lawsuit (In re Providian Credit Card Litigation) (the "Consolidated Action") was filed on August 3, 1999 in California state court in San Francisco against the Bank, its parent company, Providian Financial Corporation, and certain other affiliates of the Bank, and seeks unspecified damages, including actual and punitive damages, attorney's fees and injunctive relief. The complaint alleges unfair and deceptive business practices, including failure to credit payments in a timely fashion, which resulted in the imposition of fees, adding products and charging fees without customer authorization, changing rates and terms without proper notice or authorization, and misleading or deceptive sales practices. One additional action pending in Alameda County, California is due to be combined with the Consolidated Action by stipulation of the parties.

                                   As of September 24, 1999, four similar
                                   putative class actions were pending in
                                   state courts and seven were pending in
                                   federal courts. One state case was filed in Alameda County, California and one in San Mateo County, California; a petition is pending to coordinate both these actions with the Consolidated Action. In addition, one putative class action was filed in Cook County, Illinois. The Bank's motion to dismiss this action is pending. Another action was filed in Bullock County, Alabama. The remaining putative class actions are pending in federal courts in the Northern District of California, the Eastern District of Pennsylvania, and the District of Massachusetts. These federal actions are the subject of a motion pending before the Judicial Panel on Multidistrict Litigation ("MDL") to transfer and coordinate the actions in a single district court.

                                   These other state and federal actions
                                   contain substantially the same allegations as those alleged in the Consolidated Action; certain of the actions also allege one or more of the following: that the account agreement with customers contained unconscionable terms and fees, that statements sent to customers failed to include Credit Protection and other add-on fees in the calculation of the annual percentage rate disclosed in such agreements, refusal to honor cancellation requests, improper obtaining of credit reports, breached promises to raise credit limits, breached promises of high credit limits, and unlawful tying of Credit Protection to credit card and other products.

                                   A putative class action (In re Providian
                                   Securities Litigation), which is a
                                   consolidation of complaints filed in the United States District Court for the Eastern District of New York in June 1999, alleges, in general, that Providian Financial Corporation and certain of its officers made false and misleading statements concerning its future prospects and financial results in violation of the federal securities laws. The putative class, which is alleged to have acquired Providian Financial Corporation's stock between January 15, 1999 and May 26, 1999, seeks damages in an unspecified amount, in addition to pre-judgment and post-judgment interest, costs and attorneys fees. As of September 24, 1999, the consolidated complaint had not been filed.

                                   The investigation and actions described
                                   above are at a very early stage. No
                                   specific measure of damages has been
                                   demanded and, in most cases, a response is not yet due. An informed assessment of the ultimate outcome or potential liability associated with these matters is not feasible at this time. Due to the uncertainties of litigation, there can be no assurance that the Bank will prevail on all the claims made against it. However, management believes that the Bank has substantive defenses and intends to defend the actions vigorously. Based on the claims that have been alleged in the complaints, the Bank does not believe that they will have a material adverse effect on the Certificateholders or the Bank's ability to originate and service Receivables.

Credit Enhancement May Not Be
Sufficient to Prevent Loss
                                   Credit enhancement for the Class A
                                   certificates is provided through the
                                   subordination of the Class B certificates, the collateral interest and the Class D interest. Credit enhancement for the Class B certificates is provided through subordination of the collateral interest and the Class D interest. However, such credit enhancement is limited. The only sources of payment for your certificates are the assets of the trust allocated to your series. If problems develop with the receivables, such as an increase in losses on the receivables, or there are problems in the collection and transfer of the receivables to the trust, it is possible that you may not receive the full amount of interest and principal that you would otherwise receive.

                                   See "Series Provisions--Allocation
                                   Percentages" and "--Defaulted Amounts;
                                   Charge-Offs" in this prospectus supplement.

Class B Certificates Are           If you purchase a Class B certificate, your
Subordinate to the Class A         right to receive principal payments is
Certificates; Trust Assets May     subordinated to the payment in full of the
Be Diverted From Class B to Pay    Class A certificates. No principal will be
Class A                            paid to you until the full amount of
                                   principal has been paid on the Class A
                                   certificates. In addition, if collections of finance charge receivables allocated to Series 1999-2, additional finance charges from other series allocated to your series, the collateral interest's share of principal collections and the Class D interest's share of principal collections are insufficient to make all required payments for the Class A certificates, collections of principal receivables allocated to Class B may be diverted to Class A. Also, if Class A's share of losses on the receivables exceeds collections available to cover losses and the Class D invested amount and the collateral invested amount are reduced to zero, the Class B invested amount will be reduced to avoid reducing the Class A invested amount. If this occurs, you may receive payments of interest or principal later than you expect or you may not receive the full amount of principal and interest due to you.

                                   See "Series Provisions--Application of
                                   Collections--Payments of Interest, Fees and
                                   Other Amounts" and "--Defaulted Amounts;
                                   Charge-Offs" in this prospectus supplement.

                            MATURITY CONSIDERATIONS

   The Pooling Agreement and the Series 1999-2 Supplement provide that the Class A Invested Amount is payable to the Class A Certificateholders, to the extent funds are available therefor in the Principal Funding Account, on September 16, 2002 (the "Class A Expected Final Payment Date") or earlier in the event of a Pay Out Event which results in the commencement of an early amortization period with respect to the Series 1999-2 Certificates (an "Early Amortization Period"). The Class A Certificateholders will receive payments of principal on each Distribution Date following the Monthly Period in which a Pay Out Event occurs (each such Distribution Date, a "Special Payment Date") until the Class A Invested Amount is paid in full or the Series Termination Date occurs. The Class B Certificateholders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

   On each Distribution Date with respect to the Class A Accumulation Period, Available Principal Collections in an amount up to the Class A Controlled Deposit Amount with respect to such Distribution Date will be deposited in the Principal Funding Account (as described under "Series Provisions--Application of Collections--Payments of Principal"), until the Principal Funding Account Balance is equal to the Class A Invested Amount. The Class A Certificateholders will receive the aggregate principal amount on deposit in the Principal Funding Account on the Class A Expected Final Payment Date. Although it is anticipated that Available Principal Collections for each Monthly Period with respect to the Class A Accumulation Period will be sufficient to fund the deposit of the Class A Invested Amount in the Principal Funding Account for payment to the Class A Certificateholders on the Class A Expected Final Payment Date, no assurance can be given in that regard. If the Class A Invested Amount is not paid in full on the Class A Expected Final Payment Date, principal will be paid to the Class A Certificateholders monthly on each Distribution Date until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full or, in either case, until the Series Termination Date occurs.

   If the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date, then on each Distribution Date with respect to the Class B Accumulation Period, Available Principal Collections in an amount up to the Class B Controlled Deposit Amount with respect to such Distribution Date will be deposited in the Principal Funding Account (as described under "Series Provisions--Application of Collections--Payments of Principal"), until the Principal Funding Account Balance is equal to the Class B Invested Amount. The Class B Certificateholders will receive the aggregate principal amount on deposit in the Principal Funding Account on November 15, 2002 (the "Class B Expected Final Payment Date"). Although it is anticipated that Available Principal Collections for each Monthly Period with respect to the Class B Accumulation Period will be sufficient to fund the deposit of the Class B Invested Amount in the Principal Funding Account for payment to the Class B Certificateholders on the Class B Expected Final Payment Date, no assurance can be given in that regard. If the Class B Invested Amount is not paid in full on the Class B Expected Final Payment Date, principal will be paid to the Class B Certificateholders monthly on each Distribution Date until the Class B Invested Amount is paid in full or until the Series Termination Date occurs.

   At or after the time at which the Class A Accumulation Period commences for Series 1999-2, the Bank may designate another Series (or some portion thereof) as a Paired Series with respect to Series 1999-2 and may use such other Series to finance the increase in the Seller's Interest caused by the accumulation of principal in the Principal Funding Account with respect to Series 1999-2. A Paired Series is intended to be issued as a pair with a Series which is in its Accumulation Period or Scheduled Amortization Period, and, accordingly, new Paired Series may be excluded from the definition of Required Principal Balance and thereby increase the aggregate Invested Amounts that may be issued by the Trust in relation to the aggregate amount of Principal Receivables. If a Pay Out Event occurs with respect to any Paired Series and the Early Amortization Period for such Series overlaps the Class A Accumulation Period, the Class B Accumulation Period or the Early Amortization Period for the Series 1999-2 Certificates, the final payment of principal to the Class A Certificateholders and Class B Certificateholders may be delayed.

   If a Pay Out Event occurs with respect to the Series 1999-2 Certificates and the Early Amortization Period commences, any amount on deposit in the Principal Funding Account on the first Special Payment Date, and the Available Principal Collections on each Distribution Date thereafter, will be paid to the Class A Certificateholders until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full or, in either case, until the Series Termination Date occurs. See "Description of the Certificates--Pay Out Events" in the Prospectus and "Series Provisions--Pay Out Events" herein. If the commencement of the Class A Accumulation Period is delayed as described under "Series Provisions-- Principal", and a Pay Out Event with respect to the Series 1999-2 Certificates or with respect to any other Series occurs after the date originally scheduled for the commencement of the Class A Accumulation Period, then it is probable that the Class A Certificateholders, and consequently the Class B Certificateholders, would receive some of their principal later than if the Class A Accumulation Period had not been delayed.

   The following table sets forth the highest and lowest accountholder monthly payment rates for the Providian Portfolio during any month in the period shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the applicable months. Payments shown in the table consist of amounts that would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                      Accountholder Monthly Payment Rates
                             Providian Portfolio(1)

                                    Six Months    Year Ended December 31,
                                  Ended June 30, ------------------------------
                                       1999      1998   1997   1996  1995  1994
                                  -------------- -----  -----  ----  ----  ----
Lowest...........................      8.31%      8.93%  8.59% 7.84% 7.31% 7.29%
Highest..........................     10.45%     11.51% 10.58% 9.35% 8.95% 8.98%
Monthly Average..................      9.16%      9.78%  9.39% 8.47% 8.01% 8.20%

---------------------
(1) The figures shown for the years ended December 31, 1997, 1996, 1995 and 1994 do not incorporate information with respect to the Acquired Portfolios.

   The amount of outstanding Receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the Accounts depend upon a variety of factors, including seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and consumer spending and borrowing patterns. The Bank cannot predict, and no assurance can be given as to, the accountholder monthly payment rates that will actually occur in any future period. There can be no assurance that collections of Principal Receivables with respect to the Accounts, and thus the rate at which the Principal Funding Account could be funded during the Class A Accumulation Period or the Class B Accumulation Period, or the rate at which Class A Certificateholders and Class B Certificateholders could expect to receive payments of principal on their Class A Certificates and their Class B Certificates during the Early Amortization Period, will be similar to the historical experience set forth above. In addition, the Trust, as a master trust, has issued and may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by a Class A Certificateholder or Class B Certificateholder. If a Pay Out Event occurs with respect to the Series 1999-2 Certificates or other Series in certain circumstances discussed above, payments of principal on the Class A Certificates and the Class B Certificates could be delayed. In other circumstances, if a Pay Out Event occurs with respect to the Series 1999-2 Certificates, the average life and maturity of the Class A Certificates and the Class B Certificates could be significantly reduced. As a result, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to the respective final Distribution Dates with respect to the Class A Certificates and the Class B Certificates will equal the expected number of months. See "Risk Factors--Payments and Maturity" in the Prospectus.

                            THE PROVIDIAN PORTFOLIO

General

   Set forth below is certain information with respect to the Providian Portfolio. See "The Bank's Credit Card and Consumer Lending Business" in the Prospectus. There can be no assurance that the yield, loss and delinquency experience with respect to the Receivables will be comparable to that set forth below with respect to the entire Providian Portfolio.

   During the first and second quarters of 1998 the Bank acquired from First Union Direct Bank, N.A. two portfolios of unsecured credit card accounts (the "First Union Portfolios"). As of June 30, 1999, the total receivables outstanding in the First Union Portfolios was approximately $1.4 billion, which represents approximately 14% of the Providian Portfolio. The accounts in the First Union Portfolios were underwritten by First Union Direct Bank, N.A. See "The Bank's Credit Card and Consumer Lending Business--Business Overview" in the Prospectus. Accounts acquired by the Bank from First Union Direct Bank, N.A. were originally opened using criteria which are different than the Bank's and were not subject to the same underwriting procedures and credit review as accounts established by the Bank. The accounts in the First Union Portfolios have higher delinquency and loss rates than the accounts in the Trust Portfolio. Information about the criteria used to open the credit card accounts owned by First Union (which were the source of the First Union Portfolios) and historical loss and delinquency data for those accounts can be found in publicly available filings made by First Union National Bank of Georgia, the predecessor of First Union Direct Bank, N.A., with the Commission prior to August 1, 1996 (the "First Union Filings"). The Bank makes no representations as to the accuracy or completeness of such filings or as to whether there were changes in those criteria and undertakes no obligation to verify any such information.

   During the fourth quarter of 1998 the Bank acquired a portfolio of credit card accounts from Morgan Stanley Dean Witter's Bravo card program. As of June 30, 1999, the total receivables outstanding in the Bravo portfolio was approximately $488 million, which represents approximately 4.7% of the Providian Portfolio. During the first quarter of 1999, the Bank acquired a portfolio of credit card accounts from H&R Block, Inc.'s "WebCard" program. As of June 30, 1999, the total receivables outstanding in the WebCard program was approximately $162 million, which represents approximately 1.6% of the Providian Portfolio. These acquired portfolios, together with the First Union Portfolios, are collectively referred to as the "Acquired Portfolios".

   On October 20, 1998, randomly selected accounts from the First Union Portfolios with an aggregate principal balance of approximately $300 million were added to the Trust Portfolio. The conditions, including the eligibility criteria in the Pooling Agreement, applicable to any Addition of Accounts were satisfied in connection with this Addition and will be satisfied in connection with any future Addition. No accounts from the Bravo or WebCard programs are currently included in the Trust Portfolio, although accounts from those programs may be added to the Trust in the future. See "Description of the Certificates--Addition of Trust Assets" in the Prospectus.

Revenue Experience

   Gross revenues from periodic finance charges and fees billed to accountholders on accounts contained in the Providian Portfolio for the six months ended June 30, 1999 and for each of the five years ended December 31, 1998, 1997, 1996, 1995 and 1994 are set forth in the following table. Revenue from the Receivables will depend on the types of fees and charges assessed on the Accounts, and could be adversely affected by future changes made by the Bank or the Servicer in such fees and charges or by other factors. See "Risk Factors--Certain Legal Aspects" and "The Ability of the Bank to Change Terms of the Accounts" and "The Accounts--Billing and Payments" in the Prospectus.

                               Revenue Experience
                             Providian Portfolio(1)

                           Six Months                  Year Ended December 31,
                         Ended June 30, ----------------------------------------------------------
                              1999         1998        1997        1996        1995        1994
                         -------------- ----------  ----------  ----------  ----------  ----------
                                                        (Dollars in Thousands)
Average Receivables
 Outstanding(2).........   $9,919,820   $9,248,467  $7,654,900  $6,646,608  $4,810,220  $3,567,940
Finance Charge and Fee
 Income(3)..............   $1,165,147   $1,966,404  $1,523,513  $1,233,457  $  975,434  $  743,553
Average Revenue
 Yield(4)(5)............        23.69%       21.26%      19.90%      18.56%      20.28%      20.84%

---------------------
(1) The figures shown for the four years ended December 31, 1997, 1996, 1995 and 1994 do not incorporate information with respect to the Acquired Portfolios.
(2) Average Receivables Outstanding for any period is equal to the average of the Average Daily Balance for each month in such period. The Average Daily Balance for a month is equal to the average of the Receivables outstanding on each day in such month. Receivables outstanding on any day are the sum of Principal Receivables and Finance Charge Receivables on such day.
(3) Finance Charge and Fee Income includes Interchange and is reduced by purchase rebates with respect to certain accounts.
(4) Average Revenue Yield is the result of dividing Finance Charge and Fee Income by Average Receivables Outstanding during the periods indicated.
(5) The percentage for the six months ended June 30, 1999 is an annualized figure.

   Excluding the Acquired Portfolios, the Average Revenue Yield for the Providian Portfolio for the year ended December 31, 1998 and the six months ended June 30, 1999 would have been 22.46% and 24.11%, respectively. Excluding the impact of the Acquired Portfolios, the increase in the Providian Portfolio's Average Revenue Yield for the year ended December 31, 1998 compared to the year ended December 31, 1997 is primarily attributable to higher finance charge yields realized on certain accounts that were repriced in the prior year, combined with increased income from fee-based products and late fees.

Loss and Delinquency Experience

   The following tables set forth the delinquency and loss experience with respect to payments by accountholders on the Providian Portfolio for each of the periods shown. There can be no assurance, however, that the loss and delinquency experience for the Receivables will be similar to the historical experience for the Providian Portfolio set forth below.

                             Delinquency Experience
                             Providian Portfolio(1)

                                                                                      At December 31,
                      At June 30,      ---------------------------------------------------------------------------------------
                         1999                  1998                  1997                  1996                  1995
                 --------------------- --------------------- --------------------- --------------------- ---------------------
                                                                       (Dollars in Thousands)
                 Delinquent Percentage Delinquent Percentage Delinquent Percentage Delinquent Percentage Delinquent Percentage
                   Amount      (2)       Amount      (2)       Amount      (2)       Amount      (2)       Amount      (2)
                 ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
30-59 days......  $146,234     1.41%    $160,600     1.70%    $108,142     1.37%    $127,322     1.63%    $ 81,933     1.45%
60-89 days......    85,502     0.82%      96,092     1.02%      69,228     0.88%      71,890     0.92%      44,170     0.78%
90 days or
 more...........   162,301     1.56%     174,998     1.86%     127,583     1.62%     120,571     1.55%      57,579     1.02%
                  --------     ----     --------     ----     --------     ----     --------     ----     --------     ----
Total...........  $394,037     3.79%    $431,690     4.58%    $304,953     3.87%    $319,783     4.10%    $183,682     3.25%
                  ========     ====     ========     ====     ========     ====     ========     ====     ========     ====
                         1994
                 ---------------------
                 Delinquent Percentage
                   Amount      (2)
                 ---------- ----------
30-59 days......  $ 54,160     1.34%
60-89 days......    29,000     0.72%
90 days or
 more...........    38,278     0.95%
                 ---------- ----------
Total...........  $121,438     3.01%
                 ========== ==========

-------------------
(1) The figures shown for the four years ended December 31, 1997, 1996, 1995 and 1994 do not incorporate information with respect to the Acquired Portfolios.
(2) The percentages are the result of dividing the Delinquent Amount by the aggregate Receivables outstanding at the dates indicated. The aggregate Receivables outstanding at June 30, 1999 and at December 31, 1998, 1997, 1996, 1995 and 1994 were $10,394,821, $9,425,177, $7,891,220, $7,790,346,
     $5,637,675 and $4,040,238, respectively. Receivables outstanding on any day are the sum of Principal Receivables and Finance Charge Receivables on such day.

                                Loss Experience
                             Providian Portfolio(1)

                           Six Months                  Year Ended December 31,
                         Ended June 30, ----------------------------------------------------------
                              1999         1998        1997        1996        1995        1994
                         -------------- ----------  ----------  ----------  ----------  ----------
                                                (Dollars in Thousands)
Average Receivables
 Outstanding(2).........   $9,919,820   $9,248,467  $7,654,900  $6,646,608  $4,810,220  $3,567,940
Gross Charge-offs(3)....      427,793      865,552     608,097     410,614     253,367     197,936
Recoveries..............       49,380       77,086      58,004      44,570      35,555      28,283
Net Charge-offs(4)......      378,413      788,466     550,093     366,044     217,812     169,653
Net Charge-offs as a
 Percentage of Average
 Receivables(5).........         7.69%        8.53%       7.19%       5.51%       4.53%       4.75%

---------------------
(1) The figures shown for the four years ended December 31, 1997, 1996, 1995 and 1994 do not incorporate information with respect to the Acquired Portfolios.
(2) Average Receivables Outstanding for any period is equal to the average of the Average Daily Balance for each month in such period. The Average Daily Balance for a month is equal to the average of the Receivables outstanding on each day in such month. Receivables outstanding on any day are the sum of Principal Receivables and Finance Charge Receivables on such day.
(3) Gross Charge-offs are Receivables charged off as uncollectible in accordance with the Bank's customary practices (excludes reductions due to fraud, returned goods and customer disputes for all periods shown).
(4) Gross Charge-offs less the total amount of recoveries on previously Charged-off Accounts.
(5) The percentage for the six months ended June 30, 1999 is an annualized figure.

   The increase in the delinquency and loss rates for the Providian Portfolio for the year ended December 31, 1998 is due in part to the higher rates of delinquencies and losses associated with the Acquired Portfolios. Excluding the Acquired Portfolios, the total delinquent amount (the amount with respect to payments from accountholders that is 30 days or more past due) as a percentage of the Providian Portfolio at December 31, 1998 and June 30, 1999 would have been 3.88% and 3.34%, respectively, and Net Charge-Offs as a Percentage of Average Receivables in the Providian Portfolio for the year ended December 31, 1998 and the six months ended June 30, 1999 would have been 7.49% and 6.39%, respectively. Excluding the impact of the Acquired Portfolios, the increase in the Providian Portfolio's Net Charge-Offs as a Percentage of Average Receivables for the year ended December 31, 1998 compared to the year ended December 31, 1997 is primarily attributable to seasoning of the accounts in the Providian Portfolio.

   The Bank may, from time to time, remove groups of charged-off receivables from the Trust for transfer to a third party. Any initial cash proceeds received by the Bank from such a disposition of removed charged-off receivables will be treated as recoveries by the Trust with any residual amounts payable to the Bank remaining the property of the Bank. The effect on the Trust will be to accelerate the receipt of recoveries that might otherwise be received by the Trust in future months. This, in turn, will result in a reduction in the aggregate amount of recoveries that the Trust would otherwise have received in future months had the Seller not removed such charged-off receivables from the Trust.

                          COMPOSITION OF THE ACCOUNTS

   The Receivables in the Accounts as of June 30, 1999 included $174,039,799 of Finance Charge Receivables and $7,267,036,572 of Principal Receivables (which amounts include overdue Finance Charge Receivables and overdue Principal Receivables, respectively). As of June 30, 1999, there were 5,449,775 Accounts (including 2,348,492 closed Accounts with a zero balance and 490,300 charged-off Accounts). As of June 30, 1999, the Accounts had an average total Principal Receivables balance of $2,786 (excluding 2,838,792 closed Accounts with a zero balance and charged-off Accounts) and an average credit limit of $7,262 (excluding 2,838,792 closed Accounts with a zero balance and charged-off Accounts). As of June 30, 1999, the average total Principal Receivables balance in the Accounts as a percentage of the average credit limit with respect to the Accounts (excluding 2,838,792 closed Accounts with a zero balance and charged-off Accounts) was approximately 38.36%. As of June 30, 1999, the weighted average age of the Accounts was 42.02 months. The information in this paragraph includes approximately $277,000,000 of Receivables in Accounts added to the Trust after June 30, 1999 and on or prior to the Series Issuance Date. The Accounts were selected from the Providian Portfolio in the manner described in the Prospectus under "The Accounts--General." See "The Accounts" in the Prospectus. The Accounts in the Trust do not currently include the Bank's Visa Classic product. This product is characterized as credit card accounts with lower credit limits designed to serve individuals who have limited access to credit and are underserved by traditional financial institutions.

   The following tables summarize the Accounts by various criteria as of June 30, 1999 and include approximately $277,000,000 of Receivables in Accounts added to the Trust after June 30, 1999 and on or prior to the Series Issuance Date. References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the composition of the Accounts will change in the future, these tables are not necessarily indicative of the future composition of the Accounts.

                   Composition of Accounts by Account Balance
                             (As of June 30, 1999)

                                          Percentage                  Percentage
                                           of Total                    of Total
                              Number of   Number of   Receivables     Receivables
Account Balance               Accounts(1)  Accounts   Outstanding(1)  Outstanding
---------------               ----------  ---------- --------------   -----------
Credit Balance(2)............    53,018       2.03%  $   (7,789,564)     (0.10)%
No Balance(3)................   936,621      35.87%               0       0.00%
$0.01 to $1,499.99...........   534,473      20.47%     264,205,229       3.55%
$1,500.00 to $2,999.99.......   224,432       8.60%     503,439,623       6.77%
$3,000.00 to $4,499.99.......   222,172       8.51%     838,069,289      11.26%
$4,500.00 to $5,999.99.......   217,398       8.33%   1,110,210,804      14.92%
$6,000.00 to $7,499.99.......   112,027       4.29%     752,488,262      10.11%
$7,500.00 to $8,999.99.......    75,037       2.87%     615,056,668       8.27%
$9,000.00 to $10,499.99......    55,969       2.14%     543,563,614       7.30%
$10,500.00 and above.........   179,836       6.89%   2,821,832,446      37.92%
                              ---------     ------   --------------     ------
  Total...................... 2,610,983     100.00%  $7,441,076,371     100.00%
                              =========     ======   ==============     ======

---------------------
(1) Receivables outstanding are the sum of Principal Receivables and Finance Charge Receivables. Does not include 2,348,492 closed Accounts with a zero balance and 490,300 charged-off Accounts. The Receivables of the charged-off Accounts are valued at zero. However, for purposes of realizing recoveries, the Receivables of such Accounts (or, in the event such charged-off receivables are sold to a third party, the initial cash proceeds from such sale) have been assigned to the Trust.
(2) Credit Balances are a result of accountholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts with a credit balance are included, as Receivables may be generated with respect thereto in the future.
(3) Accounts with no balance are included, as Receivables may be generated with respect thereto in the future.

                    Composition of Accounts by Credit Limit
                             (As of June 30, 1999)

                                           Percentage
                                            of Total                  Percentage
                                             Number                    of Total
                               Number of       of      Receivables    Receivables
Credit Limit                   Accounts(1)  Accounts  Outstanding(1)  Outstanding
------------                   ----------  ---------- --------------  -----------
$0.01 to $1,499.99............    19,747       0.76%  $    9,631,010      0.13%
$1,500.00 to $2,999.99........    26,527       1.01%      32,879,983      0.44%
$3,000.00 to $4,499.99........   100,239       3.84%     176,673,880      2.37%
$4,500.00 to $5,999.99........ 1,349,661      51.69%   1,524,578,038     20.49%
$6,000.00 to $7,499.99........   355,267      13.61%     921,299,568     12.38%
$7,500.00 to $8,999.99........   178,255       6.83%     605,070,822      8.13%
$9,000.00 to $10,499.99.......   180,821       6.92%     650,753,045      8.75%
$10,500.00 and above..........   400,466      15.34%   3,520,190,025     47.31%
                               ---------     ------   --------------    ------
  Total....................... 2,610,983     100.00%  $7,441,076,371    100.00%
                               =========     ======   ==============    ======

---------------------
(1) Receivables outstanding are the sum of Principal Receivables and Finance Charge Receivables. Does not include 2,348,492 closed Accounts with a zero balance and 490,300 charged-off Accounts. The Receivables of the charged-off Accounts are valued at zero. However, for purposes of realizing recoveries, the Receivables of such Accounts (or, in the event such charged-off receivables are sold to a third party, the initial cash proceeds from such sale) have been assigned to the Trust.

                   Composition of Accounts by Payment Status
                             (As of June 30, 1999)

                                     Percentage                 Percentage of
                                      of Total                      Total
                          Number of  Number of    Receivables    Receivables
Payment Status           Accounts(1)  Accounts  Outstanding(1)  Outstanding(2)
--------------           ----------  ---------- --------------  --------------
Current (3)............. 2,572,161      98.51%  $7,183,726,147       96.54%
30-59 Days Delinquent...    15,525       0.60%      96,586,753        1.30%
60-89 Days Delinquent...     8,430       0.32%      56,293,557        0.76%
90 Days Delinquent or
 more...................    14,867       0.57%     104,469,914        1.40%
                         ---------     ------   --------------      ------
Total................... 2,610,983     100.00%  $7,441,076,371      100.00%
                         =========     ======   ==============      ======

---------------------
(1) Receivables outstanding are the sum of Principal Receivables and Finance Charge Receivables. Does not include 2,348,492 closed Accounts with a zero balance and 490,300 charged-off Accounts. The Receivables of the charged-off Accounts are valued at zero. However, for purposes of realizing recoveries, the Receivables of such Accounts (or, in the event such charged-off receivables are sold to a third party, the initial cash proceeds from such sale) have been assigned to the Trust.
(2) Receivables outstanding that were delinquent 30 or more days as a percentage of total Receivables outstanding was approximately 3.68% as of September 27, 1999 as compared to 3.46% as of June 30, 1999.
(3) Includes Accounts on which the minimum payment has not been received prior to the second billing date following issuance of the related billing statement.

                     Composition of Accounts by Account Age
                             (As of June 30, 1999)

                                           Percentage                Percentage
                                            of Total                  of Total
                                Number of  Number of   Receivables   Receivables
Account Age                    Accounts(1)  Accounts  Outstanding(1) Outstanding
-----------                    ----------- ---------- -------------- -----------
0 to 6 months old.............    360,642     13.81%  $  805,339,618    10.82%
Over 6 to 12 months...........    316,489     12.12%     759,282,298    10.20%
Over 12 to 24 months..........    560,637     21.47%   1,144,087,653    15.38%
Over 24 to 36 months..........    354,519     13.58%   1,130,044,664    15.19%
Over 36 to 48 months..........    298,838     11.45%   1,117,159,393    15.01%
Over 48 to 60 months..........    276,861     10.60%     991,755,558    13.33%
Over 60 to 72 months..........    121,842      4.67%     372,816,860     5.01%
Over 72 to 84 months..........     66,480      2.55%     210,471,565     2.83%
Over 84 months................    254,675      9.75%     910,118,762    12.23%
                                ---------    ------   --------------   ------
  Total.......................  2,610,983    100.00%  $7,441,076,371   100.00%
                                =========    ======   ==============   ======

---------------------
(1) Receivables outstanding are the sum of Principal Receivables and Finance Charge Receivables. Does not include 2,348,492 closed Accounts with a zero balance and 490,300 charged-off Accounts. The Receivables of the charged-off Accounts are valued at zero. However, for purposes of realizing recoveries, the Receivables of such Accounts (or, in the event such charged-off receivables are sold to a third party, the initial cash proceeds of such sale) have been assigned to the Trust.

             Composition of Accounts by Geographic Distribution(1)
                             (As of June 30, 1999)

                                           Percentage                Percentage
                                            of Total                  of Total
                                Number of  Number of   Receivables   Receivables
State                          Accounts(2)  Accounts  Outstanding(2) Outstanding
-----                          ----------- ---------- -------------- -----------
California....................    339,947     13.02%  $  944,614,682    12.69%
Texas.........................    189,920      7.28%     566,051,703     7.61%
New York......................    183,096      7.01%     488,243,910     6.56%
Florida.......................    148,584      5.69%     398,153,170     5.35%
Illinois......................    112,902      4.32%     321,640,584     4.32%
Pennsylvania..................    113,970      4.37%     302,607,489     4.07%
Ohio..........................    102,940      3.94%     298,625,806     4.01%
North Carolina................     77,180      2.96%     250,538,329     3.37%
Michigan......................     85,049      3.26%     236,337,300     3.17%
Georgia.......................     70,318      2.69%     224,012,459     3.01%
New Jersey....................     87,311      3.34%     220,016,100     2.96%
Indiana.......................     62,442      2.39%     186,470,656     2.51%
Virginia......................     58,195      2.23%     182,337,464     2.45%
Washington....................     60,521      2.32%     176,728,397     2.38%
Massachusetts.................     66,079      2.53%     157,786,730     2.12%
Missouri......................     53,254      2.04%     154,230,325     2.07%
Tennessee.....................     48,349      1.85%     150,328,453     2.02%
All Others (2)(3).............    750,926     28.76%   2,182,352,814    29.33%
                                ---------    ------   --------------   ------
  Total.......................  2,610,983    100.00%  $7,441,076,371   100.00%
                                =========    ======   ==============   ======

---------------------
(1) Determined on the basis of accountholders' telephone area codes.
(2) Receivables outstanding are the sum of Principal Receivables and Finance Charge Receivables. Does not include 2,348,492 closed Accounts with a zero balance and 490,300 charged-off Accounts. The Receivables of the charged-off Accounts are valued at zero. However, for purposes of realizing recoveries, the Receivables of such Accounts (or, in the event such charged-off receivables are sold to a third party, the initial cash proceeds from such sale) have been assigned to the Trust.
(3) No state other than those listed has more than 2.00% of the total Receivables Outstanding, excluding Accounts for which computer records show "unknown" in the state field. There were 51 Accounts for which computer records show "unknown" in the state field.

                                    THE BANK

   As of the Bank's June 30, 1999 Call Report, the Bank had total deposits of approximately $5,401 million, total assets of approximately $8,753 million and total equity of approximately $838 million. See "The Bank" in the Prospectus.

                                USE OF PROCEEDS

   Net proceeds from the sale of the Series 1999-2 Certificates in the amount of the Class A Initial Invested Amount, Class B Initial Invested Amount and the Collateral Invested Amount, less offering expenses, will be paid to the Bank. The Bank will use such proceeds for general corporate purposes.

                               SERIES PROVISIONS

General

   The Series 1999-2 Certificates will be issued pursuant to the Pooling Agreement and a Supplement thereto relating to the Series 1999-2 Certificates (the "Series 1999-2 Supplement"). The "Series 1999-2 Certificates" will consist of four Classes, the 6.60% Class A Asset Backed Certificates, Series 1999-2 (the "Class A Certificates"), the Floating Rate Class B Asset Backed Certificates, Series 1999-2 (the "Class B Certificates"), a Class comprising a collateral interest (the "Collateral Interest") and a Class comprising a Class D interest (the "Class D Interest"). Reference should be made to the Prospectus for additional information concerning the Series 1999-2 Certificates and the Pooling Agreement.

   The interests of holders of beneficial interests in the Class A Certificates (the "Class A Certificateholders") in the Trust Assets (the "Class A Certificateholders' Interest"), the interests of holders of beneficial interests in the Class B Certificates (the "Class B Certificateholders") in the Trust Assets (the "Class B Certificateholders' Interest"), the Collateral Interest and the Class D Interest are sometimes collectively referred to herein as the "Series 1999-2 Certificateholders' Interest". Each of the Class A Certificates and the Class B Certificates offered hereby represents an undivided interest in certain Trust Assets and, in the case of the Class A Certificates, an undivided interest in investments and moneys on deposit in the Principal Funding Account in respect of the Class A Certificates and, in the case of the Class B Certificates, an undivided interest in investments and moneys on deposit in the Principal Funding Account in respect of the Class B Certificates. Each of the Collateral Interest and the Class D Interest is an uncertificated undivided interest in certain assets of the Trust. The providers of the Collateral Interest and the Class D Interest are referred to herein as the "Collateral Interest Holder" and the "Class D Holder", respectively. The Class D Holder will be the Bank.

Interest

   Interest will accrue on the outstanding principal amount of the Class A Certificates at the rate of 6.60% per annum (the "Class A Certificate Rate"). Interest will be distributed to the Class A Certificateholders on November 15, 1999 and each Interest Payment Date thereafter in an amount equal to one-twelfth of the product of the Class A Certificate Rate and the outstanding principal amount of the Class A Certificates as of the preceding Record Date, except that interest distributed on the first Interest Payment Date with respect to the Class A Certificates will be equal to the interest accrued on the outstanding principal amount of the Class A Certificates at the Class A Certificate Rate from the Series Issuance Date, calculated on the basis of a 360-day year of twelve 30-day months. Interest with respect to the Class A Certificates due but not paid on any Interest Payment Date will be due on the next succeeding Interest Payment Date with additional interest on such amount at a rate equal to the Class A Certificate Rate to the extent permitted by law.

   "Interest Payment Date" means the 15th day of each month (or, if any such 15th day is not a business day, the next succeeding business day); and "business day" means any day other than (a) a Saturday or a Sunday or (b) a day on which banks are legally obligated or authorized to close in New York City or any of the cities in New Hampshire or California in which the Bank is headquartered or has affiliated operations centers.

   Interest will accrue on the Class B Invested Amount at the Class B Certificate Rate. Interest will be distributed to the Class B Certificateholders on November 15, 1999 and each Interest Payment Date thereafter in an amount equal to the product of the Class B Certificate Rate, the Class B Invested Amount as of the preceding Record Date and a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360. Interest with respect to the Class B Certificates due but not paid on any Interest Payment Date will be due on the next succeeding Interest Payment Date with additional interest on such amount at a rate equal to the Class B Certificate Rate to the extent permitted by law.

   "Class B Certificate Rate" means a rate per annum equal to LIBOR for one-month United States Dollar deposits, determined as of the related LIBOR Determination Date as described below, plus 0.60%.

   The Servicer will determine LIBOR for each Interest Period as of the second LIBOR business day before the commencement of such Interest Period (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a LIBOR business day is any business day on which dealings in deposits in United States Dollars are transacted in the London interbank market.

   "LIBOR" means, with respect to each day of each Interest Period (or portion thereof), the rate per annum shown on page 3750 of the Dow Jones & Company Telerate screen or any successor page as the rate for United States Dollar deposits for a period of one month as of 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Period; provided, however, that if no such rate is shown, LIBOR will be the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) based on the offered rates for United States Dollar deposits for a period of one month as displayed on page "LIBO" of the Reuters Monitor Money Rates Service or any successor page as of 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Period, it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates; and provided further, that (i) if fewer than two such rates are displayed, LIBOR will be the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) equal to the arithmetic mean of the rates at which deposits in United States Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Period to prime banks in the London interbank market for a period of one month and (ii) if fewer than two such rates are provided as requested, LIBOR will be the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) equal to the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date for such Interest Period to leading European banks for United States Dollar deposits for a period of one month. If fewer than two major banks in New York City are quoting rates for such deposits at such time, the rate for that day will be deemed to be the rate as determined with respect to the preceding Interest Period.

   "Reference Banks" means two or more major banks in the London interbank market selected by the Servicer.

   "Interest Period" means, with respect to any Interest Payment Date, the period from and including the preceding Interest Payment Date to but excluding such Interest Payment Date; provided, however, that the initial Interest Period will commence on and include the Series Issuance Date and end on but exclude the first Interest Payment Date following the Series Issuance Date, which first Interest Payment Date will be November 15, 1999.

   Interest payments on the Class A Certificates and the Class B Certificates on any Interest Payment Date will be funded from Available Finance Charge Collections for the related Monthly Period as described under "--Application of Collections--Payments of Interest, Fees and Other Items". To the extent that Available Finance Charge Collections for such Monthly Period are insufficient to pay interest on the Class A Certificates, Reallocated Principal Collections that would otherwise be allocable to the Class D Invested Amount, the Collateral Invested Amount and the Class B Invested Amount will be used to make such payments. To the extent that Available Finance Charge Collections for such Monthly Period are insufficient to pay interest on the Class B Certificates, Reallocated Class D Principal Collections, Reallocated Collateral Principal Collections and, to the extent that the application thereof to pay interest on the Class B Certificates would not result in a reduction of the Class B Invested Amount, Reallocated Class B Principal Collections, that would otherwise be allocable to the Class D Invested Amount, the Collateral Invested Amount and the Class B Invested Amount, respectively (to the extent such amounts are not needed to pay interest on the Class A Certificates), will be used to make such payments.

   "Available Finance Charge Collections" means, with respect to any Distribution Date, an amount equal to the sum of: (a) the product of the Floating Allocation Percentage and the aggregate amount of collections of Finance Charge Receivables with respect to the related Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the

Pooling Agreement, but excluding any investment earnings constituting Principal Funding Investment Proceeds); (b) the Principal Funding Investment Proceeds, if any, with respect to such Distribution Date; (c) amounts, if any, withdrawn from the Reserve Accounts that are required to be included in Available Finance Charge Collections pursuant to the Series 1999-2 Supplement with respect to such Distribution Date; (d) any Additional Finance Charges from other Series in Group One that are allocated to Series 1999-2 with respect to such Monthly Period; and (e) payments, if any, received with respect to such Distribution Date under any interest rate swap or cap agreement assigned to the Trust for the benefit of the Series 1999-2 Certificateholders.

Principal

   During the revolving period with respect to the Series 1999-2 Certificates (the "Revolving Period") (which begins on September 30, 1999 (the "Series Cut-Off Date") and ends immediately prior to the commencement of the Class A Accumulation Period or, if earlier, the Early Amortization Period), no principal payments will be made to Class A Certificateholders or Class B Certificateholders. On each Distribution Date with respect to the Class A Accumulation Period, principal will be deposited in the Principal Funding Account in an amount up to the Class A Controlled Deposit Amount with respect to such Distribution Date and amounts on deposit therein will be distributed to the Class A Certificateholders on the Class A Expected Final Payment Date. If the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date, then on each Distribution Date with respect to the Class B Accumulation Period, principal will be deposited in the Principal Funding Account in an amount up to the Class B Controlled Deposit Amount with respect to such Distribution Date and amounts on deposit therein will be distributed to the Class B Certificateholders on the Class B Expected Final Payment Date. If the Class A Invested Amount is not paid in full on the Class A Expected Final Payment Date or the Class B Invested Amount is not paid in full on the Class B Expected Final Payment Date, a Pay Out Event will occur and an Early Amortization Period will commence. During the Early Amortization Period, principal will be paid to the Class A Certificateholders monthly on each Special Payment Date until the Class A Invested Amount is paid in full and then to the Class B Certificateholders until the Class B Invested Amount is paid in full or, in either case, until the Series Termination Date occurs. If a Pay Out Event occurs with respect to the Series 1999-2 Certificates during the Class A Accumulation Period or the Class B Accumulation Period, any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders or the Class B Certificateholders, as the case may be, on the first Special Payment Date. See "--Application of Collections--Payments of Principal" and "-- Pay Out Events" herein and "Description of the Certificates--Pay Out Events" in the Prospectus for a discussion of events that might lead to the commencement of an Early Amortization Period.

   The accumulation period with respect to the Class A Certificates (the "Class A Accumulation Period") is scheduled to commence at the close of business on August 31, 2000. However, the Servicer may elect to postpone the commencement of the Class A Accumulation Period and extend the length of the Revolving Period, subject to the conditions set forth below. The Servicer may make such election only if the Class A Accumulation Period Length (determined as described below) is less than twenty-four months and if no Pay Out Event has occurred and is continuing with respect to any other Series. On each Determination Date during the Revolving Period, the Servicer will determine the "Class A Accumulation Period Length", which is the number of months expected to be required fully to fund the Class A Initial Invested Amount no later than the Class A Expected Final Payment Date, based on (a) the expected monthly collections of Principal Receivables allocated to all outstanding Series (other than certain variable funding Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to the Certificateholders of all outstanding Series (excluding any variable funding Series) that are not expected to be in their respective revolving periods during the Class A Accumulation Period. If the Class A Accumulation Period Length is less than twenty-four months, the Servicer may, at its option, postpone the commencement of the Class A Accumulation Period such that the number of months included in the Class A Accumulation Period will be equal to or exceed the Class A Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Class A Accumulation Period based on the invested amounts of certain other Series which are expected to be in their revolving periods during the Class A Accumulation Period or on increases in the principal payment rate occurring after the Series Issuance Date. The length of the Class A Accumulation Period will not be less than one month. If the commencement of the Class A Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event with respect to Series 1999-2 occurs after the date originally scheduled as the commencement of the Class A Accumulation Period or a Pay Out Event occurs with respect to any other Series, then it is probable that the Class A Certificateholders, and consequently the Class B Certificateholders, would receive some of their principal later than if the Class A Accumulation Period had not been delayed.

   Unless a Pay Out Event occurs, the accumulation period with respect to the Class B Certificates (the "Class B Accumulation Period") will commence at the close of business on the last business day of the Monthly Period immediately preceding the Class A Expected Final Payment Date.

Allocation Percentages

   Pursuant to the Pooling Agreement, for each day during each Monthly Period, the Servicer will allocate between the Series 1999-2 Certificateholders' Interest, the Seller's Interest and the Certificateholders' Interests of the other Series issued and outstanding from time to time all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to such Monthly Period. Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated at all times to the Series 1999-2 Certificateholders' Interest based on the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the sum of the total amount of Principal Receivables in the Trust and the amount on deposit in the Special Funding Account as of the last day of such immediately preceding Monthly Period; provided, however, that for the first Monthly Period, the numerator will be the Initial Invested Amount for the period from and including the Series Issuance Date through and including the last day of such first Monthly Period and the denominator will be the sum of the Principal Receivables in the Trust and the amount on deposit in the Special Funding Account as of the Series Cut-Off Date (the "Floating Allocation Percentage"). Collections of Principal Receivables with respect to each day during any Monthly Period at all times will be allocated to the Series 1999-2 Certificateholders' Interest based on the percentage equivalent of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the preceding Monthly Period and (b) during the Class A Accumulation Period, the Class B Accumulation Period or the Early Amortization Period, the Invested Amount as of the last day of the Revolving Period and the denominator of which is the greater of (i) the sum of the Principal Receivables in the Trust and the amount on deposit in the Special Funding Account as of the last day of the preceding Monthly Period and (ii) the sum of the numerators used to calculate the allocation percentages with respect to collections of Principal Receivables for all Series outstanding as of the date of determination (the "Principal Allocation Percentage").

   "Adjusted Invested Amount" means, when used with respect to any date of determination, an amount equal to the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount, the Collateral Invested Amount and the Class D Invested Amount.

   "Class A Adjusted Invested Amount" means, when used with respect to any date of determination, an amount equal to the excess, if any, of the Class A Invested Amount over the amount, if any, on deposit in the Principal Funding Account with respect to the Class A Certificates on such date.

   "Class B Adjusted Invested Amount" means, when used with respect to any date of determination, an amount equal to the excess, if any, of the Class B Invested Amount over the amount, if any, on deposit in the Principal Funding Account with respect to the Class B Certificates on such date.

   "Class A Invested Amount" means, when used with respect to any date of determination, an amount equal to (a) the Class A Initial Invested Amount, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Charge-Offs over the aggregate amount of Class A Charge-Offs reimbursed as described under "--Application of Collections-- Payments of Interest, Fees and Other Items" prior to such date; provided, however, that the Class A Invested Amount will not be reduced below zero. "Class A Initial Invested Amount" means $500,000,000.

   "Class B Invested Amount" means, when used with respect to any date of determination, an amount equal to (a) the Class B Initial Invested Amount, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount by which the Class B Invested Amount has been reduced in respect of the application of Reallocated Class B Principal Collections on all prior Distribution Dates as described under "--Application of Collections--Payments of Interest, Fees and Other Items", minus (d) the aggregate amount of Class B Charge-Offs prior to such date, plus (e) the aggregate amount of Available Finance Charge Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) as described under "--Application of Collections--Payments of Interest, Fees and Other Items"; provided, however, that the Class B Invested Amount will not be reduced below zero. "Class B Initial Invested Amount" means $56,250,000.

   "Collateral Invested Amount" means, when used with respect to any date of determination, an amount equal to (a) the Collateral Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount by which the Collateral Invested Amount has been reduced in respect of the application of Reallocated Class B Principal Collections and Reallocated Collateral Principal Collections on all prior Distribution Dates as described under "--Application of Collections--Payments of Interest, Fees and Other Items", minus (d) the aggregate amount by which the Collateral Invested Amount has been reduced on all prior Distribution Dates as described under "--Defaulted Amounts; Charge-Offs", plus (e) the aggregate amount of Available Finance Charge Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) as described under "-- Application of Collections--Payments of Interest, Fees and Other Items"; provided, however, that the Collateral Invested Amount will not be reduced below zero. "Collateral Initial Invested Amount" means $50,000,000.

   "Class D Invested Amount" means, when used with respect to any date of determination, an amount equal to (a) the Class D Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Class D Holder prior to such date, minus (c) the aggregate amount by which the Class D Invested Amount has been reduced in respect of the application of Reallocated Principal Collections on all prior Distribution Dates as described under "-- Application of Collections--Payments of Interest, Fees and Other Items", minus
(d) the aggregate amount by which the Class D Invested Amount has been reduced on all prior Distribution Dates as described under "--Defaulted Amounts; Charge-Offs", plus (e) the aggregate amount of Available Finance Charge Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) as described under "--Application of Collections--Payments of Interest, Fees and Other Items"; provided, however, that the Class D Invested Amount will not be reduced below zero. "Class D Initial Invested Amount" means $18,750,000.

   "Invested Amount" means, with respect to any date of determination, an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount, the Collateral Invested Amount and the Class D Invested Amount. "Initial Invested Amount" means $625,000,000.

Application of Collections

   Payments of Interest, Fees and Other Items. On each Distribution Date, the Servicer will apply (if the Bank is the Servicer and the Collection Account is maintained with the Bank) or will cause the Trustee to apply Available Finance Charge Collections and Reallocated Principal Collections on deposit in the Collection Account with respect to such Distribution Date to make the following distributions:

   (a) On each Distribution Date, Available Finance Charge Collections with respect to such Distribution Date will be distributed in the following priority:

     (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not distributed to Class A Certificateholders on any prior Distribution Date, plus the amount of any Class A Additional Interest for such Distribution Date and any

  Class A Additional Interest previously due but not distributed to Class A Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Certificateholders;

     (ii) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not distributed to Class B Certificateholders on any prior Distribution Date, plus the amount of any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not distributed to Class B Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class B Certificateholders;

     (iii) an amount equal to the Monthly Investor Servicing Fee for such Distribution Date, plus the amount of any Monthly Investor Servicing Fee previously due but not distributed to the Servicer on any prior Distribution Date, will be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account in accordance with the Pooling Agreement);

     (iv) an amount equal to the Class A Defaulted Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date;

     (v) an amount equal to the aggregate amount of Class A Charge-Offs that have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date;

     (vi) an amount equal to accrued and unpaid interest (including any interest on amounts due but not paid pursuant to this paragraph on a prior Distribution Date) at the Class B Certificate Rate on the excess, if any, of the outstanding principal amount of the Class B Certificates over the Class B Invested Amount will be distributed to the Paying Agent for payment to the Class B Certificateholders;

     (vii) an amount equal to the Class B Defaulted Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date;

     (viii) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of "Class B Invested Amount" above (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) will be treated as a portion of Available Principal Collections with respect to such Distribution Date;

     (ix) an amount equal to Collateral Monthly Interest for such Distribution Date, plus the amount of any Collateral Monthly Interest previously due but not paid to the Collateral Interest Holder on any prior Distribution Date (and interest thereon), will be paid to the Collateral Interest Holder for application in accordance with the Collateral Agreement;

     (x) an amount equal to the Collateral Defaulted Amount for such Distribution Date will be treated as a portion of Available Principal Collections with respect to such Distribution Date;

     (xi) on each Distribution Date from and after the Class A Reserve Account Funding Date, but prior to the date on which the Class A Reserve Account terminates pursuant to the Series 1999-2 Supplement, an amount up to the excess, if any, of the Class A Required Reserve Account Amount over the Class A Available Reserve Account Amount will be deposited into the Class A Reserve Account;

     (xii) on each Distribution Date from and after the Class B Reserve Account Funding Date, but prior to the date on which the Class B Reserve Account terminates pursuant to the Series 1999-2 Supplement, an amount up to the excess, if any, of the Class B Required Reserve Account Amount over the Class B Available Reserve Account Amount will be deposited into the Class B Reserve Account;

     (xiii) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of "Collateral Invested Amount" above (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) will be treated as a portion of Available Principal Collections with respect to such Distribution Date;

     (xiv) an amount equal to the Class D Defaulted Amount for such Distribution Date will be treated as a portion of Available Principal Collections with respect to such Distribution Date;

     (xv) an amount equal to the aggregate amount by which the Class D Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of "Class D Invested Amount" above (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) will be treated as a portion of Available Principal Collections with respect to such Distribution Date;

     (xvi) an amount equal to the aggregate of any other amounts then due to the Collateral Interest Holder pursuant to the Collateral Agreement (to the extent such amounts are payable pursuant to the Collateral Agreement out of Available Non-Principal Funds (as defined in the Collateral Agreement)) will be distributed to the Collateral Interest Holder for application in accordance with the Collateral Agreement; and

     (xvii) the balance, if any, will constitute Additional Finance Charges for such Distribution Date and will be available for allocation to other Series in Group One or to or at the direction of the Bank as described under "--Sharing of Additional Finance Charges."

   "Class A Additional Interest" means, with respect to any Distribution Date and the concurrent Interest Payment Date, if the Class A Interest Shortfall with respect to the preceding Interest Payment Date is greater than zero, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) such Class A Interest Shortfall.

   "Class A Defaulted Amount" means, with respect to any Distribution Date, an amount equal to the product of (i) the Defaulted Amount for the related Monthly Period multiplied by the Floating Allocation Percentage for such Monthly Period and (ii) the Class A Percentage for such Monthly Period.

   "Class A Interest Shortfall" means, with respect to any Interest Payment Date, the excess, if any, of the Class A Monthly Interest for such Interest Payment Date over the aggregate amount of funds allocated and available to pay such Class A Monthly Interest on such Interest Payment Date.

   "Class A Monthly Interest" means, with respect to any Interest Payment Date, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal amount of the Class A Certificates as of the immediately preceding Record Date except that, with respect to the first Interest Payment Date, Class A Monthly Interest means interest accrued on the outstanding principal amount of the Class A Certificates at the Class A Certificate Rate from the Series Issuance Date to but excluding the first Interest Payment Date, calculated on the basis of a 360-day year of twelve 30-day months.

   "Class A Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Class A Adjusted Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date) and the denominator of which is the Adjusted Invested Amount as of the last day of such immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date).

   "Class B Additional Interest" means, with respect to any Distribution Date and the concurrent Interest Payment Date, if the Class B Interest Shortfall with respect to the preceding Interest Payment Date is greater than zero, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the Class B Certificate Rate and (iii) such Class B Interest Shortfall.

   "Class B Defaulted Amount" means, with respect to any Distribution Date, an amount equal to the product of (i) the Defaulted Amount for the related Monthly Period multiplied by the Floating Allocation Percentage for such Monthly Period and (ii) the Class B Percentage for such Monthly Period.

   "Class B Interest Shortfall" means, with respect to any Interest Payment Date, the excess, if any, of the Class B Monthly Interest for such Interest Payment Date over the aggregate amount of funds allocated and available to pay such Class B Monthly Interest on such Interest Payment Date.

   "Class B Monthly Interest" means, with respect to any Interest Payment Date, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the Class B Certificate Rate and (iii) the Class B Invested Amount as of the immediately preceding Record Date.

   "Class B Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Class B Adjusted Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date) and the denominator of which is the Adjusted Invested Amount as of the last day of such immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date).

   "Class D Defaulted Amount" means, with respect to each Distribution Date, an amount equal to the product of (i) the Defaulted Amount for the related Monthly Period multiplied by the Floating Allocation Percentage for such Monthly Period and (ii) the Class D Percentage for such Monthly Period.

   "Class D Percentage" means, with respect to any Monthly Period, 100% minus the sum of the Class A Percentage, the Class B Percentage and the Collateral Percentage.

   "Collateral Agreement" means the agreement between the Bank, the Servicer and the Trustee, relating to the Collateral Interest, as amended, supplemented or modified from time to time.

   "Collateral Defaulted Amount" means, with respect to each Distribution Date, an amount equal to the product of (i) the Defaulted Amount for the related Monthly Period multiplied by the Floating Allocation Percentage for such Monthly Period and (ii) the Collateral Percentage for such Monthly Period.

   "Collateral Monthly Interest" means, with respect to any Distribution Date, the product of (i) LIBOR, determinated as of the related LIBOR Determination Date, plus 1.50%, or such lesser rate as may be designated as the "Collateral Interest Rate" in the Collateral Agreement, (ii) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, and (iii) the outstanding principal amount of the Collateral Interest as of the last business day of the preceding Monthly Period.

   "Collateral Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date) and the denominator of which is the Adjusted Invested Amount as of the last day of such immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Series Issuance Date).

   "Series Issuance Date" means October 7, 1999.

   (b) On each Distribution Date, if Available Finance Charge Collections are less than the sum of (i) current and overdue Class A Monthly Interest and any Class A Additional Interest, (ii) current and overdue Class B Monthly Interest and any Class B Additional Interest, (iii) current and overdue Monthly Investor Servicing Fees, (iv) the Class A Defaulted Amount, (v) the Class B Defaulted Amount, (vi) current and overdue Collateral Monthly Interest (and interest on overdue Collateral Monthly Interest) and (vii) the Collateral Defaulted Amount as of, in each case, such Distribution Date (such deficiency, the "Required Amount"), Reallocated Class D Principal Collections for the related Monthly Period will be distributed to fund any deficiency pursuant to paragraphs
(a)(i), (a)(ii), (a)(iii), (a)(iv), (a)(vii), (a)(ix) and (a)(x) under "--
Payments of Interest, Fees and Other Items", in the priority set forth in such paragraphs, and the Class D Invested Amount (after giving effect to reductions in the Class D Invested Amount on such Distribution Date as described in the first paragraph under "--Defaulted Amounts; Charge-Offs" in respect of the amount by which the Class D Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Class D Defaulted Amount) will be reduced by the amount of Reallocated Class D Principal Collections so distributed;

   (c) On each Distribution Date, following the application of Available Finance Charge Collections as described above and the application of Reallocated Class D Principal Collections on such Distribution Date to fund the Required Amount, if any, as described in the immediately preceding paragraph, Reallocated Collateral Principal Collections for the related Monthly Period will be distributed to fund any deficiency pursuant to paragraphs (a)(i), (a)(ii), (a)(iii), (a)(iv), (a)(vii) and (a)(ix) (but only to the extent that any application of Reallocated Collateral Principal Collections to the amount described in paragraph (a)(ix) would not result in a reduction of the Collateral Invested Amount) above, in the priority set forth in such paragraphs, and the Class D Invested Amount (after giving effect to reductions in the Class D Invested Amount on such Distribution Date (i) as described in paragraph (b) above in respect of the application of the Reallocated Class D Principal Collections and (ii) as described in the first paragraph under "--Defaulted Amounts; Charge-Offs" in respect of the amount by which the Class D Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Class D Defaulted Amount) will be reduced by the amount of Reallocated Collateral Principal Collections so distributed. If such reduction would cause the Class D Invested Amount to be reduced below zero, the Class D Invested Amount will be reduced to zero and the Collateral Invested Amount (after giving effect to reductions in the Collateral Invested Amount on such Distribution Date as described in the first paragraph under "--Defaulted Amounts; Charge-Offs" in respect of the amount by which the Collateral Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Collateral Defaulted Amount) will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero; and

   (d) On each Distribution Date, following the application of Available Finance Charge Collections as described above and the application of Reallocated Class D Principal Collections and Reallocated Collateral Principal Collections for the related Monthly Period as described in the two immediately preceding paragraphs, Reallocated Class B Principal Collections will be distributed to fund any deficiency pursuant to paragraphs (a)(i), (a)(ii) (but only to the extent that any application of Reallocated Class B Principal Collections to the amount described in paragraph (a)(ii) would not result in a reduction of the Class B Invested Amount), (a)(iii) and (a)(iv) above, in the priority set forth in such paragraphs, and the Class D Invested Amount (after giving effect to reductions in the Class D Invested Amount on such Distribution Date (i) as described in paragraph (b) above in respect of the application of the Reallocated Class D Principal Collections, (ii) as described in paragraph
(c) above in respect of the application of the Reallocated Collateral Principal Collection and (iii) as described in the first paragraph under "--Defaulted Amounts; Charge-Offs" in respect of the amount by which the Class D Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Class D Defaulted Amount) will be reduced by the amount of Reallocated Class B Principal Collections so distributed. If such reduction would cause the Class D Invested Amount to be reduced below zero, the Class D Invested Amount will be reduced to zero and the Collateral Invested Amount (after giving effect to reductions in the Collateral Invested Amount on such Distribution Date (i) as described in paragraph (c) above in respect of the application of the Reallocated Collateral Principal Collections and (ii) as described in the first paragraph under "--Defaulted Amounts; Charge-Offs" in respect of the amount by which the Collateral Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Collateral Defaulted Amount) will be reduced by the amount so distributed. If such reduction would cause the Collateral Invested Amount to be reduced below zero, the Collateral Invested Amount will be reduced to zero and the Class B Invested Amount (after giving effect to reductions in the Class B Invested Amount on such Distribution Date as described in the third paragraph under "--Defaulted Amounts; Charge-Offs" in respect of the amount by which the Class B Defaulted Amount exceeded the amount of Available Finance Charge Collections, Reallocated Class D Principal Collections and Reallocated Collateral Principal Collections available to fund the Class B Defaulted Amount) will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero.

   "Reallocated Class B Principal Collections" means, with respect to any Monthly Period, the lesser of (i) an amount equal to the excess, if any, of the full amount required to be paid pursuant to paragraphs (a)(i), (a)(ii) (but only to the extent that any application of Reallocated Class B Principal Collections to the amount described in paragraph (a)(ii) would not result in a reduction of the Class B Invested Amount), (a)(iii) and (a)(iv) above over Available Finance Charge Collections, Reallocated Collateral Principal Collections and Reallocated Class D Principal Collections applied with respect thereto for such Monthly Period and (ii) the sum for each day of the related Monthly Period of the product obtained by multiplying (A) the Principal Allocation Percentage with respect to such day, (B) the amount of such day's collections of Principal Receivables and (C) the Class B Percentage as of the last day of the immediately preceding Monthly Period.

   "Reallocated Class D Principal Collections" means, with respect to any Monthly Period, the lesser of (i) the Required Amount and (ii) the sum for each day of the related Monthly Period of the product obtained by multiplying (A) the Principal Allocation Percentage with respect to such day, (B) the amount of such day's collections of Principal Receivables and (C) the Class D Percentage as of the last day of the immediately preceding Monthly Period.

   "Reallocated Collateral Principal Collections" means, with respect to any Monthly Period, the lesser of (i) an amount equal to the excess, if any, of the full amount required to be paid pursuant to paragraphs (a)(i), (a)(ii),
(a)(iii), (a)(iv), (a)(vii) and (a)(ix) (but only to the extent that any application of Reallocated Collateral Principal Collections to the amount described in paragraph (a)(ix) would not result in a reduction of the Collateral Invested Amount) above over Available Finance Charge Collections and Reallocated Class D Principal Collections applied with respect thereto for such Monthly Period and (ii) the sum for each day of the related Monthly Period of the product obtained by multiplying (A) the Principal Allocation Percentage with respect to such day, (B) the amount of such day's collections of Principal Receivables and (C) the Collateral Percentage as of the last day of the immediately preceding Monthly Period.

   "Reallocated Principal Collections" means, with respect to any Monthly Period, the sum of (i) Reallocated Class B Principal Collections with respect to such Monthly Period, (ii) Reallocated Collateral Principal Collections with respect to such Monthly Period and (iii) Reallocated Class D Principal Collections with respect to such Monthly Period.

   Payments of Principal. On each Distribution Date, the Servicer will apply (if the Bank is the Servicer and the Collection Account is maintained with the Bank) or will cause the Trustee to apply Available Principal Collections then on deposit in the Collection Account to make the following distributions:

     (a) On each Distribution Date during the Revolving Period, an amount equal to the Available Principal Collections deposited in the Collection Account for the related Monthly Period will be distributed in the following priority:

       (i) an amount equal to Collateral Monthly Principal, if any, for such Distribution Date will be distributed to the Collateral Interest Holder for application in accordance with the Collateral Agreement; and

       (ii) the balance, if any, of Available Principal Collections then on deposit in the Collection Account will be treated as Shared Principal Collections and applied in accordance with the Pooling Agreement.

     (b) On each Distribution Date during the period beginning on the earlier to occur of (w) the first Distribution Date with respect to the Class A Accumulation Period and (x) the first Special Payment Date and ending on the earlier to occur of (y) the date on which the Invested Amount has been paid in full to the Series 1999-2 Certificateholders and (z) the Series Termination Date, an amount equal to the Available Principal Collections deposited in the Collection Account for the related Monthly Period will be distributed in the following priority:

       (i) an amount equal to Class A Monthly Principal for such Distribution Date will be deposited in the Principal Funding Account, and on the Class A Expected Final Payment Date and each Special Payment Date such amounts will be paid to Class A Certificateholders;

       (ii) an amount equal to Class B Monthly Principal for such Distribution Date will be deposited in the Principal Funding Account, and on the Class B Expected Final Payment Date and each Special Payment Date such amounts will be paid to Class B Certificateholders;

       (iii) an amount equal to the Collateral Monthly Principal, if any, for such Distribution Date will be distributed to the Collateral Interest Holder for application in accordance with the Collateral Agreement;

       (iv) an amount equal to the Class D Monthly Principal, if any, for such Distribution Date will be distributed to the Class D Interest Holder; and

       (v) the balance, if any, of Available Principal Collections then on deposit in the Collection Account will be treated as Shared Principal Collections and applied in accordance with the Pooling Agreement.

   "Available Principal Collections" means, with respect to any Distribution Date, an amount equal to (i) the sum of (x) an aggregate amount equal to the sum for each day in the related Monthly Period of the product of the Principal Allocation Percentage with respect to such day and the amount of such day's collections of Principal Receivables, (y) any Shared Principal Collections with respect to other Series that are allocated to Series 1999-2 with respect to such Monthly Period and (z) any other amounts treated as Available Principal Collections pursuant to the Series 1999-2 Supplement with respect to such Distribution Date, minus (ii) Reallocated Principal Collections with respect to such Monthly Period.

   "Class A Controlled Accumulation Amount" means, for any Distribution Date with respect to the Class A Accumulation Period, $20,833,333.34; provided, however, that if the Servicer elects to postpone the commencement of the Class A Accumulation Period as described above under "--Principal", the Class A Controlled Accumulation Amount for each Distribution Date with respect to the Class A Accumulation Period will be an amount determined by the Servicer such that the sum of the Class A Controlled Accumulation Amounts for all such Distribution Dates will not be less than the Class A Initial Invested Amount.

   "Class A Controlled Deposit Amount" means, for any Distribution Date with respect to the Class A Accumulation Period, an amount equal to the sum of the Class A Controlled Accumulation Amount for such Distribution Date and any Class A Deficit Controlled Accumulation Amount for the preceding Distribution Date.

   "Class A Deficit Controlled Accumulation Amount" means, (i) on the first Distribution Date with respect to the Class A Accumulation Period, the excess, if any, of the Class A Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account as Class A Monthly Principal for such Distribution Date and (ii) on each subsequent Distribution Date with respect to the Class A Accumulation Period, the excess, if any, of the Class A Controlled Accumulation Amount for such subsequent Distribution Date and any Class A Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount deposited in the Principal Funding Account as Class A Monthly Principal on such subsequent Distribution Date.

   "Class A Monthly Principal" means, beginning with the first to occur of (i) the first Special Payment Date, if any, and (ii) the first Distribution Date with respect to the Class A Accumulation Period, an amount equal to the least of (x) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (y) for each Distribution Date with respect to the Class A Accumulation Period, the Class A Controlled Deposit Amount for such Distribution Date and (z) the Class A Adjusted Invested Amount on such Distribution Date.

   "Class B Controlled Accumulation Amount" means, for any Distribution Date with respect to the Class B Accumulation Period, $28,125,000, or such other amount as the Servicer may determine upon written notice to the Trustee prior to the commencement of the Class B Accumulation Period; provided, however, that the Class B Controlled Accumulation Amount for each Distribution Date with respect to the Class B Accumulation Period will be an amount determined by the Servicer such that the sum of the Class B Controlled Accumulation Amounts for all such Distribution Dates will not be less than the Class B Initial Invested Amount.

   "Class B Controlled Deposit Amount" means, for any Distribution Date with respect to the Class B Accumulation Period, an amount equal to the sum of the Class B Controlled Accumulation Amount for such Distribution Date and any Class B Deficit Controlled Accumulation Amount for the preceding Distribution Date.

   "Class B Deficit Controlled Accumulation Amount" means, (i) on the first Distribution Date with respect to the Class B Accumulation Period, the excess, if any, of the Class B Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account as Class B Monthly Principal for such Distribution Date and (ii) on each subsequent Distribution Date with respect to the Class B Accumulation Period, the excess, if any, of the Class B Controlled Accumulation Amount for such subsequent Distribution Date and any Class B Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount deposited in the Principal Funding Account as Class B Monthly Principal on such subsequent Distribution Date.

   "Class B Monthly Principal" means, beginning with the Class B Principal Commencement Date, an amount equal to the least of (x) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date (less the portion of Available Principal Collections applied to Class A Monthly Principal on such Distribution Date), (y) for each Distribution Date with respect to the Class B Accumulation Period, the Class B Controlled Deposit Amount for such Distribution Date and (z) the Class B Adjusted Invested Amount on such Distribution Date.

   "Class B Principal Commencement Date" means (a) if the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date and the Early Amortization Period has not commenced, the Distribution Date following the Class A Expected Final Payment Date and (b) otherwise, the Distribution Date on which the Class A Invested Amount is paid in full.

   "Class D Monthly Principal" means for any Distribution Date beginning with the Distribution Date on which the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount are paid in full, an amount equal to the lesser of (x) Available Principal Collections (minus the portion of Available Principal Collections applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on such Distribution Date) and (y) the Class D Invested Amount for such Distribution Date.

   "Collateral Monthly Principal" means (i) for any Distribution Date prior to the Distribution Date on which the Class A Invested Amount and the Class B Invested Amount are paid in full, an amount equal to the lesser of (x) Available Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date and (y) the excess, if any, of the Collateral Invested Amount over the Required Collateral Invested Amount (after giving effect to any adjustments made to the Required Collateral Invested Amount on such Distribution Date) and (ii) for any remaining Distribution Date beginning with the Distribution Date on which the Class A Invested Amount and the Class B Invested Amount are paid in full, an amount equal to the lesser of (x) Available Principal Collections (minus the portion of Available Principal Collections applied to Class A Monthly Principal or Class B Monthly Principal on such Distribution Date) and (y) the Collateral Invested Amount for such Distribution Date.

   "Required Collateral Invested Amount" means the excess, if any, of (i) the Required Enhancement Amount over (ii) the Required Class D Invested Amount.

   "Required Enhancement Amount" means, with respect to any Distribution Date
(i) 11.00% of the Initial Invested Amount or (ii) with the consent of the Collateral Interest Holder, 11.00% of the Adjusted Invested Amount on such Distribution Date after taking into account any adjustments to the Adjusted Invested Amount on such Distribution Date, but not less than $18,750,000; provided, however, that (x) in the case of clause (ii), if a Pay Out Event with respect to Series 1999-2 has occurred, the Required Enhancement Amount will thereafter equal the Required Enhancement Amount for the Distribution Date immediately preceding such Pay Out Event and (y) the Required Enhancement Amount may be reduced at the Bank's option at any time, subject to the approval of each Rating Agency that has rated the Class A Certificates and the Class B Certificates and subject to certain requirements to notify the Servicer and the Trustee and obtain the consent of the Collateral Interest Holder.

   "Required Class D Invested Amount" means $18,750,000.

   The Series 1999-2 Supplement may be amended by the Bank to reduce the Required Class D Invested Amount or the Required Collateral Invested Amount provided that the Required Enhancement Amount is not reduced. Any such amendment to the Series 1999-2 Supplement will not require the consent of the Class A Certificateholders or the Class B Certificateholders but will be subject to the approval of each Rating Agency that has rated the Class A Certificates or the Class B Certificates and the consent of the Collateral Interest Holder.

Sharing of Additional Finance Charges

   Upon the issuance of the Series 1999-2 Certificates, nine Series issued by the Trust will be outstanding as of the Series Issuance Date and will be included in a group of Series designated as "Group One". Group One is expected to include additional Series issued from time to time. Subject to certain limitations described under "Description of the Certificates--Sharing of Additional Finance Charges" in the Prospectus, Additional Finance Charges, if any, with respect to any Series included in Group One will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series in Group One, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in Group One. See "Description of the Certificates--Sharing of Additional Finance Charges" in the Prospectus.

Principal Funding Account

   The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Class A Certificateholders and the Class B Certificateholders (the "Principal Funding Account"). Principal will be deposited in the Principal Funding Account on each Distribution Date with respect to the Class A Accumulation Period, for the Class A Certificates, and with respect to the Class B Accumulation Period, for the Class B Certificates, as described above under "Application of Collections--Payments of Principal". All amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") with respect to any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made before or on such Distribution Date) will be invested to the business day immediately preceding the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments.

   On each Distribution Date with respect to the Class A Accumulation Period and the Class B Accumulation Period and on the first Special Payment Date, the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be included in Available Finance Charge Collections as described above under "--Interest". If such investments for any Distribution Date with respect to the Class A Accumulation Period or the first Special Payment Date (on or prior to the Class A Expected Final Payment Date) yield less than the Class A Certificate Rate for the related Interest Period, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Class A Covered Amount for such Distribution Date. It is intended that any such shortfall will be funded from Available Finance Charge Collections available therefor (including, if necessary, a withdrawal from the Class A Reserve Account) or from Reallocated Principal Collections, as described above under "--Application of Collections--Payments of Interest, Fees and Other Items". Additionally, if such investments for any Distribution Date with respect to the Class B Accumulation Period or the first Special Payment Date (after the Class A Expected Final Payment Date) yield less than the Class B Certificate Rate for the related Interest Period, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Class B Covered Amount for such Distribution Date. It is intended that any such shortfall will be funded from Available Finance Charge Collections available therefor (including, if necessary, a withdrawal from the Class B Reserve Account), Reallocated Class D Principal Collections, Reallocated Collateral Principal Collections or, to the extent the application thereof to pay interest on the Class B Certificates would not result in a reduction of the Class B Invested Amount, Reallocated Class B Principal Collections, as described above under "--Application of Collections--Payments of Interest, Fees and Other Items". Such available amounts at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall.

   The Principal Funding Account Balance, if any, in respect of the Class A Certificates will be distributed to Class A Certificateholders on the Class A Expected Final Payment Date or, if earlier, the first Special Payment Date and the Principal Funding Account Balance, if any, in respect of the Class B Certificates will be distributed to Class B Certificateholders on the Class B Expected Final Payment Date or, if earlier, the first Special Payment Date (after the Class A Expected Final Payment Date), in each case as described under "--Distributions".

Reserve Accounts

   The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Class A Certificateholders (the "Class A Reserve Account") and an Eligible Deposit Account for the benefit of the Class B Certificateholders (the "Class B Reserve Account", and together with the Class A Reserve Account, the "Reserve Accounts").

   On each Distribution Date from and after the Class A Reserve Account Funding Date, but prior to the termination of the Class A Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Available Finance Charge Collections (to the extent described above under "--Application of Collections--Payments of Interest, Fees and Other Items") to increase the amount on deposit in the Class A Reserve Account (to the extent such amount is less than the Class A Required Reserve Account Amount). The "Class A Reserve Account Funding Date" will be the third Distribution Date prior to the first Distribution Date with respect to the Class A Accumulation Period (as it may have been postponed at the election of the Servicer as described under "-- Principal").

   The "Class A Required Reserve Account Amount" for any Distribution Date after the Class A Reserve Account Funding Date will be equal to the product of 0.50% and the Class A Initial Invested Amount. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Class A Reserve Account on such Distribution Date, the Trustee will withdraw from the Class A Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Class A Reserve Account over the Class A Required Reserve Account Amount and will distribute such excess to or at the direction of the Bank.

   Provided that the Class A Reserve Account has not been terminated as described below, all amounts on deposit in the Class A Reserve Account with respect to any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Class A Reserve Account to be made on such Distribution
Date) will be invested to the business day immediately preceding the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Class A Reserve Account (to the extent the amount on deposit therein is less than the Class A Required Reserve Account Amount) or distributed to or at the direction of the Bank.

   On or before each of the Distribution Dates with respect to the Class A Accumulation Period and the first Special Payment Date (on or prior to the Class A Expected Final Payment Date), funds, if any, on deposit in the Class A Reserve Account will be withdrawn from the Class A Reserve Account, deposited in the Collection Account and included in Available Finance Charge Collections as described above under "--Interest", in an amount equal to the lesser of (a) the Class A Available Reserve Account Amount with respect to such Distribution Date or Special Payment Date and (b) the excess, if any, of the Class A Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided, however, that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Class A Reserve Account on such Distribution Date or Special Payment Date. On the business day immediately preceding each Distribution Date, the amount available to be withdrawn from the Class A Reserve Account (the "Class A Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Class A Reserve Account (before giving effect to any deposit to be made to the Class A Reserve Account on such Distribution Date) and the Class A Required Reserve Account Amount for such Distribution Date. The "Class A Covered Amount" for any Distribution Date with respect to the Class A Accumulation Period or the first Special Payment Date (on or prior to the Class A Expected Final Payment Date) will be equal to one-twelfth of the product of (a) the Class A Certificate Rate for such Interest Period and (b) the Principal Funding Account Balance, if any, with respect to the Class A Certificates as of the preceding Distribution Date.

   The Class A Reserve Account will not be available for the benefit of Class B Certificateholders to fund any deficiency with respect to the yield on the Principal Funding Account during the Class B Accumulation Period. The Class A Reserve Account will be terminated following the earliest to occur of (a) the date on which the Class A Certificates are paid in full, (b) the business day immediately preceding the first Special Payment Date (on or prior to the Class A Expected Final Payment Date) and (c) the business day immediately preceding the Class A Expected Final Payment Date. Upon the termination of the Class A Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Class A Reserve Account on such date as described above) will be distributed to or at the direction of the Bank. Any amounts withdrawn from the Class A Reserve Account and distributed to or at the direction of the Bank as described above will not be available for distribution to the Class A Certificateholders.

   On each Distribution Date from and after the Class B Reserve Account Funding Date, but prior to the termination of the Class B Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Available Finance Charge Collections (to the extent described above under "--Application of Collections--Payments of Interest, Fees and Other Items") to increase the amount on deposit in the Class B Reserve Account (to the extent such amount is less than the Class B Required Reserve Account Amount). The "Class B Reserve Account Funding Date" will be no later than the third Distribution Date prior to the first Distribution Date with respect to the Class B Accumulation Period.

   The "Class B Required Reserve Account Amount" for any Distribution Date after the Class B Reserve Account Funding Date will be equal to the product of 0.25% and the Class B Initial Invested Amount. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Class B Reserve Account on such Distribution Date, the Trustee will withdraw from the Class B Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Class B Reserve Account over the Class B Required Reserve Account Amount and will distribute such excess to or at the direction of the Bank.

   Provided that the Class B Reserve Account has not been terminated as described below, all amounts on deposit in the Class B Reserve Account with respect to any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Class B Reserve Account to be made on such Distribution
Date) will be invested to the business day immediately preceding the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Class B Reserve Account (to the extent the amount on deposit therein is less than the Class B Required Reserve Account Amount) or distributed to or at the direction of the Bank.

   On or before each of the Distribution Dates with respect to the Class B Accumulation Period and the first Special Payment Date (on or prior to the Class B Expected Final Payment Date), funds, if any, on deposit in the Class B Reserve Account will be withdrawn from the Class B Reserve Account, deposited in the Collection Account and included in Available Finance Charge Collections as described above under "--Interest", in an amount equal to the lesser of (a) the Class B Available Reserve Account Amount with respect to such Distribution Date or Special Payment Date and (b) the excess, if any, of the Class B Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided, however, that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Class B

Reserve Account on such Distribution Date or Special Payment Date. On the business day immediately preceding each Distribution Date, the amount available to be withdrawn from the Class B Reserve Account (the "Class B Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Class B Reserve Account (before giving effect to any deposit to be made to the Class B Reserve Account on such Distribution Date) and the Class B Required Reserve Account Amount for such Distribution Date. The "Class B Covered Amount" for any Distribution Date with respect to the Class B Accumulation Period or the first Special Payment Date (on or prior to the Class B Expected Final Payment Date) will be equal to the product of (a) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (b) the Class B Certificate Rate for such Interest Period and (c) the Principal Funding Account Balance, if any, with respect to the Class B Certificates as of the preceding Distribution Date.

   The Class B Reserve Account may be terminated at any time if its termination does not result in a Ratings Effect or following the earliest to occur of (a) the date on which the Class B Certificates are paid in full, (b) the business day immediately preceding the first Special Payment Date (on or prior to the Class B Expected Final Payment Date) and (c) the business day immediately preceding the Class B Expected Final Payment Date. Upon the termination of the Class B Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Class B Reserve Account on such date as described above) will be distributed to or at the direction of the Bank. Any amounts withdrawn from the Class B Reserve Account and distributed to or at the direction of the Bank as described above will not be available for distribution to the Class B Certificateholders.

Defaulted Amounts; Charge-Offs

   If, on any Distribution Date, the Class D Defaulted Amount exceeds the amount of Available Finance Charge Collections available to fund the Class D Defaulted Amount on such Distribution Date as described in paragraph (a)(xiv) under "--Application of Collections--Payments of Interest, Fees and Other Items" above, then the Class D Invested Amount will be reduced by the amount of such excess; provided, however, that the Class D Invested Amount will not be reduced below zero. Such reductions will thereafter be reimbursed and the Class D Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed reductions) on any Distribution Date by the amount of Available Finance Charge Collections available for that purpose as described in paragraph
(a)(xv) under "--Application of Collections--Payments of Interest, Fees and Other Items" above.

   If, on any Distribution Date, the Class A Defaulted Amount for the related Monthly Period exceeds the amount of Available Finance Charge Collections and Reallocated Principal Collections applied thereto on such Distribution Date, the Class D Invested Amount (after giving effect to reductions in the Class D Invested Amount on such Distribution Date (a) as described in paragraphs (b),
(c) and (d) under "--Application of Collections--Payments of Interest, Fees and Other Items" above in respect of the application of the Reallocated Principal Collections and (b) as described in the immediately preceding paragraph in respect of the amount by which the Class D Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Class D Defaulted Amount) will be reduced by the amount of such excess. If such reduction would cause the Class D Invested Amount to be reduced below zero, the Class D Invested Amount will be reduced to zero and the Collateral Invested Amount (after giving effect to reductions in the Collateral Invested Amount on such Distribution Date (a) as described in paragraphs (c) and (d) under "-- Application of Collections--Payments of Interest, Fees and Other Items" above in respect of the application of the Reallocated Class B Principal Collections and Reallocated Collateral Principal Collections and (b) as described in the second immediately following paragraph in respect of the amount by which the Collateral Defaulted Amount exceeded the amount of Available Finance Charge Collections and Reallocated Class D Principal Collections available to fund the Collateral Defaulted Amount) will be reduced by the amount of such excess. If such reduction would cause the Collateral Invested Amount to be reduced below zero, the Collateral Invested Amount will be reduced to zero and the Class B Invested Amount (after giving effect to reductions in the Class B Invested Amount on such Distribution Date (a) as described in paragraph (d) under "-- Application of Collections--Payments of Interest, Fees and Other Items" above in respect of the application of the

Reallocated Class B Principal Collections and (b) as described in the immediately following paragraph in respect of the amount by which the Class B Defaulted Amount exceeded the amount of Available Finance Charge Collections, Reallocated Class D Principal Collections and Reallocated Collateral Principal Collections available to fund the Class B Defaulted Amount) will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero. In the event that such reduction would cause the Class B Invested Amount to be reduced below zero, the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (a "Class A Charge-Off"). Class A Charge-Offs will thereafter be reimbursed and the Class A Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Class A Charge-Offs) on any Distribution Date by the amount of Available Finance Charge Collections available for that purpose as described in paragraph (a)(v) under "--Application of Collections-- Payments of Interest, Fees and Other Items" above.

   If, on any Distribution Date, the Class B Defaulted Amount for the related Monthly Period exceeds the amount of the Available Finance Charge Collections, Reallocated Class D Principal Collections and Reallocated Collateral Principal Collections applied thereto on such Distribution Date, the Class D Invested Amount (after giving effect to reductions in the Class D Invested Amount on such Distribution Date (a) as described in paragraphs (b), (c) and (d) under "--Application of Collections--Payments of Interest, Fees and Other Items" above in respect of the application of the Reallocated Principal Collections,
(b) as described in the second immediately preceding paragraph in respect of the amount by which the Class D Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Class D Defaulted Amount and (c) as described in the immediately preceding paragraph in respect of the amount by which the Class A Defaulted Amount exceeded the amount of Available Finance Charge Collections and Reallocated Principal Collections available to fund the Class A Defaulted Amount) will be reduced by the amount of such excess. If such reduction would cause the Class D Invested Amount to be reduced below zero, the Class D Invested Amount will be reduced to zero and the Collateral Invested Amount (after giving effect to reductions in the Collateral Invested Amount on such Distribution Date (a) as described in paragraphs (c) and (d) under "--Application of Collections--Payments of Interest, Fees and Other Items" above in respect of the application of the Reallocated Class B Principal Collections and Reallocated Collateral Principal Collections, (b) as described in the immediately following paragraph in respect of the amount by which the Collateral Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Collateral Defaulted Amount and (c) as described in the immediately preceding paragraph in respect of the amount by which the Class A Defaulted Amount exceeded the amount of Available Finance Charge Collections and Reallocated Principal Collections available to fund the Class A Defaulted Amount) will be reduced by the amount of such excess. If such reduction would cause the Collateral Invested Amount to be reduced below zero, the Collateral Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (any reduction in the Class B Invested Amount as described in this paragraph or the immediately preceding paragraph, a "Class B Charge-Off"). Class B Charge-Offs will thereafter be reimbursed and the Class B Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Class B Charge-Offs) on any Distribution Date by the amount of Available Finance Charge Collections available for that purpose as described in paragraph (a)(viii) under "--Application of Collections--Payments of Interest, Fees and Other Items" above.

   If, on any Distribution Date, the Collateral Defaulted Amount for the related Monthly Period exceeds the amount of the Available Finance Charge Collections and Reallocated Class D Principal Collections applied thereto on such Distribution Date, the Class D Invested Amount (after giving effect to reductions in the Class D Invested Amount on such Distribution Date (a) as described in paragraphs (b), (c) and (d) under "--Application of Collections-- Payments of Interest, Fees and Other Items" above in respect of the application of the Reallocated Principal Collections, (b) as described in the third immediately preceding paragraph in respect of the amount by which the Class D Defaulted Amount exceeded the amount of Available Finance Charge Collections available to fund the Class D Defaulted Amount, (c) as described in the second immediately preceding paragraph in respect of the amount by which the Class A Defaulted Amount exceeded the amount of Available Finance Charge Collections and Reallocated Principal Collections available to fund the Class A Defaulted Amount and (c) as described in the immediately preceding paragraph in respect of the amount by which the Class B Defaulted Amount exceeded the amount of Available Finance Charge

Collections, Reallocated Class D Principal Collections and Reallocated Collateral Principal Collections available to fund the Class B Defaulted Amount) will be reduced by the amount of such excess. If such reduction would cause the Class D Invested Amount to be reduced below zero, the Class D Invested Amount will be reduced to zero and the Collateral Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero; provided, however, that the Collateral Invested Amount will not be reduced below zero. Such reductions will thereafter be reimbursed and the Collateral Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed reductions) on any Distribution Date by the amount of Available Finance Charge Collections available for that purpose as described in paragraph (a)(xiii) under "--Application of Collections--Payments of Interest, Fees and Other Items" above.

Pay Out Events

   The Pay Out Events with respect to the Series 1999-2 Certificates will include each of the events specified in the Prospectus under "Description of the Certificates--Pay Out Events" and the following: the failure to pay in full the Class A Invested Amount on the Class A Expected Final Payment Date or the Class B Invested Amount on the Class B Expected Final Payment Date.

   For purposes of the Pay Out Event described in clause (f) under "Description of the Certificates--Pay Out Events" in the Prospectus, the terms "Base Rate" and "Portfolio Yield" will be defined as follows with respect to the Series 1999-2 Certificates:

   "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest, the Collateral Monthly Interest and the Monthly Investor Servicing Fee based on an assumed Series Servicing Fee Percentage of 2% per annum, in each case with respect to the related Distribution Date, and the denominator of which is the Invested Amount as of the last day of the immediately preceding Monthly Period.

   "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to (a) Available Finance Charge Collections for the Distribution Date with respect to such Monthly Period, minus (b) the Series 1999-2 Defaulted Amount for the Distribution Date with respect to such Monthly Period, and the denominator of which is the Invested Amount as of the last day of the immediately preceding Monthly Period.

Distributions

   Payments to the Class A Certificateholders and the Class B
Certificateholders will be made from the Collection Account and the Principal Funding Account. The Servicer will instruct the Trustee to apply the funds on deposit in such accounts to make the following distributions:

     (a) on each Interest Payment Date and Special Payment Date with respect to the Class A Certificates, all amounts on deposit in the Collection Account that are allocated and available to pay interest on the Class A Certificates (as described under "--Application of Collections") will be distributed to the Class A Certificateholders;

     (b)(i) on the first Special Payment Date (on or prior to the Class A Expected Final Payment Date) and on the Class A Expected Final Payment Date, the Principal Funding Account Balance, if any, with respect to the Class A Certificates and (ii) on each Special Payment Date (on or prior to the Class B Principal Commencement Date), all amounts on deposit in the Collection Account and the Principal Funding Account that are allocated and available to pay principal of the Class A Certificates (as described under""--Application of Collections") will be distributed to Class A Certificateholders up to a maximum amount on any such date equal to the Class A Invested Amount on such date (unless there has been an optional repurchase of the Series 1999-2 Certificateholders' Interest due to the failure to find a successor Servicer upon a Servicer Default (as described in the Prospectus under "The Pooling Agreement Generally--Servicer Default"), in which event, the foregoing limitation will not apply);

     (c) on each Interest Payment Date and Special Payment Date with respect to the Class B Certificates, all amounts on deposit in the Collection Account that are allocated and available to pay interest on the Class B Certificates (as described under "--Application of Collections") will be distributed to the Class B Certificateholders; and

     (d)(i) on the first Special Payment Date (after the Class A Expected Final Payment Date) and on the Class B Expected Final Payment Date, the Principal Funding Account Balance, if any, with respect to the Class B Certificates and (ii) on each Special Payment Date (on or after the Class B Principal Commencement Date), all amounts on deposit in the Collection Account that are allocated and available to pay principal of the Class B Certificates (as described under "--Application of Collections") will be distributed to Class B Certificateholders up to a maximum amount on any such date equal to the Class B Invested Amount on such date (unless there has been an optional repurchase of the Series 1999-2 Certificateholders' Interest due to the failure to find a successor Servicer upon a Servicer Default (as described in the Prospectus under "The Pooling Agreement Generally--Servicer Default"), in which event, the foregoing limitation will not apply).

Paired Series

   The Series 1999-2 Certificates may be paired with one or more other Series (each, a "Paired Series") at or after the commencement of the Class A Accumulation Period. Each Paired Series either (a) will be refunded in whole or in part with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Paired Series and primarily from the proceeds of the offering of such Paired Series or (b) will have a variable principal amount. Any such prefunding account will be held for the benefit of such Paired Series and not for the benefit of Series 1999-2 Certificateholders. As funds are accumulated in the Principal Funding Account, either (i) in the case of a refunded Paired Series, an equal or lesser amount of funds on deposit in any prefunding account for such refunded Paired Series may be released (which funds will be distributed to or at the direction of the Bank) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to or at the direction of the Bank), and, in either case, the Invested Amount in the Trust of such Paired Series will increase by up to a corresponding amount. In addition, it is expected that any Paired Series will be excluded from the calculation of the Required Principal Balance as described under "Special Considerations--Payments and Maturity" in the Prospectus. The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates--New Issuances" in the Prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Class A Certificateholder or a Class B Certificateholder. See "Risk Factors--Issuance of Additional Series" in the Prospectus.

Series Termination

   If, on the February 2007 Distribution Date, two months prior to the Series Termination Date, the Invested Amount (after giving effect to all changes therein on such Distribution Date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in certain Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Series Termination Date (after giving effect to all distributions required to be made on the Series Termination Date). The Bank and the Collateral Interest Holder will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Series Termination Date for distribution to the Series 1999-2 Certificateholders. The Servicer will sell such Receivables on the Series Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Series 1999-2 Certificateholders' Interest.

                                  UNDERWRITING

   Each of the underwriters named below (the "Class A Underwriters") has severally agreed to purchase from the Bank the principal amount of the Class A Certificates set forth opposite its name:

                                                             Principal Amount of
   Class A Underwriters                                     Class A Certificates
   --------------------                                     --------------------
   Credit Suisse First Boston Corporation..................         $137,500,000
   Chase Securities Inc....................................          137,500,000
   Banc of America Securities LLC..........................           75,000,000
   Lehman Brothers Inc.....................................           75,000,000
   Salomon Smith Barney Inc................................           75,000,000
                                                            --------------------
     Total.................................................         $500,000,000
                                                            ====================

   The underwriting agreement (the "Underwriting Agreement") between the Bank and the Underwriters provides that the obligations of the Class A Underwriters to pay for and accept delivery of the Class A Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Class A Underwriters are committed to purchase and pay for all of the Class A Certificates if any are purchased.

   The Class A Underwriters propose initially to offer a portion of the Class A Certificates to the public at the price set forth on the cover page hereof, and to certain dealers at such price less a concession not in excess of 0.150% of the aggregate principal amount of the Class A Certificates. The Class A Underwriters may allow, and such dealers may reallow, a concession not in excess of 0.125% of such aggregate principal amount to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

   The underwriter named below (the "Class B Underwriter", and together with the Class A Underwriters, the "Underwriters") has agreed to purchase from the Bank the principal amount of the Class B Certificates set forth opposite its name:

                                                             Principal Amount of
   Class B Underwriter                                      Class B Certificates
   -------------------                                      --------------------
   Credit Suisse First Boston Corporation.................           $56,250,000
                                                            --------------------
     Total................................................           $56,250,000
                                                            ====================

   The Underwriting Agreement provides that the obligation of the Class B Underwriter to pay for and accept delivery of the Class B Certificates is subject to the approval of certain legal matters by its counsel and to certain other conditions. The Class B Underwriter is committed to purchase and pay for all of the Class B Certificates if any are purchased.

   The Class B Underwriter proposes initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of 0.180% of the aggregate principal amount of the Class B Certificates. The Class B Underwriter may allow, and such dealers may reallow, a concession not in excess of 0.125% of such aggregate principal amount to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriter.

   Each Underwriter will represent and agree that:

     (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A Certificates and the Class B Certificates in, from or otherwise involving the United Kingdom;

     (b) it has only issued, distributed or passed on and will only issue, distribute or pass on in the United Kingdom any document received by it in connection with the issue of the Class A Certificates and the Class B Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued, distributed or passed on;

     (c) if it is an authorized person under Chapter III of Part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

     (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

   The Bank will indemnify the Underwriters against certain liabilities, including liabilities under the Act, or contribute to payments the Underwriters may be required to make in respect thereof.

   In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Bank, its affiliates and the Trust. In addition, the Underwriters may from time to time take positions in the Certificates issued by the Trust.

   If the Underwriters create a short position in the Class A Certificates or the Class B Certificates in connection with the offering, i.e., if they sell more Class A Certificates or Class B Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Class A Certificates or Class B Certificates, as the case may be, in the open market.

   In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchase.

   None of the Bank, the Servicer, or the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A Certificates or the Class B Certificates. In addition, none of the Bank, the Servicer, or the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Term                                                                        Page
----                                                                        ----
Acquired Portfolios........................................................ S-16
Adjusted Invested Amount................................................... S-27
Available Final Distribution Amount........................................ S-42
Available Finance Charge Collections....................................... S-25
Available Principal Collections............................................ S-34
Bank.......................................................................  S-4
Base Rate.................................................................. S-41
Business Day............................................................... S-24
Class A Accumulation Period................................................ S-26
Class A Accumulation Period Length......................................... S-26
Class A Additional Interest................................................ S-30
Class A Adjusted Invested Amount........................................... S-27
Class A Available Reserve Account Amount................................... S-37
Class A Certificates....................................................... S-24
Class A Certificateholders................................................. S-24
Class A Certificateholders' Interest....................................... S-24
Class A Certificate Rate................................................... S-24
Class A Charge-Off......................................................... S-40
Class A Controlled Accumulation Amount..................................... S-34
Class A Controlled Deposit Amount.......................................... S-34
Class A Covered Amount..................................................... S-38
Class A Defaulted Amount................................................... S-30
Class A Deficit Controlled Accumulation Amount............................. S-34
Class A Expected Final Payment Date........................................ S-14
Class A Initial Invested Amount............................................ S-27
Class A Invested Amount.................................................... S-27
Class A Interest Shortfall................................................. S-30
Class A Monthly Interest................................................... S-30
Class A Monthly Principal.................................................. S-34
Class A Percentage......................................................... S-30
Class A Required Reserve Account Amount.................................... S-37
Class A Reserve Account.................................................... S-37
Class A Reserve Account Funding Date....................................... S-37
Class A Underwriters....................................................... S-43
Class B Accumulation Period................................................ S-27
Class B Additional Interest................................................ S-30
Class B Adjusted Invested Amount........................................... S-27
Class B Available Reserve Account Amount................................... S-39
Class B Certificates....................................................... S-24
Class B Certificateholders................................................. S-24
Class B Certificateholders' Interest....................................... S-24
Class B Certificate Rate................................................... S-24
Class B Charge-Off......................................................... S-40
Class B Controlled Accumulation Amount..................................... S-34
Class B Controlled Deposit Amount.......................................... S-34

Term                                                                        Page
----                                                                        ----
Class B Deficit Controlled Accumulation Amount............................. S-35
Class B Covered Amount..................................................... S-39
Class B Defaulted Amount................................................... S-30
Class B Expected Final Payment Date........................................ S-14
Class B Interest Shortfall................................................. S-30
Class B Initial Invested Amount............................................ S-28
Class B Invested Amount.................................................... S-28
Class B Monthly Interest................................................... S-31
Class B Monthly Principal.................................................. S-35
Class B Percentage......................................................... S-31
Class B Principal Commencement Date........................................ S-35
Class B Required Reserve Account Amount.................................... S-38
Class B Reserve Account.................................................... S-37
Class B Reserve Account Funding Date....................................... S-38
Class B Underwriter........................................................ S-43
Class D Defaulted Amount................................................... S-31
Class D Holder............................................................. S-24
Class D Initial Invested Amount............................................ S-28
Class D Interest........................................................... S-24
Class D Invested Amount.................................................... S-28
Class D Monthly Principal.................................................. S-35
Class D Percentage......................................................... S-31
Collateral Agreement....................................................... S-31
Collateral Defaulted Amount................................................ S-31
Collateral Initial Invested Amount......................................... S-28
Collateral Interest........................................................ S-24
Collateral Interest Holder................................................. S-24
Collateral Interest Rate................................................... S-31
Collateral Invested Amount................................................. S-28
Collateral Monthly Interest................................................ S-31
Collateral Monthly Principal............................................... S-35
Collateral Percentage...................................................... S-31
Early Amortization Period.................................................. S-14
First Union Portfolios..................................................... S-16
First Union Filings........................................................ S-16
Floating Allocation Percentage............................................. S-27
Group One.................................................................. S-36
Highest Bid................................................................ S-42
Initial Invested Amount.................................................... S-28
Interest Payment Date...................................................... S-24
Interest Period............................................................ S-25
Invested Amount............................................................ S-28
LIBOR...................................................................... S-25
LIBOR Determination Date................................................... S-25
Paired Series.............................................................. S-42
Portfolio Yield............................................................ S-41
Principal Allocation Percentage............................................ S-27

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Term                                                                        Page
----                                                                        ----
Principal Funding Account.................................................. S-36
Principal Funding Account Balance.......................................... S-36
Principal Funding Investment Proceeds...................................... S-36
Reallocated Class B Principal Collections.................................. S-32
Reallocated Class D Principal Collections.................................. S-33
Reallocated Collateral Principal Collections............................... S-33
Reallocated Principal Collections.......................................... S-33
Reference Banks............................................................ S-25
Required Amount............................................................ S-31
Required Class D Invested Amount........................................... S-35
Required Collateral Invested Amount........................................ S-35
Required Enhancement Amount................................................ S-35

Term                                                                        Page
----                                                                        ----
Reserve Accounts........................................................... S-37
Revolving Period........................................................... S-26
Series Cut-Off Date........................................................ S-26
Series Issuance Date....................................................... S-31
Series 1999-2 Certificateholders' Interest................................. S-24
Series 1999-2 Certificates................................................. S-24
Series 1999-2 Supplement................................................... S-24
Servicer...................................................................  S-4
Special Payment Date....................................................... S-14
Trust......................................................................  S-4
Underwriters............................................................... S-43
Underwriting Agreement..................................................... S-43

                                                                         ANNEX I

                        OTHER ISSUANCES OF CERTIFICATES

   The table below sets forth the principal characteristics of the Asset Backed Certificates, Series 1993-3, 1995-1, 1996-1, 1997-1, 1997-2, 1997-3, 1997-4,
1998-1 and 1999-1, the only Series heretofore issued by the Trust and still outstanding. For more specific information with respect to any Series, any prospective investor should contact the Servicer (in care of Providian Financial Corporation, attention: Chief Financial Officer) at (415) 543-0404. The Servicer will provide, without charge, to any prospective purchaser of the Class A Certificates and the Class B Certificates a copy of the Prospectus Supplement for any previous publicly-issued Series.

Previous Issuance of Certificates

Remarketed Asset Backed Certificates, Series 1993-3
Maximum Series Invested Amount............................................. $750,000,000(1)
Maximum Amount of Remarketed Certificates...................................... 653,750,000
Initial Amount of Collateral Interests.......................................... 96,250,000
Initial Cash Collateral Amount.................................................. 20,000,000
Group.................................................................................. One
Certificate Rate.................................................................. Floating
Series Servicing Fee Percentage................................................... 1.75%(2)
Initial Revolving Period Expiration Date.............................. February 28, 1998(3)
Initial Series Termination Date........................................ October 15, 2002(3)
Asset Backed Certificates, Series 1995-1
Senior Initial Invested Amounts............................................... $750,500,000
Senior Certificate Rate........................................................... Floating
Expected Final Payment Date.................................................. June 15, 2000
Scheduled Accumulation Period Commencement Date............................ May 31, 1998(4)
Controlled Accumulation Amount.............................................. $31,270,833(4)
Collateral Initial Invested Amount............................................ $199,500,000
Group.................................................................................. One
Series Servicing Fee Percentage................................................... 1.75%(2)
Series Termination Date.................................................... August 15, 2004
Asset Backed Certificates, Series 1996-1
Senior Initial Invested Amount................................................ $750,500,000
Senior Certificate Rate........................................................... Floating
Expected Final Payment Date.................................................. June 15, 2003
Scheduled Accumulation Period Commencement Date............................ May 31, 2001(4)
Controlled Accumulation Amount.............................................. $31,270,833(4)
Collateral Initial Invested Amount............................................. 199,500,000
Group.................................................................................. One
Series Servicing Fee Percentage................................................... 1.75%(2)
Series Termination Date.................................................... August 15, 2007
Asset Backed Certificates, Series 1997-1
Class A Initial Invested Amount............................................... $489,000,000
Class B Initial Invested Amount................................................ $57,000,000
Class A Certificate Rate.......................................................... Floating
Class B Certificate Rate.......................................................... Floating

                                                         (Footnotes on Page A-3)

Class A Expected Final Payment Date......................................... March 15, 2002
Class B Expected Final Payment Date........................................... May 15, 2002
Scheduled Class A Accumulation Period Commencement Date............... February 28, 2000(4)
Class A Controlled Accumulation Amount...................................... $20,375,000(4)
Collateral Initial Invested Amount............................................. $54,000,000
Group.................................................................................. One
Series Servicing Fee Percentage................................................... 1.75%(2)
Series Termination Date....................................................... May 15, 2006
Asset Backed Certificates, Series 1997-2
Class A Initial Invested Amount............................................... $570,500,000
Class B Initial Invested Amount................................................ $66,500,000
Class A Certificate Rate.......................................................... Floating
Class B Certificate Rate.......................................................... Floating
Class A Expected Final Payment Date......................................... March 15, 2004
Class B Expected Final Payment Date........................................... May 15, 2004
Scheduled Class A Accumulation Period Commencement Date............... February 28, 2002(4)
Class A Controlled Accumulation Amount...................................... $23,770,883(4)
Collateral Initial Invested Amount............................................. $63,000,000
Group.................................................................................. One
Series Servicing Fee Percentage................................................... 1.75%(2)
Series Termination Date....................................................... May 15, 2008
Asset Backed Certificates, Series 1997-3
Class A Initial Invested Amount............................................... $570,500,000
Class B Initial Invested Amount................................................ $66,500,000
Class A Certificate Rate.......................................................... Floating
Class B Certificate Rate.......................................................... Floating
Class A Expected Final Payment Date........................................... May 15, 2001
Class B Expected Final Payment Date.......................................... July 15, 2001
Scheduled Class A Accumulation Period Commencement Date.................. April 30, 1999(4)
Class A Controlled Accumulation Amount...................................... $23,770,833(4)
Collateral Initial Invested Amount............................................. $63,000,000
Group.................................................................................. One
Series Servicing Fee Percentage................................................... 1.75%(2)
Series Termination Date.................................................. December 15, 2005
Asset Backed Certificates, Series 1997-4
Class A Initial Invested Amount............................................... $501,000,000
Class B Initial Invested Amount................................................ $47,000,000
Class A Certificate Rate............................................................. 6.25%
Class B Certificate Rate............................................................. 6.45%
Class A Expected Final Payment Date...................................... November 15, 2002
Class B Expected Final Payment Date....................................... January 15, 2003
Scheduled Class A Accumulation Period Commencement Date................ October 31, 2000(4)
Class A Controlled Accumulation Amount...................................... $20,875,000(4)
Collateral Initial Invested Amount............................................. $51,000,000
Group.................................................................................. One
Series Servicing Fee Percentage................................................... 1.75%(2)
Series Termination Date...................................................... June 15, 2007

                                                         (Footnotes on Page A-3)

Asset Backed Certificates, Series 1998-1
Maximum Class A Initial Invested Amount.................................... $561,000,000(1)
Maximum Class B Initial Invested Amount..................................... $39,000,000(1)
Class A Certificate Rate.......................................................... Floating
Class B Certificate Rate.......................................................... Floating
Maximum Collateral Invested Amount.......................................... $25,000,000(1)
Group.................................................................................. One
One Series Servicing Fee Percentage............................................... 1.75%(2)
Initial Revolving Period Expiration Date................................... May 26, 1999(3)
Initial Series Termination Date....................................... February 15, 2004(3)
Asset Backed Certificates, Series 1999-1
Class A Initial Invested Amount............................................... $500,000,000
Class B Initial Invested Amount................................................ $65,705,000
Class A Certificate Rate.......................................................... Floating
Class B Certificate Rate............................................................. 6.80%
Class A Expected Final Payment Date.......................................... June 15, 2004
Class B Expected Final Payment Date........................................ August 16, 2004
Scheduled Class A Accumulation Period Commencement Date.................... May 31, 2002(4)
Class A Controlled Accumulation Amount................................... $20,833,333.34(4)
Collateral Initial Invested Amount............................................. $52,884,000
Class D Initial Invested Amount................................................ $22,436,642
Group.................................................................................. One
Series Servicing Fee Percentage................................................... 1.75%(2)
Series Termination Date................................................... January 15, 2009

(1) Invested Amount may vary, but may not exceed the stated Maximum Invested Amount.
(2) Subject to change if Providian National Bank is replaced as Servicer.
(3) Subject to delay if Revolving Period is extended.
(4) Subject to change if the commencement of the Accumulation Period is or has been delayed.

PROSPECTUS

                            Providian Master Trust
                           Asset Backed Certificates

                            Providian National Bank
                              Seller and Servicer

                              -----------------

This   Prospectus  relates   to   certain  asset   backed  certificates   (the
 "Certificates")  that  may be  issued from  time to  time by  the  Providian
  Master  Trust,  formerly known  as  the First  Deposit Master  Trust  (the
   "Trust") in  one or more Series (each a "Series"). The  Trust was formed
    pursuant   to  a  Pooling   and  Servicing  Agreement  (the   "Pooling
     Agreement")  among Providian National  Bank (the "Bank"),  as seller
      and  servicer,   and  Bankers  Trust  Company,  as   trustee  (the
       "Trustee"). The property of  the Trust includes receivables (the
        "Receivables") generated  from time to time in  a portfolio of consumer revolving  credit card accounts  and other consumer
          revolving  credit  accounts   owned  by  the  Seller  (the
           "Accounts"),  collections   thereon  and  certain  other
            property,  as more  fully described  herein  and, with
             respect to any Series, in an accompanying prospectus
              supplement (a "Prospectus Supplement") relating to
              such Series.

Certificates will  be sold from  time to time  under this Prospectus  on terms determined for each Series at the time of the sale and described in the related Prospectus Supplement. Each Series will consist of one or more classes of Certificates (each a  "Class"). Each Certificate will represent
  an   undivided  interest   in   the  Trust   and  the   interest  of   the
   Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more
       Classes of a Series offered hereby may be entitled to the benefits of a cash collateral account, letter of credit, surety bond,  insurance  policy  or  other  form  of  enhancement  as specified  in  the  Prospectus  Supplement  relating  to  such
         Series. In  addition, any Series offered  hereby may include one or  more Classes which  are subordinated  in right  and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another
           Series, in each case to the extent described in the related Prospectus Supplement.

 While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related
        Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the holders of the
               Certificates of any previously issued Series.

       Potential  investors  should  consider,   among  other  things,  the
           information set  forth in  "Risk Factors"  commencing on
                page 17  herein and in the  related Prospectus
                      Supplement.

                              -----------------

THE  CERTIFICATES WILL  REPRESENT INTERESTS  IN THE  TRUST ONLY  AND WILL  NOT
 REPRESENT INTERESTS  IN OR OBLIGATIONS OF  THE BANK OR ANY  AFFILIATE OF THE
  BANK. NEITHER THE CERTIFICATES NOR  THE UNDERLYING ACCOUNTS OR RECEIVABLES
   OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
    INSTRUMENTALITY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
     PASSED  UPON  THE  ACCURACY  OR ADEQUACY  OF  THIS  PROSPECTUS.  ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -----------------

  Certificates may be sold by the Bank directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Bank from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Bank associated with the issuance and distribution of such Certificates. See "Plan of Distribution".

      This Prospectus may not be used to consummate sales of Certificates of any Series unless accompanied by the related Prospectus Supplement.

                              -----------------

              The date of this Prospectus is September 29, 1999.

                             AVAILABLE INFORMATION

  The Bank, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Certificates offered hereby. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference", which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, any such reports or other documents filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system are publicly available through the Commission's web site (http://www.sec.gov).

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates are issued, Monthly Reports, which contain unaudited information concerning the Trust and are prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates offered hereby, pursuant to the Pooling Agreement. If Definitive Certificates are issued, such Monthly Reports will be sent on behalf of the Trust to registered holders of the Certificates (the "Certificateholders"). See "Description of the Certificates--Reports" and "The Pooling Agreement-- Book-Entry Registration" and "--Evidence as to Compliance". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Pooling Agreement will not require the sending of, and the Bank does not intend to send, any of its financial reports to holders of interests in Certificates offered hereby. The Servicer will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All reports and other documents filed by the Servicer (currently Providian National Bank) on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. The following documents filed with the Commission by the Servicer, on behalf of the Trust, are incorporated in this Prospectus by reference: the Trust's Annual Report on Form 10-K for the year ended December 31, 1998 and the Current Reports on Form 8-K filed since December 31, 1998. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

  The Servicer will provide without charge to each person, including any beneficial owner of Certificates, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Written requests for such copies should be directed to Providian National Bank, in care of Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105, attention: Chief Financial Officer. Telephone requests for such copies should be directed to the Servicer (in care of Providian Financial Corporation, attention: Chief Financial Officer) at
(415) 543-0404.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
PROSPECTUS SUMMARY........................................................   5
RISK FACTORS..............................................................  17
 Limited Liquidity........................................................  17
 Issuance of Additional Series; Effect on Timing or Amount of Payments to
  Certificateholders and Voting Rights....................................  17
 Effect of Addition of Trust Assets on Credit Quality.....................  17
 Characterization of Transfer of Receivables; Potential Effect of
  Insolvency and Receivership of the Bank.................................  17
 Effect of Consumer Protection Laws on Certificateholders.................  18
 Timing of Principal Payments Other Than at Expected Maturity.............  19
 Limited Nature of Rating; Reduction or Withdrawal of Rating..............  20
 Book-Entry Registration..................................................  20
 Risks Presented by Social, Geographic, Economic and Other Factors........  21
 Competition in the Credit Card and Consumer Revolving Loan Industry......  21
 The Ability of the Bank to Change Terms of the Accounts; Decreases in
  Finance Charges.........................................................  21
 Control..................................................................  22
THE BANK'S CREDIT CARD AND CONSUMER LENDING BUSINESS......................  23
 Business Overview........................................................  23
 Underwriting Procedures..................................................  24
 Telemarketing and Customer Service.......................................  24
 Collection Efforts and Delinquencies.....................................  24
 Interchange..............................................................  25
 Year 2000................................................................  25
THE ACCOUNTS..............................................................  27
 General..................................................................  27
 Billing and Payments.....................................................  28
THE BANK..................................................................  29
USE OF PROCEEDS...........................................................  29
THE TRUST.................................................................  29
DESCRIPTION OF THE CERTIFICATES...........................................  30
 General..................................................................  30
 Interest.................................................................  30
 Principal................................................................  31
 Addition of Trust Assets.................................................  31
 Removal of Accounts......................................................  34
 New Issuances............................................................  34
 Collection Account.......................................................  36

                                                                            Page
                                                                            ----
 Allocation Percentages....................................................  37
 Deposits in Collection Account............................................  37
 Shared Principal Collections..............................................  38
 Special Funding Account...................................................  38
 Sharing of Additional Finance Charges.....................................  38
 Funding Period............................................................  39
 Defaulted Receivables; Rebates and Fraudulent Charges.....................  39
 Credit Enhancement........................................................  40
  General..................................................................  40
  Subordination............................................................  41
  Letter of Credit.........................................................  41
  Cash Collateral Account..................................................  41
  Surety Bond or Insurance Policy..........................................  41
  Spread Account...........................................................  42
 Other Series Enhancement..................................................  42
 Pay Out Events............................................................  42
 Servicing Compensation and Payment Expenses...............................  43
 Record Date...............................................................  44
 Optional Termination; Final Payment of Principal..........................  44
 Reports...................................................................  45
 List of Investor Certificateholders.......................................  45
THE POOLING AGREEMENT......................................................  46
 Book-Entry Registration...................................................  46
 Definitive Certificates...................................................  48
 The Seller's Interest; Additional Sellers.................................  49
 Termination of Trust......................................................  50
 Conveyance of Receivables.................................................  50
 Representations and Warranties............................................  50
 Indemnification...........................................................  53
 Collection and Other Servicing Procedures.................................  53
 Servicer Covenants........................................................  54
 Certain Matters Regarding the Servicer....................................  54
 Services Default..........................................................  55
 Evidence as to Compliance.................................................  56
 Amendments................................................................  56
 Trustee...................................................................  57
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES...................................  58
 Transfer of Receivables...................................................  58
 Certain Matters Relating to Receivership..................................  58
 Consumer Protection Laws..................................................  59
TAX MATTERS................................................................  60
 Federal Income Tax Consequences--General..................................  60

                                                                           Page
                                                                           ----
 Treatment of the Certificates as Indebtedness............................  61
 Treatment of the Trust...................................................  61
 Federal Income Tax Consequences--United States Investors.................  61
 Interest Income to Certificateholders....................................  61
 Possible Classification of the Certificates as Interests in a Partnership
  or Association..........................................................  62

                                                                            Page
                                                                            ----
 Federal Income Tax Consequences--Non-United States Investors..............  63
 State and Local Tax Consequences..........................................  64
  California...............................................................  64
  New Hampshire............................................................  65
ERISA CONSIDERATIONS.......................................................  67
PLAN OF DISTRIBUTION.......................................................  68
LEGAL MATTERS..............................................................  69
INDEX OF TERMS FOR PROSPECTUS..............................................  70

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Reference is made to the Index of Terms, beginning on page 70, for the location herein of the definitions of certain capitalized terms used herein. Unless the context requires otherwise, capitalized terms used in this Prospectus and in any accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

Trust.......................  Providian Master Trust, formerly known as the
                               First Deposit Master Trust. The Trust, as a master trust, has issued other Series (described in Annex I to the Prospectus Supplement) and is expected to issue additional Series from time to time. The assets of the Trust (the "Trust Assets") include a portfolio of Receivables arising under the Accounts included in the Trust from time to time, funds collected or to be collected from accountholders in respect of the Receivables, the right to receive certain Interchange attributable to accountholder charges for merchandise and services in certain of the Accounts, certain amounts recovered with respect to Accounts in which the Receivables have been charged-off as uncollectible, monies on deposit in certain accounts of the Trust, any Participations included in the Trust, funds collected or to be collected with respect to such Participations and any Series Enhancement with respect to a particular Series or Class. The term "Series Enhancement" means, with respect to any Series or Class of Certificates, any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of Certificateholders of such Series or Class. The Trust Assets are expected to change over the life of the Trust as receivables in revolving credit card accounts and other revolving credit accounts and related assets are included in the Trust and as receivables in accounts subject to the Trust are charged-off or removed. See "The Trust" and "Description of the Certificates-- Addition of Trust Assets", "--Removal of Accounts" and "New Issuances".

Bank........................  Providian National Bank, a national banking association, is the seller of the Receivables and originator of the Trust. Subject to certain conditions described herein under "The Pooling Agreement--The Bank's Certificate; Additional Sellers", the Bank may designate one or more affiliates of the Bank to sell Receivables or Participations to the Trust from time to time. Additional Sellers will generally have the same rights and obligations as those of the Bank described herein.

Trustee.....................  Bankers Trust Company.

The Accounts................  The Accounts consist of the Initial Accounts and any Additional Accounts but will not include any Removed Accounts. The Bank has conveyed to the Trust all Receivables existing on a specified date prior to the issuance of the first Series (the "Trust Cut-Off Date") in certain consumer revolving credit card accounts and other consumer revolving credit accounts (the "Initial Accounts") and all Receivables arising in the Initial Accounts from time to time thereafter until the termination of the Trust. Since the Trust Cut-Off Date, the Bank has conveyed to the Trust Receivables in certain Additional Accounts in accordance with the provisions of the Pooling Agreement. Pursuant to the Pooling Agreement, the Bank expects (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate Additional Accounts the Receivables in which will be included in the Trust or, in lieu thereof or in addition thereto, to include Participations in the Trust. The Bank will convey to the Trust all Receivables in Additional Accounts, whether such Receivables are then existing or thereafter created. The addition to the Trust of Receivables in Additional Accounts (other than Automatic Additional Accounts) or Participations will be subject to certain conditions, including, among others, that (a) such addition will not result in a Ratings Effect and (b) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank, such addition will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series. See "Description of the Certificates--Addition of Trust Assets". Pursuant to the Pooling Agreement, the Bank will have the right (subject to certain limitations and conditions) to remove the Receivables in certain Accounts owned by it from the Trust ("Removed Accounts"). See "Description of the Certificates--Removal of Accounts".

The Receivables.............  The Receivables consist of all amounts charged by accountholders for merchandise and services and cash advances ("Principal Receivables") and all related periodic finance charges, cash advance fees, late charges and any other fees and charges billed on the Accounts and certain Interchange attributable to accountholder charges for goods and services in certain of the Accounts ("Finance Charge Receivables"). The amount of Receivables will fluctuate from day to day as new Receivables are generated or added to the Trust and as existing Receivables are collected, charged-off as uncollectible or otherwise adjusted.

The Certificates............  The Certificates will be issued in Series, each of which will consist of one or more Classes. The specific terms of a Series or Class will be established as described herein under "Description of the Certificates--New Issuances". However, while the specific terms of any Series or Class offered hereby will be described in the related Prospectus Supplement, the terms of such Series or Class will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.

                              The Certificates of a Series offered hereby will
                               be available for purchase in minimum
                               denominations of $1,000 and integral multiples thereof, and will only be available in book-entry form except in certain limited circumstances as described herein under "The Pooling Agreement--Definitive Certificates". A portion of the Trust Assets will be allocated among the Certificateholders of a particular Series (the "Certificateholders' Interest"), the Certificateholders of other Series and the interest of the Bank and its permitted transferees (the "Seller's Interest"), as described below. The aggregate principal amount of the Certificateholders' Interest of a Series offered hereby will, except as otherwise provided herein and in the related Prospectus Supplement, remain fixed at the aggregate initial principal amount of the Certificates of such Series. The Certificateholders' Interest of a Series will include the right to receive (but only to the extent needed to make required payments under the Pooling Agreement and the related Supplement and subject to any reallocation of such amounts if the related Supplement so provides) varying percentages of collections of Finance Charge Receivables and Principal Receivables and will be allocated a varying percentage of the Defaulted Amount with respect to each Monthly Period. If the Certificates of a Series offered hereby include more than one Class of Certificates, the Trust Assets allocable to the Certificateholders' Interest of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement.

                              The Certificates of a Series will evidence
                               undivided interests in the Trust Assets
                               allocated to the Certificateholders' Interest of such Series. The Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Bank or any affiliate of the Bank. Neither the Certificates nor the Accounts, the Receivables or any collections thereon are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.

The Seller's Interest.......  The Seller's Interest at any time represents the right to the Trust Assets in excess of the Certificateholders' Interest of all Series then outstanding. The principal amount of the Seller's Interest will fluctuate as the amount of the Principal Receivables held by the Trust changes from time to time. In addition, the Bank intends to cause the issuance of additional Series from time to time and any such issuance will have the effect of decreasing the Seller's Interest to the extent of the Invested Amount of such Series. See "Description of the Certificates--New Issuances". The Seller's Interest is currently held exclusively by the Bank (the interests of the Bank and any Additional Sellers in the Seller's Interest being the "Bank's Interest") though a portion of the Seller's Interest may be sold separately in one or more public or private transactions. See "The Pooling Agreement--The Seller's Interest; Additional Sellers".

                              The Pooling Agreement provides that the Bank will
                               be required to make an Addition to the Trust in the event that the Seller's Interest is less than the Required Seller's Participation Amount on the last business day of any Monthly Period. See "Description of the Certificates--Addition of Trust Assets". The level of the Required Seller's Participation Amount, which may be reduced subject to certain conditions described under "Description of the Certificates--Addition of Trust Assets", is intended to enable the Seller's Interest to absorb fluctuations in the amount of Principal Receivables held by the Trust from time to time (due to, among other things, seasonal purchase and payment habits of accountholders or adjustments in the amount of Principal Receivables because of rebates, refunds, fraudulent charges or otherwise). See "Risk Factors--Payments and Maturity" and "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges".

Issuance of Additional        The Pooling Agreement provides that, pursuant to
Series......................   any one or more supplements to the Pooling
                               Agreement (each a "Supplement"), the Bank may cause the Trustee to issue one or more new
                               Series and accordingly cause a reduction in the Bank's Interest. Under the Pooling Agreement, the Bank may define, with respect to any Series, the Principal Terms of such Series. See
                               "Description of the Certificates--New
                               Issuances". The Bank may offer any Series to the public or other investors under a disclosure document (a "Disclosure Document"), which will consist of a Prospectus Supplement in the case of a Series offered hereby, in transactions either registered under the Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution". The Bank expects to offer, from time to time, additional Series issued by the Trust.

                              A new Series may only be issued upon satisfaction
                               of the conditions described herein under "Description of the Certificates--New Issuances" including, among others, that (a) such issuance will not result in a Ratings Effect and (b) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank, such issuance will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series.

Collections.................  All collections of Receivables will be allocated by the Servicer between amounts collected on Principal Receivables and on Finance Charge Receivables. The Servicer will allocate between the Certificateholders' Interest of each Series and the Seller's Interest all amounts collected with respect to Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to each day during each Monthly Period. Collections of Finance Charge Receivables and the Defaulted Amount will be allocated to each Series at all times based upon its Floating Allocation Percentage. Collections of Principal Receivables will be allocated to each Series at all times based upon its Principal Allocation Percentage. The Floating Allocation Percentage and the Principal Allocation Percentage with respect to each Series will be determined as set forth in the related Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement.

Interest....................  Interest will accrue on the Invested Amount of the Certificates of a Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. Collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of a Series offered hereby will be used to the extent specified in the related Prospectus Supplement to make interest payments to Certificateholders of such Series on each Interest Payment Date with respect thereto, provided that if an Early Amortization Period commences with respect to such Series, thereafter interest will be distributed to such Certificateholders monthly on each Special Payment Date.

Principal...................  The principal of the Certificates of each Series offered hereby will be scheduled to be paid either in full on an expected date specified in the related Prospectus Supplement (the "Expected Final Payment Date"), in which case such Series will have an Accumulation Period as described below under "--Accumulation Period", or in installments commencing on a date specified in the related Prospectus Supplement (the "Principal Commencement Date"), in which case such Series will have a Scheduled Amortization Period as described below under "--Scheduled Amortization Period".

                              If a Series has more than one Class of
                               Certificates, a different method of paying principal, Expected Final Payment Date and/or Principal Commencement Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Expected Final Payment Date or Principal Commencement Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable Expected Final Payment Date or other expected date, if a Pay Out Event occurs with respect to such Series or Class or under certain other circumstances described herein. See "Risk Factors--Payments and Maturity" for a description of factors that may affect the timing of principal payments on Certificates.

Revolving Period............  The Certificates of each Series offered hereby will have a revolving period (the "Revolving
                               Period"), which will commence at the
                               close of business on a date specified in the related Prospectus Supplement (the "Series Cut-Off Date") and continue until the earlier of (a) the commencement of the Early Amortization Period with respect to such Series and (b) the date specified in the related Prospectus Supplement as the end of the Revolving Period with respect to such Series. During the Revolving Period with respect to a Series offered hereby, collections of Principal Receivables and certain other amounts otherwise allocable to the Certificateholders' Interest of such Series will be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the Certificateholders of other Series or the Bank. See "Description of the Certificates--Principal" and "--Shared Principal Collections" and see "--Pay Out Events" for a discussion of the events which might lead to the termination of the Revolving Period with respect to a Series prior to its scheduled ending date.

Accumulation Period.........  If the related Prospectus Supplement so specifies, unless an Early Amortization Period commences with respect to a Series offered hereby, the Certificates of such Series will have an accumulation period (the "Accumulation Period"), which will commence at the close of business on the date specified in such Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period with respect to such Series,
                               (b) payment in full of the Invested Amount of the Certificates of such Series and (c) the Series Termination Date with respect to such Series. During the Accumulation Period of a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be deposited on each Distribution Date with respect to such Accumulation Period in a trust account established for the benefit of the Certificateholders of such Series (a "Principal Funding Account") and used to make principal distributions to the Certificateholders of such Series when due. The "Distribution Date" is the 15th day of each month (or if such 15th day is not a business day, the next succeeding business day). The amount to be deposited in the
                               Principal Funding Account for any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Accumulation Amount") plus any existing deficit controlled accumulation amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount and there may be priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

Scheduled Amortization        If the related Prospectus Supplement so
Period......................   specifies, unless an Early Amortization Period
                               commences with respect to a Series offered hereby, the Certificates of such Series will have an amortization period (the "Scheduled
                               Amortization Period"), which will commence at the close of business on the date specified in such Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period with respect to such Series, (b) payment in full of the Invested
                               Amount of the Certificates of such Series and
                               (c) the Series Termination Date with respect to such Series. During the Scheduled Amortization
                               Period of a Series, collections of Principal
                               Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be used on each Distribution Date with respect to such Scheduled Amortization
                               Period to make principal distributions to Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed to Certificateholders of any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount (the
                               "Controlled Distribution Amount") equal to an amount (the "Controlled Amortization Amount") specified in the related Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior
                               Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount and there may be priorities among such Classes with respect to such distributions.

Early Amortization Period...  During the period from the day on which a Pay Out
                               Event has occurred with respect to a Series to the date on which the Invested Amount of the Certificates of such Series and the Enhancement Invested Amount, if any, with respect to such Series have been paid in full or the related Series Termination Date has occurred (the "Early Amortization Period"), collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the Certificateholders of such Series monthly on each Distribution Date beginning with the first Special Payment Date with respect to such Series. In addition, upon the commencement of the Early Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date with respect to such Series. See "Description of the Certificates--Pay Out Events" for a discussion of the events which might lead to the commencement of the Early Amortization Period with respect to a Series.

Shared Principal              To the extent that collections of Principal
Collections.................   Receivables and certain other amounts that are
                               allocated to the Certificateholders' Interest of any Series are not needed to make payments to the Certificateholders of such Series or required to be deposited in a

                               Principal Funding Account for such Series, such collections will be applied to cover principal payments due to or for the benefit of Certificateholders of another Series. Any such reallocation will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. See "Description of the Certificates--Shared Principal Collections".

Special Funding Account.....  If on any date the Seller's Interest is less than or equal to the Required Seller's Participation Amount or the amount of Principal Receivables in the Trust is less than or equal to the Required Principal Balance, the Servicer shall not distribute to the Bank any Shared Principal Collections which otherwise would be distributed to the Bank, but shall deposit such funds in the Special Funding Account. Funds on deposit in the Special Funding Account will be withdrawn and paid to the Bank on any Distribution Date to the extent that, after giving effect to such payment, the Seller's Interest exceeds the Required Seller's Participation Amount and the amount of Principal Receivables in the Trust exceeds the Required Principal Balance on such date; provided, however, that if an Accumulation Period, Scheduled Amortization Period or Early Amortization Period commences with respect to any Series, any funds on deposit in the Special Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series.

Sharing of Additional         Subject to certain limitations described under
Finance Charges.............   "Description of the Certificates--Sharing of
                               Additional Finance Charges", collections of
                               Finance Charge Receivables and certain other amounts allocable to the Certificateholders'
                               Interest of any Series which is included in a Group in excess of the amounts necessary to make required payments with respect to such Series
                               (including payments to the provider of any related Series Enhancement) will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge
                               Receivables allocable to any other Series included in such Group, in each case pro rata based upon the amount of the shortfalls, if any, with respect to such other Series. See
                               "Description of the Certificates--Sharing of
                               Additional Finance Charges".

Funding Period..............  The Prospectus Supplement relating to a Series of
                               Certificates may specify that for a period beginning on the Series Issuance Date with respect to such Series and ending on a specified date before the commencement of the Scheduled Amortization Period or Accumulation Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series. If so specified in the related Prospectus Supplement, the amount of such difference will be held in a trust account established with the

                               Trustee for the benefit of Certificateholders of such Series (the "Prefunding Account") pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the Certificateholders' Interests of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Certificateholders' Interest on the Series Issuance Date with respect to such Series, the aggregate principal amount of the Certificates of such Series (the "Initial Amount") and the date by which the Certificateholders' Interest is expected to equal the Initial Amount. The Funding Period with respect to a Prefunded Series shall not exceed one year.

                              If so specified in the related Prospectus
                               Supplement, during the Funding Period, funds on deposit in the Prefunding Account for a Series may or, under certain circumstances, must be withdrawn and paid to the Bank to effect increases in the Certificateholders' Interest. In the event that the Certificateholders' Interest does not equal the Initial Amount by the end of the Funding Period, any amount remaining in the Prefunding Account and additional amounts specified, if any, in the related Prospectus Supplement will be payable to the Certificateholders of such Series in a manner and at such time as set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, monies in the Prefunding Account with respect to any Series will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and investment earnings and any applicable payment under any such investment arrangement will be applied to pay interest on the Certificates of such Series.

Credit Enhancement..........  The credit enhancement with respect to a Series offered hereby (the "Credit Enhancement") may include a letter of credit, a cash collateral account, a surety bond, an insurance policy or any other form of credit enhancement described in the related Prospectus Supplement. Credit Enhancement may also be provided to a Class or Classes of a Series by subordination provisions which require that distributions of principal and/or interest be made with respect to the Certificates of such Class or Classes before distributions are made to one or more other Classes of such Series.

                              The type, characteristics and amount of the
                               Credit Enhancement with respect to any Series will be determined based on several factors, including the characteristics of the Receivables and Accounts underlying or comprising the Trust Assets as of the Series Issuance Date with respect thereto, and will be established on the basis of requirements of each applicable Rating Agency. The terms of the Credit Enhancement with respect to any Series offered hereby will be described in the related Prospectus Supplement. See "Description of the Certificates--Credit Enhancement" and "Risk Factors--Limited Nature of Rating".

Servicing...................  The Servicer (initially, the Bank) will be responsible for servicing, managing and making collections on the Receivables. Subject to certain exceptions described under "Description of the Certificates--Deposits in Collection Account", the Servicer will deposit any collections on the Receivables in a Monthly Period into the Collection Account within two business days of the Date of Processing (or, in the case of Interchange, no later than the Distribution Date) to the extent such collections are allocable to the Certificateholders' Interest of any Series and are required to be deposited into an account for the benefit of, or distributed to, the Certificateholders of any Series or the issuer of any Series Enhancement. On the earlier of (i) the second business day following the Date of Processing and (ii) the day on which the Servicer deposits any collections into the Collection Account, subject to certain exceptions described herein, the Servicer will pay to the Bank its allocable portion of any collections then held by the Servicer. The "Date of Processing" is the business day a record of any transaction is first recorded pursuant to the Servicer's data processing procedures. On or about the third business day preceding each Distribution Date (each, a "Determination Date"), the Servicer will calculate the amounts to be allocated to the Certificateholders of each Class or Series and the Bank as described herein in respect of collections of Receivables received with respect to the preceding Monthly Period.

                              In certain limited circumstances, the Bank may
                               resign or be removed as Servicer, in which event either the Trustee or, so long as it meets certain eligibility standards set forth in the Pooling Agreement, a third-party servicer may be appointed as successor servicer. (The Bank or any such successor servicer is referred to herein as the "Servicer".) The Bank is permitted to delegate any of its duties as Servicer to any of its affiliates and to certain third-party service providers, but any such delegation will not relieve the Servicer of its obligations under the Pooling Agreement or any Supplement. The Servicer will receive servicing fees payable with respect to each Series offered hereby as servicing compensation from the Trust. See "Description of the Certificates--Servicing Compensation and Payment of Expenses".

Mandatory Reassignment and
 Transfer of Certain          Pursuant to the Pooling Agreement, as of each
 Receivables................   Series Issuance Date (and on each date of
                               addition) the Bank, in its capacity as seller, has severally made or will severally make certain representations and warranties in the Pooling Agreement with respect to the Accounts
                               (or Additional Accounts) owned by the Bank and the Receivables (or Receivables in Additional
                               Accounts) transferred by the Bank to the Trust.
                               If the Bank breaches any such representation and warranty, under certain circumstances and subject to certain conditions described under "The Pooling

                               Agreement--Representations and Warranties", all Receivables with respect to the affected Account will be reassigned to the Bank. In addition, if the Bank breaches certain other representations and warranties described under "The Pooling Agreement--Representations and Warranties", all the Receivables transferred by the Bank to the Trust may be reassigned to the Bank. See "The Pooling Agreement--Representations and
                               Warranties".

                              The Bank has provided certain covenants in the
                               Pooling Agreement in its capacity as Servicer. If the Servicer breaches any such covenant with respect to any Receivable, subject to certain conditions described under "The Pooling Agreement--Servicer Covenants", all Receivables with respect to the affected Account will be assigned to the Servicer. In the event of a transfer of servicing obligations to a successor servicer, such successor servicer, rather than the Bank, would be responsible for any subsequent failure to comply with the Servicer's covenants.

Tax Status..................  In the opinion of Cravath, Swaine & Moore, special tax counsel for the Bank and the Trust ("Tax Counsel"), the Certificates of each Series offered hereby will properly be characterized as debt for federal income tax purposes and under current law the Trust will not be subject to federal income tax. Each Certificateholder, by acceptance of a Certificate of such a Series, will agree to treat the Certificates of such Series as indebtedness of the Bank for federal, state and local income and franchise tax purposes. To the extent that Certificates are issued with OID, Certificateholders may be required to report income in respect of the Certificates on the accrual basis and such Certificateholders may be required to report taxable income prior to receiving corresponding cash distribution. See "Tax Matters" for additional information concerning the application of federal, California and New Hampshire tax laws.

Income Tax Withholding......  Interest on Certificates that are characterized as debt and that are held by non-U.S. persons will be subject to United States withholding tax unless the holder complies with applicable IRS identification requirements. Interest on Certificates that are characterized as debt and that are held by U.S. persons will be subject to backup withholding unless the holder complies with applicable IRS identification requirements. See "Tax Matters".

ERISA Considerations........  Certificates of any Series offered hereby may or may not be eligible for purchase by Benefit
                               Plans. See "ERISA Considerations".

Certificate Rating..........  It will be a condition to the issuance of the
                               Certificates of each Series offered hereby that they be rated in one of the four highest applicable rating categories by at least one nationally recognized statistical rating organization selected by the Bank (the rating agency or agencies rating any Series, the "Rating Agency") or in such higher rating categories as is necessary to receive opinions of Tax Counsel. The rating or ratings applicable to the Certificates of each such Series will be as set forth in the related Prospectus Supplement.

                              A security rating should be evaluated
                               independently of similar ratings of different types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Limited Nature of Rating".

                                 RISK FACTORS

  INVESTORS SHOULD CONSIDER THE FOLLOWING MATERIAL FACTORS IN CONNECTION WITH THE PURCHASE OF CERTIFICATES.

  Limited Liquidity. There can be no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby or, if such a secondary market does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so.

  Issuance of Additional Series; Effect on Timing or Amount of Payments to Certificateholders and Voting Rights. The Trust, as a master trust, has issued other Series and is expected to issue additional Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by, or consent of, holders of the Certificates of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements and any other amendment or supplement to the Pooling Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the following conditions, among others: (a) such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Certificates of any outstanding Series (any such reduction or withdrawal is referred to herein as a "Ratings Effect") and (b) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank, such issuance will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series. There can be no assurance, however, that the terms of any Series might not have an impact on the timing or amount of payments received by a Certificateholder of another Series. See "Description of the Certificates--New Issuances".

  Effect of Addition of Trust Assets on Credit Quality. The Bank expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts may include accounts originated using criteria different from those which were applied to the Initial Accounts because such accounts were originated at a later date or were part of a portfolio of accounts which were not part of the Providian Portfolio as of the Trust Cut-Off Date or which were acquired from another institution. Moreover, Additional Accounts designated at any time may not be accounts of the same type as those previously included in the Trust. See "The Pooling Agreement--Representations and Warranties". Consequently, there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts previously included in the Trust. In addition, such Additional Accounts may consist of revolving credit card accounts or other revolving credit accounts which have different terms than the Initial Accounts and the Additional Accounts previously included in the Trust, including lower periodic finance charges and other fees and charges, which may have the effect of reducing the average yield on the portfolio of Accounts included in the Trust. The designation of Additional Accounts will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates--Addition of Trust Assets", including that (a) such addition will not result in a Ratings Effect and (b) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank, such addition will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series. Since the Trust Cut-Off Date, the Bank has conveyed to the Trust Receivables in Additional Accounts in accordance with the terms of the Pooling Agreement. See "Description of the Certificates--Addition of Trust Assets".

  Characterization of Transfer of Receivables; Potential Effect of Insolvency and Receivership of the Bank. While the Bank has sold and will sell Receivables to the Trust, a court could treat such a transaction as an assignment of collateral as security for the benefit of the Certificateholders of the outstanding Series. The Bank warrants in the Pooling Agreement that the transfer of Receivables by it to the Trust is either a sale of such Receivables to the Trust or the grant to the Trust of a security interest in such Receivables. The Bank will take certain actions under applicable state law to perfect the Trust's interest in the Receivables transferred to the Trust by the Bank and, in the Pooling Agreement, the Bank warrants that, if the transfer by the Bank to the Trust is a grant to the Trust of a security interest in the applicable Receivables, the Trust will have a first priority perfected security interest therein and, with certain exceptions and for certain limited periods of time, in the proceeds thereof (subject, in each case, to certain potential tax liens referred to under "The Pooling Agreement--Representations and Warranties"). Nevertheless, if the transfer of Receivables by the Bank to the Trust is deemed to create a security interest therein under the California or New Hampshire Uniform Commercial Code (the "UCC"), a tax or government lien or other nonconsensual lien on property of the Bank arising before Receivables come into existence may have priority over the Trust's interest in such Receivables and, if the FDIC were appointed receiver of the Bank, the receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. In addition, while the Bank is the Servicer, cash collections held by the Bank may, subject to certain conditions, be commingled and used for the benefit of the Bank prior to the date on which such collections are required to be deposited in the Collection Account as described under "Description of the Certificates--Deposits in Collection Account" and, in the event of the insolvency or receivership of the Bank or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections.

  If the FDIC were appointed receiver of the Bank or if certain other events relating to the bankruptcy, insolvency or receivership of the Bank were to occur (an "Insolvency Event"), then a Pay Out Event would occur with respect to each Series and, pursuant to the terms of the Pooling Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless each other holder of the Seller's Interest, Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class and, to the extent provided in the Supplement for any Series, any Credit Enhancer instruct otherwise), thereby causing early termination of the Trust and a loss to the Certificateholders of a particular Series if the sum of (a) the portion of the proceeds of such sale allocable to such Certificateholders and (b) the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series is insufficient to pay such Certificateholders in full. To the extent the Bank grants a security interest in the Receivables to the Trust, and such security interest is validly perfected before the occurrence of an Insolvency Event and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Bank or its creditors, based upon opinions issued by the general counsel of the FDIC and a related policy statement issued by the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery, by the FDIC. However, such opinions and policy statement are not binding on the FDIC and, if the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments to the Certificateholders of all outstanding Series. In addition, federal law governing receiverships of federally-insured depository institutions would be interpreted to require compliance with certain claims procedures if a receiver were appointed for the Bank before the Trustee could collect, sell, dispose of or otherwise liquidate the Receivables, which could delay or possibly reduce payments on the Certificates of all outstanding Series. Upon the occurrence of an Insolvency Event, if no Pay Out Event other than such Insolvency Event exists, the FDIC may have the power to continue to require the Bank to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of an Early Amortization Period. In the event of a Servicer Default, if a conservator, receiver or liquidator is appointed for the Servicer, and no Servicer Default other than such conservatorship, receivership, liquidation or insolvency of the Servicer exists, the conservator, receiver or liquidator may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "-- Certain Matters Relating to Receivership".

  Effect of Consumer Protection Laws on Certificateholders. The Accounts and Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the making, enforcement and collection of consumer loans. The United States Congress and the states may enact laws and amendments to existing laws to further regulate the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain the current level of periodic finance charges and other fees and charges with respect to the Accounts. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables. From time to time members of Congress have attempted unsuccessfully, and may in the future attempt, to limit the maximum annual percentage rate that may be assessed on credit card accounts. In addition, in May, 1992, two members of the House Banking Committee asked the United States General Accounting Office (the "GAO") to undertake a study of competition in the credit card industry and particularly to address how a government-imposed limit on credit card interest rates could affect credit availability. In Spring 1994, the GAO released its study on competitive pricing and disclosure in the credit card industry. The GAO did not recommend that Congress enact legislation capping interest rates on credit cards, but did recommend monitoring of the industry. The Bank cannot predict what action, if any, will be taken by Congress as a result thereof. If federal legislation were enacted which contained an interest rate cap substantially lower than the annual percentage rates currently assessed on the Accounts, it is possible that the Portfolio Yield would be reduced and therefore a Pay Out Event could occur with respect to the Certificates of each Series. See "Description of the Certificates--Pay Out Events". In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving loan providers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated which would impose additional limitations on the periodic finance charges or other fees or charges relating to the Accounts.

  Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally-insured state-chartered banks and federally-insured national banks) which issue credit cards. These actions challenged various fees and charges (such as late fees, over-the-limit fees, returned check charges and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state credit card issuers. In June, 1996, the United States Supreme Court upheld a decision of the California Supreme Court holding that the late payment fees in question were "interest" and as such were governed by federal law, which authorizes national banks to charge out-of-state customers an interest rate allowed by the bank's home state. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws".

  Pursuant to the Pooling Agreement, if a Receivable fails to comply in all material respects with applicable requirements of law, subject to certain conditions described under "The Pooling Agreement--Representations and Warranties", all Receivables in the affected Account will be reassigned to the Bank or, in some circumstances, to the Servicer. On the Series Issuance Date with respect to each Series and on each date of addition, the Bank has made and (with respect to future Series and designations of Additional Accounts) will make certain representations and warranties relating to the validity and enforceability of the Accounts and the related Receivables. The sole remedy if any such representation or warranty is breached is that, subject to certain conditions described herein under "The Pooling Agreement--Representations and Warranties", the interest of Certificateholders of all Series in the Receivables affected thereby will be reassigned to the Bank or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, the Bank may be obligated to accept the reassignment of all the Receivables, which reassignment will constitute the sole remedy available to Certificateholders with respect to any such breach. See "The Pooling Agreement--Representations and Warranties" and "-- Servicer Covenants" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws".

  Timing of Principal Payments Other Than at Expected Maturity. The Receivables may be paid at any time and there is no assurance that there will be new Receivables created in the Accounts, that Receivables will be added to the Trust or that any particular pattern of accountholder repayments will occur. The actual rate of accumulation of principal with respect to a Series in a Principal Funding Account during an Accumulation Period and the rate of distribution of principal with respect to a Series during a Scheduled Amortization Period or Early Amortization Period will depend on, among other factors, the rate of accountholder repayments, the timing of the receipt of repayments and the rate of default by accountholders. As a result, no assurance can be given that the Invested Amount of a Series of Certificates will be paid on the Expected Final Payment Date, if any, with respect to such Series or that payments of principal during the Scheduled Amortization Period with respect to a Series of Certificates will equal the Controlled Amortization Amount, if any, with respect to such Series or will follow any expected pattern. Accountholder monthly payment rates with respect to the Accounts are dependent upon a variety of factors, including seasonal purchasing and payment habits of accountholders, the availability of other sources of credit, general economic conditions, tax laws and the terms of the Accounts (which are subject to change by the Bank). No assurance can be given as to the accountholder payment rates which will actually occur in any future period.

  A decline in the amount of Receivables in the Accounts for any reason (including, the decision by accountholders to use competing sources of credit, an economic downturn or other factors) could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of an Early Amortization Period with respect to such Series. The Pooling Agreement provides that the Bank will be required to make an Addition to the Trust in the event that either (a) the Seller's Interest is not maintained at a minimum level equal to the Required Seller's Percentage of the sum of (i) the aggregate amount of Principal Receivables and (ii) the aggregate principal amount on deposit in the Special Funding Account (the "Required Seller's Participation Amount") or (b) the amount of Principal Receivables in the Trust is not maintained at a minimum level equal to the excess of (i) the sum of the initial Invested Amounts of each Series then outstanding (provided that certain Series may be excluded from such calculation if the issuance of such Series will not result in a Ratings Effect) over (ii) the aggregate principal amount on deposit in the Special Funding Account (the "Required Principal Balance"). The "Required Seller's Percentage" is equal to 4% but may be reduced under certain circumstances described under "Description of the Certificates--Addition of Trust Assets". In the event that the Bank fails to make such Addition by the day on which it is required to make such Addition pursuant to the Pooling Agreement, as described under "Description of the Certificates--Addition of Trust Assets", a Pay Out Event will occur with respect to all outstanding Series.

  Limited Nature of Rating; Reduction or Withdrawal of Rating. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling Agreement and the related Supplement and will be based primarily on the value of the Receivables in the Trust and the availability of any Series Enhancement with respect to such Series or Class. However, any such rating will not address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. Further, the available amount of any Credit Enhancement or other Series Enhancement with respect to any such Series or Class will be limited and will be subject to reduction from time to time as described in the related Prospectus Supplement. The rating of the Certificates of a Class or Series will not be a recommendation to purchase, hold or sell such Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant. Any such reduction or withdrawal of a rating, if it were to occur, could adversely affect the market value of the Certificates.

  Book-Entry Registration. The Certificates of each Series offered hereby initially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Consequently, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as such term is used in the Pooling Agreement and any Supplement). Hence, until such time, Certificateholders will only be able to exercise the rights of Certificateholders indirectly through DTC, CEDEL or Euroclear and their respective participating organizations. See "The Pooling Agreement--Book Entry Registration" and "--Definitive Certificates".

  Risks Presented by Social, Geographic, Economic and Other Factors. Changes in credit use and payment patterns by accountholders result from a variety of economic, geographic and social factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates offered for various types of loans. Adverse changes in economic conditions in any states where cardholders are located could have a direct impact on the timing and amount of payments on the Certificates of any Series. Social factors include changes in consumer confidence levels and attitudes regarding incurring debt and changing attitudes regarding personal bankruptcy. The use of incentive programs (e.g., gift awards for credit usage) may affect credit use. The Bank is unable to determine whether or to what extent changes in economic, geographic or social factors will affect credit use or repayment patterns.

  Competition in the Credit Card and Consumer Revolving Loan Industry. The credit card and consumer revolving loan industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged to consumers. There is increased use of advertising, target marketing, pricing competition and incentive programs. New consumer credit providers have entered the market and existing providers have launched strategies such as co-branding and balance transfer programs to increase their market share. In addition, certain consumer credit providers offer low introductory rates or lower rates generally to increase their market share. Such rates may be lower than those currently assessed on the Accounts. The Bank may also solicit existing accountholders to open other revolving credit card accounts or revolving credit accounts which offer certain benefits not available under the Accounts, including lower periodic finance charges or reduced late charges and other fees or charges. If accountholders choose to utilize competing sources of credit, the rate at which new Receivables are generated in the Accounts may be reduced and certain purchase and payment patterns with respect to the Receivables may be affected. The Trust will be dependent upon the Bank's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Bank does not add Additional Accounts to the Trust, a Pay Out Event could occur with respect to each Series.

  The Ability of the Bank to Change Terms of the Accounts; Decreases in Finance Charges. Pursuant to the Pooling Agreement, the Bank does not transfer to the Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, the Bank will have the right to determine the periodic finance charge, the fees and the other charges which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms with respect to the Accounts. A decrease in the periodic finance charge or other fees or charges applicable to the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event with respect to a Series and the commencement of an Early Amortization Period with respect to such Series, as well as decreased protection to Certificateholders against charged-off Accounts. Under the Pooling Agreement, the Bank has agreed that, unless required by law or unless, in its sole discretion, the Bank deems it necessary to maintain on a competitive basis its lending business, it will not reduce the annual percentage rate of the periodic finance charge assessed on the Receivables or reduce other fees on the Accounts, if as a result of such reduction, either its reasonable expectation is that such reduction will, based on the facts known at such time, cause a Pay Out Event to occur with respect to a Series or such reduction is not applied to any comparable segment of consumer revolving credit accounts owned by the Bank which have characteristics the same as or substantially similar to the Accounts. In addition, the Bank, subject to compliance with applicable laws, may in its sole discretion change the other terms of its Accounts, if such change is made applicable to any comparable segment of consumer revolving credit accounts owned by the Bank which have characteristics the same as, or substantially similar to, such Accounts. Except as specified above, there are no restrictions on the Bank's ability to change the terms of the Accounts. There can be no assurance that changes in applicable law, changes in the marketplace, including other credit card issuers lowering their annual percentage rates, or prudent business practice might not result in a determination by the Bank to decrease customer finance charges or otherwise take actions which would change any Account terms. See "--Competition in the Credit Card and Consumer Revolving Loan Industry". In addition, there can be no assurance that a change made in the terms of the Accounts would not result in the downgrade or withdrawal of the rating of the Certificates. In servicing the Accounts, the Servicer is required to apply its usual and customary servicing procedures for servicing receivables comparable to the Receivables and to act in accordance with the Bank's written policies and procedures relating to the operation of their consumer revolving lending business (the "Lending Guidelines").

  Control. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling Agreement or the related Supplement. However, under certain circumstances, the consent or approval of a specified percentage of the aggregate unpaid principal amount of the Certificates of all outstanding Series will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Pooling Agreement under certain circumstances and directing a reassignment of the entire portfolio of Accounts. In addition, following the occurrence of an Insolvency Event with respect to the Bank, the Trust Assets will be liquidated unless the holders of Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, if a Series includes more than one Class, each Class of such Series (along with each other holder of the Seller's Interest and, to the extent provided in the Supplement for any Series, any Credit Enhancer) direct the Trustee not to sell or otherwise liquidate the Receivables. Further, in certain cases (including with respect to certain amendments described under "The Pooling Agreement--Amendments"), when determining whether the required percentage of Certificateholders of a Series have given their approval or consent, all the Certificateholders of such Series will be treated as a single class (whether or not such Series includes more than one Class). Accordingly, one or more Classes of Certificateholders may have the power to determine whether any such action is taken without regard to the position or interests of other Classes of Certificateholders relating to such action.

             THE BANK'S CREDIT CARD AND CONSUMER LENDING BUSINESS

Business Overview

  The Bank is a national banking association and a wholly owned subsidiary of Providian Financial Corporation. The Bank is a diversified consumer lender, offering a range of lending products, including unsecured credit cards, revolving lines of credit, home loans, secured and partially secured credit cards, and fee-based products. The "Providian Portfolio" discussed herein includes unsecured credit card accounts and unsecured revolving line of credit accounts (which are accessed by checks rather than credit cards) under management by the Bank or its affiliates but does not currently include secured and partially secured credit card accounts, home loans and, except for the Bank's Visa Classic product, credit card accounts with lower credit limits designed to serve individuals who have limited access to credit and are underserved by traditional financial institutions. The Providian Portfolio consists primarily of unsecured credit card receivables generated through VISA(R)/1/ and MasterCard(R)/1/ credit cards.

  Secured and partially secured credit card accounts and credit card accounts with lower credit limits designed to serve individuals who have limited access to credit and are underserved by traditional financial institutions may be included in the Providian Portfolio in the future. Secured and partially secured accounts are revolving credit card accounts that are secured or partially secured by a savings deposit established by the accountholder and held at the Bank. The amount initially required to be deposited by the accountholder in the savings deposit will be determined based on the accountholder's credit profile and the amount of the credit line and may vary from accountholder to accountholder. The amount of the required savings deposit, as a portion of the accountholder's credit limit, may be reduced over time or otherwise modified based on the accountholder's credit performance.

  Receivables transferred and to be transferred by the Bank to the Trust pursuant to the Pooling Agreement are generated from transactions made and cash advances obtained by accountholders under accounts in the Providian Portfolio. All accounts in the Providian Portfolio (other than certain accounts purchased from third parties) were originated using the Bank's account opening procedures. Certain of the accounts were originated by former affiliates of the Bank or were acquired by the Bank in portfolio acquisitions.

  The Bank uses its affiliate, Providian Bancorp Services, and third party vendors in the process of originating and servicing accounts in the Providian Portfolio. Account set-up, telemarketing, customer service, collection activities and certain data processing services are performed by Providian Bancorp Services primarily at operations centers located in northern California. Other data processing functions are handled by Total System Services, Inc. ("Total System"), a Columbus, Georgia-based company. Total System is the nation's second largest credit card processing company. Total System is responsible for issuing and encoding cards, authorizing accountholder purchases and processing transactions for merchants. Total System also sends monthly billing statements, stores customer data files, updates master files daily and provides master file tapes each month. The accounts in the Providian Portfolio were principally generated through direct mail, telemarketing and other direct marketing channels. Solicitations are made to a pre-screened list of prospective accountholders, followed by credit verification and telemarketing support. The Bank's underwriting, telemarketing, customer service and collection procedures, described below, are subject to change as the competitive environment, industry practice, legal requirements or the Bank's business objectives may require.

  The Bank has acquired and may from time to time acquire accounts originated by third parties the receivables of which may be included in the Providian Portfolio and the Trust Portfolio. Accounts acquired by the Bank from third parties, which are part of the Providian Portfolio, were originally opened using criteria established by other institutions and may not have been subject to the same underwriting procedures and credit review as accounts established by the Bank. During the first and second quarters of 1998 the Bank acquired two portfolios of credit card accounts from First Union Direct Bank, N.A. ("First Union"). The credit card accounts acquired by the Bank from First Union were principally generated through pre-approved direct-mail solicitations
--------
/1/ VISA(R) and MasterCard(R) are registered trademarks of VISA U.S.A., Inc.
 and MasterCard International Incorporated, respectively.

sent to pre-screened lists of consumers. As part of the pre-screening process, First Union provided a set of credit history criteria to credit reporting agencies, which in turn generated a list of prospective cardholders with desired attributes. First Union further refined the list by applying additional underwriting criteria designed to predict the potential credit risk of prospective cardholders. Consumers responding to the solicitations were subject to a back-end verification process during which an applicant's credit history was reviewed a second time and updated and verified against First Union's underwriting criteria. First Union based each customer's credit limit upon, among other things, such customer's credit profile, level of indebtedness and demographic data. Approximately $300 million of the credit card receivables acquired by the Bank from First Union were added to the Trust in 1998. During the fourth quarter of 1998 the Bank acquired a portfolio of credit card accounts from Morgan Stanley Dean Witter's Bravo card program and during the first quarter of 1999 the Bank acquired a portfolio of credit card accounts from H&R Block, Inc.'s "WebCard" program. Credit card receivables acquired by the Bank from these and other credit card issuers may be added to the Trust from time to time. There can be no assurance that the purchased accounts will perform similarly to accounts originated by the Bank. See "Description of the Certificates--Addition of Trust Assets".

Underwriting Procedures

  The Bank's credit screening process begins with a "prescreening" review which identifies creditworthy consumers who are likely to be eligible for an account. In the "prescreening" process, the Bank provides a set of credit criteria directly, or indirectly through a third party, to credit reporting agencies. The credit reporting agencies screen their databases and generate a list of names with the desired attributes. The list is further refined by applying an additional set of targeting criteria which have been derived by the Bank from a statistical modeling of attributes from previous solicitations, behavioral usage and credit risk. This final list is then statistically verified by the Bank to ensure that the list complies with the criteria supplied.

  Individuals who receive account solicitations from the Bank must respond in writing or by telephone. Once the response is received, the Bank reviews credit reporting agency information and information provided by the applicant to confirm that the applicant meets the Bank's credit criteria. The Bank establishes pricing and credit limits on an individualized basis, based on the customer's risk profile, loan feature preferences and price sensitivity and on the Bank's profitability and risk guidelines.

  Each accountholder is subject to an agreement governing the terms and conditions of the account. Pursuant to such lending agreement, the Bank reserves the right to change or terminate any terms, conditions, services or features of the account (including increasing or decreasing periodic finance charges, other charges or minimum payments). The Bank monitors customers' risk profiles, and may adjust product features and/or pricing as the customer relationship evolves. By their terms, the Bank's lending agreements are governed by New Hampshire law.

Telemarketing and Customer Service

  The Bank believes that customer contact must be quickly established to take advantage of additional marketing opportunities, verify application information and assist in the collections process. Customers have access to their account information 24 hours a day, seven days a week. Customer service representatives have on-line access to the customer's account history in order to immediately resolve most questions. When charges are in dispute, the Bank's current policy is to note on the accountholder's monthly billing statements that such portion of the balance is in dispute, and such portion will not accrue finance charges pending resolution of the dispute. Multiple tracking and reporting systems are employed to ensure that service standards are achieved and maintained.

Collection Efforts and Delinquencies

  Efforts to collect delinquent consumer credit receivables are made by the Bank or its affiliates as well as attorneys retained in different states. Current collection practices are characterized by quick intervention when payments become overdue, automated calling systems designed to improve efficiency in contacting customers, and close monitoring of delinquencies and charge-offs. Collections practices are revised from time to time in accordance with the Bank's experience.

  Under the Bank's current collections policy, statements are sent monthly and accountholders have approximately 30 days after the statement date to remit payments before an account is considered past-due. The Bank uses risk assessment and segmentation models to determine when to contact accountholders by telephone after an account balance becomes past due, with an emphasis on early intervention for accounts with the highest risk, and arrangements may be made with accountholders to extend or change payment schedules. Because collection efforts are event-driven, accounts are escalated to more experienced collectors, suspended, closed and/or referred for legal collection based on customer behavior, rather than on the passage of time.

  The Bank's policy is to charge off the principal balance of delinquent accounts no more than 180 days after the delinquency occurs unless prior to the time the balance would otherwise be charged off the accountholder enters into a payment arrangement with the Bank, which generally must include an initial payment of no less than the total amount past due or 4% of the current balance, whichever is greater, and monthly payments of no less than 4% of the current balance. At the time a loan is charged off, related unpaid finance charges and fee income are written off as a reversal of interest and fee revenue. Accounts of deceased accountholders are written off upon determination of uncollectibility, but in no event more than 180 days after delinquency. Accounts of bankrupt accountholders are charged off upon notification of bankruptcy.

  Information with respect to the delinquency and loss experience of the Bank's portfolio is contained in the Prospectus Supplement. Such information sets forth delinquencies grouped by the number of days Receivables are delinquent and the percentage of the portfolio which is delinquent. The loss experience information will show charge-offs in dollars and as a percentage of the Receivables outstanding.

Interchange

  Members participating in the Visa and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses, funding receivables and servicing accountholders for a limited period prior to initial billing. Under the Visa and MasterCard systems, Interchange in connection with accountholder charges for merchandise and services is passed from the banks that clear the transactions for merchants to the credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although Visa and MasterCard may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange paid to the Bank will be allocated to the Trust with respect to each Monthly Period on the basis of (i) the Interchange for all accounts in the Providian Portfolio and (ii) the percentage equivalent of the ratio that the amount of accountholder charges for merchandise and services for the Accounts bears to the total amount of accountholder charges for merchandise and services for all accounts in the Providian Portfolio, in each case for such Monthly Period. The Bank will be required, pursuant to the terms of the Pooling Agreement, to transfer to the Trust for the benefit of Certificateholders the aforementioned percentage of the Interchange. This percentage is an estimate of the actual Interchange paid to the Bank from time to time in respect of the Accounts and may be more or less than the actual amount of Interchange so paid. Interchange transferred to the Trust will be included in Finance Charge Receivables pursuant to the Pooling Agreement for purposes of determining the amount of Finance Charge Receivables and allocating collections and payments thereof to the Certificateholders. Interchange attributable to the Accounts as determined above will also be included in Finance Charge Receivables for purposes of calculating the Portfolio Yield.

Year 2000

  Some older computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognize a date using "00" as the Year 1900 rather than the Year 2000. These computer programs may fail to operate properly in the Year 2000 and after if they are not modified or replaced to comply with year 2000 requirements. This could result in a disruption of operations, including, among other things, a temporary inability to process transactions, send billing statements or engage in similar normal business practices.

  The Bank's parent company, Providian Financial Corporation, has completed a Year 2000 assessment which includes the Bank's computer systems, and has determined that it will have to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. Providian Financial Corporation has also initiated formal communications with the Bank's significant vendors for the purpose of identifying and remediating risks arising from such vendors' own Year 2000 conversion issues. The testing has commenced and is expected to be completed by mid-July 1999.

  The Bank believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems. However, there can be no assurance that the necessary modifications or conversions to the Bank's systems will be completed on time or that significant vendors will timely convert their own systems.

                                 THE ACCOUNTS

General

  The Receivables arise in certain Eligible Accounts (the "Trust Portfolio") selected by the Bank from the Providian Portfolio as described below. See "The Bank's Credit Card and Consumer Lending Business--Business Overview" for a description of the Providian Portfolio and "The Pooling and Servicing Agreement--Representations and Warranties" for a description of Eligible Accounts.

  The accounts originated by the Bank are grouped into "Rollouts" for purposes of administrative convenience. A Rollout represents a group of accounts established from replies to a specific solicitation program. Each rollout has a discrete set of targeting criteria corresponding to it. Product solicitations for a particular rollout are made within a discrete period, normally two to four weeks in length. Accounts may be added to the Trust which were originated by third parties for which the account groupings may differ. The Accounts included in the Trust consisting of rollouts or other account groupings may include accounts for which Receivables have been charged off as uncollectible prior to their addition to the Trust. Receivables in charged-off Accounts are deemed to have a zero balance. The Trust generally has the right to receive recoveries with respect to such charged-off Receivables.

  Although the characteristics (including loss experience) of a particular rollout or account grouping may differ from those of the Providian Portfolio as a whole, the Bank believes that, collectively, the Accounts currently included in the Trust are generally representative of the Accounts in the Providian Portfolio. There can be no assurance that performance of the Accounts included in the Trust (including but not limited to the payment rate, yield, loss and delinquency experience with respect to such Accounts) will be comparable to that of the Accounts in the entire Providian Portfolio.

  The Bank has transferred and will transfer to the Trust all Receivables existing in each Account owned by it on the date of transfer to the Trust and all Receivables generated in such Accounts after such date. All monthly calculations with respect to such Accounts are computed based on activity occurring during a calendar month (each a "Monthly Period"). Pursuant to the Pooling Agreement, the Bank has the right, and in certain cases the obligation (subject to certain limitations and conditions described below), to designate from time to time additional qualifying accounts in the Providian Portfolio to be included as Accounts and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. These Accounts must be Eligible Accounts as of the date the Bank designates such accounts as Additional Accounts. Since the Trust Cut-Off Date, the Bank has conveyed to the Trust Receivables in certain Additional Accounts in accordance with the provisions of the Pooling Agreement. In addition, as of the Trust Cut-Off Date (or as of the applicable addition date) and on the date any new Receivables are created, the Bank has represented and warranted or will represent and warrant to the Trust, as the case may be, that each of the Receivables in any Account or Additional Account owned by the Bank which is conveyed to the Trust on such day meets the eligibility requirements specified in the Pooling Agreement. See "The Pooling Agreement--Representations and Warranties". However, there can be no assurance that all the Accounts will continue to meet the applicable eligibility requirements throughout the life of the Trust.

  Subject to certain limitations and restrictions, the Bank may also designate certain Accounts owned by it the Receivables in which will be removed from the Trust. In such case, the Receivables in the Removed Accounts will be reassigned to the Bank. The Bank may from time to time remove from the Trust certain charged-off Accounts and closed accounts having a zero balance. See "Description of the Certificates--Removal of Accounts". Throughout the term of the Trust, the Trust Portfolio will consist of the Initial Accounts, plus any Additional Accounts, and minus any Removed Accounts.

  The Trust Portfolio currently does not include the receivables arising in secured and partially secured accounts or accounts with lower credit limits designed to serve individuals who have limited access to credit and are underserved by traditional financial institutions. However, such accounts may in the future be selected by the

Bank to be designated for inclusion in the Trust Portfolio. For a description of the Bank's secured and partially secured accounts, see "The Bank's Credit Card and Consumer Lending Business--Business Overview".

  Additional Accounts designated after the date hereof may be accounts of a different type from those previously included in the Trust. Therefore there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts the Receivables in which have been conveyed previously to the Trust. Moreover, such Additional Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described below. Such Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described herein as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic finance charges may have the effect of reducing the Portfolio Yield. The Bank intends to file with the Commission, on behalf of the Trust, a Current Report on Form 8-K with respect to any addition of accounts which would have a material effect on the composition of the Accounts.

Billing and Payments

  The following is information with respect to the billing and payment characteristics generally applicable to the accounts in the Providian Portfolio.

  Monthly billing statements are sent by the Bank to active accountholders. The accounts generally require a minimum monthly payment equal to at least 2% of the new balance shown on the statement, plus any amount that is past-due and any amount by which the new balance exceeds the accountholder's credit limit. The payment due will not be less than $15.00 (unless the new balance is less than $15.00, in which case the payment due will be the amount of the new balance).

  Finance charges are posted to the accounts at the end of each monthly billing cycle. A daily finance charge is calculated by multiplying the daily balance on the account by the applicable daily periodic rate. For the majority of accounts, there is no grace period during which accountholders may avoid monthly periodic charges on cash advances. However, most accounts do have a grace period for new purchases if the entire account balance is paid in full by the due date shown on the monthly billing statement.

  Accounts may have different annual percentage rates for cash advances, purchases and balance transfers and the annual percentage rate may be fixed or variable. New accountholders may be offered a reduced annual percentage rate (which in some cases may be as low as 0%) for an introductory period, and the annual percentage rate on some accounts may be lower or higher than those generally offered by the Bank. For an additional fee, certain accountholders have subscribed to a credit protection feature pursuant to which the accountholder's obligation to make payments and the accrual of finance charges will be suspended upon the occurrence of certain conditions. Other add-on fee products are also offered to accountholders.

  The Bank typically charges accounts certain additional fees including late fees, returned payment check fees, over-limit fees, and returned check fees for any checks written on the account that the Bank returns unpaid. The Bank also charges cash advance fees for certain types of cash advances. Any of these fees may be waived or modified by the Bank at any time.

  The Bank generally does not charge customers an annual fee for the accounts in the Providian Portfolio that are included in the Trust Portfolio. However, the Bank reserves the right to modify the terms of any account to charge an annual fee or other types of fees.

  Payments to the Bank on the accounts are processed and applied first to finance charges, then to any fees billed to the account and then to unpaid principal. Any excess creates a credit balance. Finance charges are posted as of the last day of an account's monthly billing cycle. Principal receivables are posted daily.

  Annual percentage rates, minimum monthly payment requirements, fees and other charges may increase or decrease from current levels. The lending agreements governing the accounts permit the Bank to change rates and other terms at any time after an applicable notice period. There can be no assurance that annual percentage rates, minimum monthly payment requirements, fees and other charges will remain at current levels in the future. See "Risk Factors-- The Ability of the Bank to Change Terms of the Accounts".

                                   THE BANK

  The Bank is a wholly-owned subsidiary of Providian Financial Corporation, a publicly owned financial services company which provides lending and deposit products to consumers nationwide. Providian Financial Corporation and its subsidiaries offer a range of lending products, including unsecured credit cards, revolving lines of credit, home loans, secured and partially secured credit cards, and fee based products nationwide, primarily through direct mail and telemarketing. Providian Financial Corporation became an independent, publicly held company in a spin-off transaction that occurred on June 10, 1997, when shares of its common stock were distributed to the shareholders of Providian Corporation, which was Providian Financial Corporation's parent company prior to the spin-off.

  The Bank is the surviving entity in the merger, completed on January 1, 1998 of Providian National Bank, another subsidiary of Providian Financial Corporation, into First Deposit National Bank. Immediately following the merger, First Deposit National Bank changed its name to Providian National Bank.

  The Bank is a national bank regulated by the Office of the Comptroller of the Currency. Under the grandfather provisions of the Competitive Equality Banking Act of 1987. Providian Financial Corporation is not required to register as a bank holding company so long as certain restrictions are observed, including limitations on new activities by the Bank and on affiliate overdrafts and limitations on the Bank's ability to cross-market its products and services with products and services of its affiliates. The principal executive offices of the Bank are located at 295 Main Street, Tilton, New Hampshire 03276, and the principal executive offices of Providian Financial Corporation are located at 201 Mission Street, San Francisco, California 94105.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Certificates of any Series offered hereby will be paid to the Bank and will be used for the Bank's general corporate purposes or will be applied in such other manner as may be specified in the related Prospectus Supplement.

                                   THE TRUST

  The Trust, as a master trust, previously has issued other Series and is expected to issue additional Series from time to time. The Trust has not engaged and will not engage in any business activity other than acquiring and holding Trust Assets and proceeds therefrom, issuing Series of Certificates and the Seller's Interest and making payments thereon and related activities. As a consequence, the Trust does not and is not expected to have any source of capital resources other than the Trust Assets. The Trust is administered in accordance with the laws of the State of New York.

  The Bank has conveyed to the Trust, without recourse, its interest in all Receivables arising under the Accounts. The Trust Assets consist of the Receivables, all monies due or to become due thereunder, the proceeds of the Receivables, and certain Interchange attributable to accountholder charges for goods and services in certain of the Accounts, all monies on deposit in the Collection Account and in certain accounts maintained for the benefit of the Certificateholders, any Participations included in the Trust, funds collected or to be collected with respect to such Participations and any Series Enhancements. The Trust Assets are expected to change over the life of the Trust as revolving credit card accounts, other revolving credit accounts and related assets become subject to the Trust and as Accounts are closed, charged off or removed and are no longer subject to the Trust. Pursuant to the Pooling Agreement, the Bank will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate as Trust Assets Receivables arising in Additional Accounts or, in lieu thereof or in addition thereto, Participations. See "Description of the Certificates--Addition of Trust Assets". In addition, the Bank will have the right to remove from the Trust Receivables arising in designated Accounts as described herein under "Description of the Certificates--Removal of Accounts".

                        DESCRIPTION OF THE CERTIFICATES

General

  The Certificates of a Series will be issued pursuant to the Pooling Agreement, and a Supplement thereto relating to such Certificates, between the Bank, as seller of its interest in the Receivables and as servicer of the Accounts, and the Trustee; the Pooling Agreement and each Supplement with respect to any Series offered hereby will be substantially in the form filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Description of the Certificates--New Issuances". The Trustee will provide a copy of the Pooling Agreement (without exhibits or schedules), including any Supplements, to Certificateholders upon written request. The following summary describes certain material provisions common to each Series. Information specific to a Series will be contained in the related Prospectus Supplement. The following summary, together with information included elsewhere in this Prospectus and the information with respect to a specific Series contained in the related Prospectus Supplement, describes the terms of the Certificates.

  The Certificates of each Series offered hereby will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Bank, the "Depository"), except as set forth below. The Certificates of each Series offered hereby will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Bank has been informed by DTC that DTC's nominee will be Cede. See "The Pooling Agreement-- Book-Entry Registration" and "--Definitive Certificates".

  The Certificates of each Series offered hereby will evidence undivided interests in the Trust Assets allocated to the Certificateholders' Interest of such Series, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest and principal with respect thereto as described in the related Prospectus Supplement.

Interest

  Interest will accrue on the Invested Amount of the Certificates of a Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. Collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of a Series offered hereby will be used to the extent specified in the related Prospectus Supplement to make interest payments to Certificateholders of such Series on each Interest Payment Date specified with respect thereto in the related Prospectus Supplement, provided that if an Early Amortization Period commences with respect to such Series, thereafter interest will be distributed to such Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more trust accounts (each an "Interest Funding Account") and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. Funds on deposit in an Interest Funding Account will be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in an Interest Funding Account will be paid to, or at the direction of, the Bank. Interest with respect to the Certificates of each Series offered hereby will accrue and be calculated on the basis described in the related Prospectus Supplement.

Principal

  The Certificates of each Series will have a Revolving Period during which collections of Principal Receivables and certain other amounts otherwise allocable to the Certificateholders' Interest of such Series will be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the Certificateholders of other Series or the Bank. Unless an Early Amortization Period commences with respect to a Series, following the Revolving Period with respect to such Series, such Series will have either an Accumulation Period or a Scheduled Amortization Period.

  During the Accumulation Period, if any, of a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be deposited on each Distribution Date with respect to such Accumulation Period in a Principal Funding Account and used to make principal distributions to the Certificateholders of such Series when due. The amount to be deposited in a Principal Funding Account for any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to a Controlled Deposit Amount equal to a Controlled Accumulation Amount specified in the related Prospectus Settlement plus any existing deficit controlled accumulation amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

  During the Scheduled Amortization Period, if any, of a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series will be used on each Distribution Date with respect to such Scheduled Amortization Period to make principal distributions to any Class of Certificateholders then scheduled to receive such distributions. The amount to be distributed to Certificateholders of any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to a Controlled Distribution Amount equal to a Controlled Amortization Amount specified in the related Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

  During the Early Amortization Period of a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the applicable Certificateholders monthly on each Distribution Date beginning with the first Special Payment Date. During the Early Amortization Period of a Series, distributions of principal to Certificateholders of such Series will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Early Amortization Period, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date. See "Series Provisions--Pay Out Events" for a discussion of the events which might lead to the commencement of the Early Amortization Period with respect to a Series.

  Funds on deposit in any Principal Funding Account established with respect to a Class or Series offered hereby will be invested in Eligible Investments and may be subject to a guarantee or guaranteed investment contract or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Certificates offered hereby at the end of an Accumulation Period with respect thereto, such Class may be subject to a maturity liquidity facility or other similar mechanism specified in the relevant Prospectus Supplement.

Addition of Trust Assets

  If, as of the close of business on the last business day of any Monthly Period, either (a) the Seller's Interest is less than the Required Seller's Participation Amount or (b) the amount of Principal Receivables in the Trust is less than the Required Principal Balance, the Bank shall, on or prior to the close of business on the tenth business day following such day, unless the Seller's Interest equals or exceeds the Required Seller's Participation Amount or the amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance, as the case may be, as of the close of business on any day after the last business day of such Monthly Period and prior to such tenth business day, make an Addition to the Trust such that, after giving effect to such Addition, the Seller's Interest is at least equal to the Required Seller's Participation Amount and the amount of Principal Receivables in the Trust is at least equal to the Required Principal Balance. An "Addition" will consist of (i) receivables arising in Eligible Accounts owned by the Bank or (ii) participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts or other revolving credit accounts owned by the Bank or any affiliate thereof and collections thereon ("Participations"). The addition of Participations to the Trust pursuant to this paragraph will be effected by an amendment to the Pooling Agreement which will not require the consent of Certificateholders but will be subject to the conditions that (x) the Bank shall have delivered to the Trustee a certificate of an authorized officer to the effect that the Bank reasonably believes, based on the facts known to such officer at the time of such certificate, that such amendment will not adversely affect in any material respect the interests of any Certificateholder and (y) such amendment will not result in a Ratings Effect. The Bank may, upon 30 days' prior notice to the Trustee, the Rating Agency and certain providers of Series Enhancement, reduce the Required Seller's Percentage, provided that (a) such reduction will not result in a Ratings Effect and (b) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank, such reduction will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series; and provided further that the Required Seller's Percentage shall never be less than 2%. In addition, the Bank may from time to time, at its sole discretion, subject to the conditions described below, voluntarily make an Addition to the Trust.

  The Bank may designate, from time to time, at its sole discretion, Eligible Accounts to be included as Accounts ("Automatic Additional Accounts"), subject to the limitations specified in this paragraph. If the aggregate number of Automatic Additional Accounts designated to be included as Accounts plus the number of Accounts added pursuant to the preceding paragraph without prior review by the Rating Agency with respect to any of the three consecutive Monthly Periods beginning in January, April, July and October of each calendar year would exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence or the number of such Accounts designated during any twelve-month period would exceed 20% of the number of Accounts as of the first day of such twelve-month period (the "Aggregate Additional Limit"), then no Automatic Additional Accounts may be added during such periods without the consent of the Rating Agency. On or before each Distribution Date, the Bank shall have delivered to the Trustee, the Rating Agency and certain providers of Series Enhancement an opinion of counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding Monthly Period confirming the validity and perfection of each transfer of such Automatic Additional Accounts. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Bank to designate Automatic Additional Accounts will be suspended until such time as the Rating Agency otherwise consents in writing. The addition to the Trust of Receivables in Automatic Additional Accounts will be subject to the further condition that revolving credit card accounts or other revolving credit accounts either (i) not originated by the Bank or any affiliate of the Bank or (ii) of a type not included in the Accounts at the time of their addition may only be designated as Automatic Additional Accounts upon compliance with the conditions described below with respect to Additions. Automatic Additional Accounts and Accounts relating to any Addition are collectively referred to herein as "Additional Accounts".

  In connection with an Addition of Accounts, the Bank will convey to the Trust the Receivables arising in Additional Accounts subject to the following conditions, among others (provided that the following conditions (other than the delivery of a written assignment and a computer file or microfiche list as described in clause (b)) shall not apply to the transfer to the Trust of Receivables in Automatic Additional Accounts): (a) on or before the tenth business day immediately preceding such Addition, the Bank shall have given the Trustee, the Servicer, the Rating Agency and certain providers of Series Enhancement written notice that the Receivables arising in the Additional Accounts will be included as Trust Assets; (b) on or before the date on which any such Receivables are added to the Trust, the Bank shall have delivered to the Trustee a written assignment and a computer file or microfiche list containing a true and complete list of the Additional Accounts specifying for each such Account its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; (c) in the case of an Addition other than a required Addition, the Trustee shall have received confirmation from the Rating Agency that such Addition will not result in a Ratings Effect; (d) in the case of a required Addition which exceeds the Aggregate Additional Limit, the Bank shall have provided the Rating Agency with 15 days' prior written notice and the Rating Agency shall not have notified the Bank that such addition would result in a Ratings Effect; and (e) prior to or on the date any such Receivables are added to the Trust, the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer stating that any related Additional Accounts are Eligible Accounts and that the Bank reasonably believes that (i) such Addition will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series and
(ii) no selection procedure was utilized by the Bank which would result in a selection of Additional Accounts (from the available Eligible Accounts owned by the Bank) that would be materially adverse to the interests of the Certificateholders of any Series as of the date of addition.

  In connection with an Addition of Participations, the Bank will convey the Participations to the Trust subject to the following conditions, among others:
(a) on or before the tenth business day immediately preceding such Addition, the Bank shall have given the Trustee, the Servicer, the Rating Agency and certain providers of Series Enhancement written notice that the Participations will be included as Trust Assets, (b) the Trustee shall have received confirmation from the Rating Agency that such Addition will not result in a Ratings Effect and (c) prior to or on the date any such Participations are added to the Trust, the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer stating that such Addition will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series.

  The Bank may direct that the Principal Receivables in the Additional Accounts be treated as Principal Receivables outstanding on the last day of the Monthly Period preceding the Monthly Period in which the Addition is made for purposes of calculating Floating Allocation Percentages and Principal Allocation Percentages for the Monthly Period of such Addition. Such direction may be made on the date of addition subject to the condition that all collections with respect to the Additional Accounts for the period from the last day of the preceding Monthly Period through the date of addition must be deposited in the collection Account on the date of addition. Following any such Addition, the Servicer will allocate collections for the balance of such Monthly Period, including the collections deposited on the date of addition, to the Certificateholders' Interest of each Series and the Seller's Interest so that each interest receives the same allocations of Finance Charge Receivables, Principal Receivables and Defaulted Amounts that it would have received if such Additional Accounts had been included in the Trust for the entire Monthly Period in which the Addition occurred.

  Affiliates of the Bank may originate or acquire portfolios of revolving credit card accounts or other revolving credit accounts the receivables in which may be participated to the Bank and sold to the Trust. Such a sale of receivables to the Trust will be subject to the conditions described above relating to Additions.

  Additional Accounts or Participations may include accounts originated using criteria different from those which were applied to the Initial Accounts because such accounts were originated at a later date or were part of a portfolio of revolving credit card accounts or other revolving credit accounts which were not part of the Providian Portfolio as of the Trust Cut-Off Date or which were acquired from another institution. Moreover, Additional Accounts and accounts included in Participations may not be accounts of the same type previously included in the Trust. See "The Pooling Agreement--Representations and Warranties". Consequently, there can be no assurance that such Additional Accounts or Participations will be of the same credit quality or have the same payment characteristics as the Initial Accounts or the Additional Accounts previously included in the Trust.

  Additional Accounts of a type different than the Initial Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts which have been designated as Finance Charge Receivables and Principal Receivables herein and Participations may be added to the Trust as Additions. In either case, the Servicer will designate the portions of funds collected or to be collected in respect of such Receivables or Participations to be treated for purposes of the Pooling Agreement as Principal Receivables and Finance Charge Receivables.

Removal of Accounts

  On any day of any Monthly Period the Bank shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Removed Accounts owned and designated by the Bank, upon satisfaction of the following conditions: (a) on or before the tenth business day (the "Removal Notice Date") immediately preceding the date upon which the Receivables in such Accounts are to be removed from the Trust, the Bank shall have given the Trustee, the Servicer, the Rating Agency and certain providers of Series Enhancement written notice of such removal specifying the date for removal of the Removed Accounts (the "Removal Date"); (b) on or prior to the date that is ten business days after the Removal Date, the Bank shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account; (c) the Bank shall have represented and warranted as of each Removal Date that the list of Removed Accounts delivered pursuant to clause (b) above, as of the Removal Date, is true and complete in all material respects (except the balances set forth in such list of Removed Accounts, which shall be true and correct in all material respects as of the Removal Notice Date); (d) the Trustee shall have received confirmation from the Rating Agency that such removal will not result in a Ratings Effect unless the aggregate amount of Principal Receivables outstanding in such Removed Accounts is zero; (e) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer, dated the Removal Date, to the effect that the Bank reasonably believes that (i) such removal will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series and (ii) no selection procedure was utilized by the Bank which would result in a selection of Removed Accounts that would be materially adverse to the interests of the Certificateholders of any Series as of the Removal Date; and (f) as of the Removal Notice Date, either (i) the Receivables in the Accounts owned by the Bank are not more than 15% delinquent by estimated principal amount and the weighted average delinquency of such Receivables is not more than 60 days or
(ii) the Receivables in the Accounts owned by the Bank are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such Receivables does not exceed 90 days.

  Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the Bank a written reassignment and shall be deemed to sell, transfer, assign, set over and otherwise convey to the Bank or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof. Notwithstanding the above, in certain cases, amounts received in connection with the disposition, after removal from the Trust, of Receivables charged-off as uncollectible prior to removal from the Trust will be applied under the Pooling Agreement to offset Defaulted Receivables. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges".

New Issuances

  The Pooling Agreement provides that, pursuant to any one or more Supplements, the Bank may direct the Trustee to issue from time to time new Series subject to the conditions described below (each such issuance a "New Issuance"). Each New Issuance will have the effect of decreasing the Seller's Interest to the extent of the Invested Amount of such new Series. Under the Pooling Agreement, the Bank may designate, with respect to any newly issued Series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust (the "Invested Amount"); (iii) its certificate rate (or formula for the determination thereof); (iv) the interest payment date or dates (the "Interest Payment Dates") and the date or dates from which interest shall accrue; (v) the method for allocating collections to Certificateholders of such Series; (vi) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Series Enhancement with respect thereto; (ix) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors; (x) the Series Termination Date; (xi) the number of Classes of Certificates of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class; (xii) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a global certificate will be paid); (xiii) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xiv) the priority of such Series with respect to any other Series; (xv) the Group, if any, in which such Series will be included; and (xvi) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Bank, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series. The Bank may offer any Series to the public under a Prospectus Supplement or other Disclosure Document in transactions either registered under the Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution". Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Bank. The Bank intends to offer, from time to time, additional Series.

  The Pooling Agreement provides that the Bank may designate Principal Terms such that each Series has an Accumulation Period or a Scheduled Amortization Period which may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Accumulation Period or Scheduled Amortization Period while other Series are not. Collections of Principal Receivables otherwise allocable to a Series which is not amortizing or accumulating principal will be treated as Shared Principal Collections and reallocated to a Series which is amortizing or accumulating principal. Moreover, each Series may have the benefits of Series Enhancements issued by enhancement providers different from the providers of Series Enhancement with respect to any other Series. Under the Pooling Agreement, the Trustee shall hold any such Series Enhancement only on behalf of the Series to which such Series Enhancement relates. With respect to each such Series Enhancement, the Bank may deliver a different form of Series Enhancement agreement. The Bank also has the option under the Pooling Agreement to vary among Series the terms upon which a Series may be repurchased by the Bank or remarketed to other investors. There is no limit to the number of New Issuances that the Bank may cause under the Pooling Agreement. The Trust will terminate only as provided in the Pooling Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

  Under the Pooling Agreement and pursuant to a Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling Agreement. The obligation of the Trustee to authenticate the Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the New Issuance is to occur, the Bank shall have given the Trustee, the Servicer, the Rating Agency and certain providers of Series Enhancement written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Bank shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling Agreement other than the Trustee; (c) the Bank shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to such agreement; (d) the Trustee shall have received confirmation from the Rating Agency that such New Issuance will not result in a Ratings Effect; (e) the Bank shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer, dated the date upon which the New

Issuance is to occur, to the effect that the Bank reasonably believe that such issuance will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event to occur with respect to any Series;
(f) the Bank shall have delivered to the Trustee, the Rating Agency and certain providers of Series Enhancement an opinion of counsel acceptable to the Trustee that for federal income tax purposes (x) following such New Issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (y) such New Issuance will not affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance and (z) such New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholders or the Trust (an opinion of counsel to the effect referred to in clauses (x), (y) and (z) with respect to any action is referred to herein as a "Tax Opinion"); (g) the Bank's remaining interest in Principal Receivables shall not be less than 2% of the total amount of Principal Receivables, in each case as of the date upon which the New Issuance is to occur after giving effect to such issuance; (h) the sum of the Invested Amounts to be used in calculating the Floating Allocation Percentages of all outstanding Series shall not exceed the amount of Principal Receivables to be used in calculating such Floating Allocation Percentages, in each case as of the date of the New Issuance and after giving effect to such New Issuance; and (i) any other conditions specified in any Supplement. Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Bank the Certificates of such new Series for execution and redelivery to the Trustee for authentication.

Collection Account

  The Servicer maintains for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from the Rating Agency in one of its generic credit rating categories which signifies investment grade. "Eligible Institution" means a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof which at all times (a) has either (i) a long-term unsecured debt rating of A2 or better by Moody's Investors Service, Inc. ("Moody's") or (ii) a certificate of deposit rating of P-1 by Moody's, (b) has either (i) a long-term unsecured debt rating of AAA by Standard & Poor's Ratings Group ("Standard & Poor's") or (ii) a certificate of deposit rating of A-1+ by Standard & Poor's and (c) is a member of the FDIC. The Collection Account is currently maintained with Bankers Trust Company. If at any time the Collection Account ceases to be an Eligible Deposit Account, the Collection Account shall be moved so that it will again be qualified as an Eligible Deposit Account. Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America,
(ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper, if any, of which has the highest rating from the Rating Agency, (iii) commercial paper (or other short-term obligations) having, at the time of the Trust's investment therein, a rating in the highest rating category from the Rating Agency, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) notes or bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) money market funds which have the highest rating from, or have otherwise been approved in writing by, the Rating Agency, (vii) time deposits with an entity, the commercial paper of which has the highest rating from the Rating Agency and (viii) any other investments approved in writing by the Rating Agency (collectively, "Eligible Investments"). Such funds may be invested in debt obligations of Providian Financial Corporation or its affiliates so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be treated as collections of Finance Charge Receivables with respect to the last day of the related Monthly Period except as otherwise specified in any Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling Agreement and any Supplement. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders. The Paying Agent shall initially be the Trustee.

Allocation Percentages

  Pursuant to the Pooling Agreement, the Servicer will allocate among the Certificateholders' Interest of each Series and the Seller's Interest all amounts collected with respect to Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to each day during any Monthly Period as follows: (a) collections of Finance Charge Receivables and the Defaulted Amount will at all times be allocated to the Certificateholders' Interest of a Series based on the Floating Allocation Percentage of such Series; and (b) collections of Principal Receivables will at all times be allocated to the Certificateholders' Interest of such Series based on the Principal Allocation Percentage of such Series.

  The "Floating Allocation Percentage" and the "Principal Allocation Percentage" with respect to any Series will be determined as set forth in the related Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement. Amounts not allocated to the Certificateholders' Interest of any Series as described above will be allocated to the Seller's Interest.

Deposits in Collection Account

  For as long as (i) the Bank remains the Servicer under the Pooling Agreement and (ii) either (x) the Bank, as the Servicer, provides to the Trustee a letter of credit covering collection risk of the Servicer acceptable to the Rating Agency (as evidenced by a letter from the Rating Agency to the effect that no Ratings Effect would occur) or (y) the Bank has and maintains a certificate of deposit rating of at least A-1 and P-1 (or their equivalent) by the Rating Agency, the Bank may use for its own benefit all collections received with respect to the Receivables in each Monthly Period until the business day preceding the related Distribution Date, at which time the Bank will deposit all such collections, to the extent described below, into the Collection Account, and the Servicer will make the deposits and payments to the accounts and parties described herein and in the related Prospectus Supplement on the date of such deposit. However, if the Bank is no longer the Servicer or fails to maintain the required letter of credit covering collection risk or the required certificate of deposit rating, the Servicer will make such deposits, as described below, not later than two business days after the Date of Processing, except in the case of collections consisting of Interchange, which will be deposited not later than each Distribution Date. Whether the Servicer is required to make deposits of collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit collections into the Collection Account up to the aggregate amount of collections required to be deposited into an account established for any Series or, without duplication, distributed on the related Distribution Date or Payment Date to Certificateholders of any Series or to the issuer of any Series Enhancement pursuant to the terms of any Supplement or Series Enhancement agreement and (ii) if at any time prior to such Distribution Date or Payment Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw such excess from the Collection Account. Unless otherwise agreed by the Rating Agency, if at any time the Bank or another eligible affiliate of Providian Financial Corporation is not the Servicer, the Collection Account will be moved from the Bank, if then maintained there.

  On the earlier of (i) the second business day after the Date of Processing and (ii) the day on which the Servicer deposits any collections into the Collection Account, the Servicer will pay to the Bank (a) the Bank's allocable portion of collections on Principal Receivables, provided that the Seller's Interest in Principal Receivables on such day (after giving effect to any new Receivables transferred to the Trust on such day) is greater than zero; and
(b) the Bank's allocable portion of collections on Finance Charge Receivables, except in the case of collections consisting of Interchange, the Bank's allocable portion of which will be retained by the Bank. Any amount not allocated to the Bank because the Seller's Interest in Principal Receivables is zero will be held in the Collection Account unallocated ("Unallocated Principal Collections") until the Seller's Interest in Principal Receivables is greater than zero (at which time such amount will be allocated to the Bank) or until an Accumulation Period, Scheduled Amortization Period or Early Amortization Period commences for any Series

(after which such amount will be treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series).

Shared Principal Collections

  Collections on Principal Receivables for any Monthly Period allocated to the Certificateholders' Interest of any Series offered hereby will first be used to cover certain amounts described in the related Prospectus Supplement (including any required deposits into a Principal Funding Account or required distributions to Certificateholders of such Series). The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period (plus certain other amounts described in the related Prospectus Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Series which are either scheduled or permitted and which have not been covered out of the investor principal collections and certain other amounts for such Series ("Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the Bank, provided that (a) such Shared Principal Collections will be distributed to the Bank only to the extent that the Seller's Interest in Principal Receivables is greater than zero (see "--Deposits in Collection Account") and
(b) in certain circumstances described below under "--Special Funding Account", such Shared Principal Collections will be deposited in the Special Funding Account. Any such reallocation of collections on Principal Receivables will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period.

Special Funding Account

  If, on any date, the Seller's Interest is less than or equal to the Required Seller's Participation Amount or the amount of Principal Receivables in the Trust is less than or equal to the Required Principal Balance, the Servicer shall not distribute to the Bank any Shared Principal Collections that otherwise would be distributed to the Bank, but shall deposit such funds in an Eligible Deposit Account established and maintained by the Servicer for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the "Special Funding Account"). Funds on deposit in the Special Funding Account will be withdrawn and paid to the Bank on any Distribution Date to the extent that, after giving effect to such payment, the Seller's Interest exceeds the Required Seller's Participation Amount and the amount of Principal Receivables in the Trust exceeds the Required Principal Balance on such date; provided, however, that if an Accumulation Period, Scheduled Amortization Period or Early Amortization Period commences with respect to any Series, any funds on deposit in the Special Funding Account will be released from the Special Funding Account, deposited in the Collection Account and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series.

  Funds on deposit in the Special Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any Monthly Period will be withdrawn from the Special Funding Account and treated as collections of Finance Charge Receivables with respect to such Monthly Period.

Sharing of Additional Finance Charges

  Any Series offered hereby may be included in a group of Series (a "Group"). Each Series in a specific Group will be entitled to share Additional Finance Charges in the manner, and to the extent, described below with each other Series, if any, in such Group. The Prospectus Supplement with respect to a Series offered hereby will specify whether such Series will be included in a Group and whether any previously issued Series have been included in such Group. Subsequently issued Series may also be included in such Group. Collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of any Series which is included in a Group in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Series Enhancement) that are payable out of collections of Finance Charge Receivables ("Additional Finance Charges") will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in such Group, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in such Group; provided, however, that the sharing of Additional Finance Charges among Series in any Group will continue only until such time, if any, at which the Bank shall deliver to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Bank, the continued sharing of Additional Finance Charges among Series in any Group would have adverse regulatory implications with respect to the Bank. Following the delivery by the Bank of any such certificate to the Trustee there will not be any further sharing of Additional Finance Charges among the Series in any Group. In all cases, any Additional Finance Charges remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the Bank. While any Series offered hereby may be included in a Group, there can be no assurance that (i) any other Series will be included in such Group, (ii) there will be any Additional Finance Charges with respect to such Group for any Monthly Period or (iii) the Bank will not at any time deliver a certificate as described above. While the Bank believes that, based upon applicable rules and regulations as currently in effect, the sharing of Additional Finance Charges among Series in a Group will not have adverse regulatory implications for it, there can be no assurance that this will continue to be true in the future.

Funding Period

  For any Series, the related Prospectus Supplement may specify that during a Funding Period, an amount (the "Prefunding Account Balance") will be held in a Prefunding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Certificateholders' Interest of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Certificateholders' Interest with respect to such Series, the Initial Amount and the date by which the Certificateholders' Interest is expected to equal the Initial Amount. The Funding Period with respect to a Prefunded Series shall not exceed one year.

  If so specified in the related Prospectus Supplement, during the Funding Period, funds on deposit in the Prefunding Account for a Series may or, under certain circumstances, must be withdrawn and paid to the Bank to effect increases in the Certificateholders' Interest. In the event that the Certificateholders' Interest does not for any reason equal the Initial Amount by the end of the Funding Period, any amount remaining in the Prefunding Account and any additional amounts, if any, specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, monies in the Prefunding Account will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Prefunding Account during the related Monthly Period will be withdrawn from the Prefunding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

Defaulted Receivables; Rebates and Fraudulent Charges

  "Defaulted Receivables" for any Monthly Period are Principal Receivables that were charged-off as uncollectible in such Monthly Period. The "Defaulted Amount" for any Monthly Period will be an amount (not less than zero) equal to
(a) the amount of Defaulted Receivables for such Monthly Period minus (b) the sum of (i) the amount of any Defaulted Receivables included in any Account the Receivables in which the Bank or the

Servicer becomes obligated to accept reassignment or assignment during such Monthly Period (unless an Insolvency Event has occurred with respect to the Bank or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted), (ii) the aggregate amount of recoveries received in such Monthly Period with respect to both Finance Charge Receivables and Principal Receivables previously charged-off as uncollectible and (iii) the excess, if any, for the immediately preceding Monthly Period of the sum computed pursuant to this clause (b) over the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period. Receivables in any Account will be charged-off as uncollectible in accordance with the Lending Guidelines and the Servicer's customary and usual policies and procedures for servicing revolving credit card and other revolving credit account receivables comparable to the Receivables. The current policy of the Bank is to charge off the receivables in an account when that account becomes 180 days delinquent, unless the accountholder cures such default by making a partial payment which satisfies the criteria for curing delinquencies set forth in the Lending Guidelines of the Bank. If the Bank receives notice that an accountholder is deceased or in bankruptcy proceedings, the Bank will generally charge off the receivables in such account when a determination is made as to collectibility, but in no event more than 180 days after delinquency.

  If the Servicer adjusts downward the amount of any Principal Receivable (other than Ineligible Receivables which have been, or are to be, reassigned to the Bank) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to a cardholder or such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible, the amount of the Principal Receivables in the Trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such Receivables would cause the Seller's Interest in Principal Receivables at such time to be a negative number, the Bank shall be required to pay an amount equal to such deficiency into the Collection Account (each such payment an "Adjustment Payment" with respect to such Distribution Date). Any such Adjustment Payment will be treated as a portion of Shared Principal Collections as described under "--Shared Principal Collections".

Credit Enhancement

  General. For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement with respect to one or more Classes of a Series offered hereby may include a letter of credit, the establishment of a cash collateral account, a surety bond, an insurance policy or another form of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may also be provided to a Class or Classes of a Series by subordination provisions which require that distributions of principal and/or interest be made with respect to the Certificates of such Class or Classes before distributions are made to one or more Classes of such Series. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be available to more than one Class or Series to the extent described therein.

  The presence of Credit Enhancement with respect to a Class is intended to enhance the likelihood of receipt by Certificateholders of such Class of the full amount of principal and interest with respect thereto and to decrease the likelihood that such Certificateholders will experience losses. However, the Credit Enhancement, if any, with respect thereto will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies. In addition, if specific Credit Enhancement is provided for the benefit of more than one Class or Series, Certificateholders of any such Class or Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Certificateholders of other Classes or Series.

  If Credit Enhancement is provided with respect to a Series offered hereby, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any material provisions of any agreement relating to such Credit Enhancement. Additionally, in certain cases, the related Prospectus Supplement may set forth certain information with respect to the provider of any third-party Credit Enhancement (the "Credit Enhancer"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and/or the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of a date specified in the Prospectus Supplement. If so described in the related Prospectus Supplement, Credit Enhancement with respect to a Series offered hereby may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancer will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount") and may be entitled to the benefit of the Trustee's security interest in the Receivables, in each case subordinated to the interest of the Certificateholders of such Series.

  Subordination. If so specified in the related Prospectus Supplement, one or more Classes of a Series (in which the Bank may have an interest) may be subordinated to one or more other Classes of such Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Classes to receive distributions of principal and/or interest on any Payment Date will be subordinated to such rights of the holders of the Classes which are senior to such subordinated Classes to the extent set forth in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Classes will be distributed to holders of Classes which are senior to such subordinated Classes. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Classes are paid to the holders of the Classes which are senior to such subordinated Classes.

  Letter of Credit. If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates offered hereby may be issued by a bank or financial institution specified in the related Prospectus Supplement (the "L/C Issuer"). Subject to the terms and conditions specified in the related Prospectus Supplement, an L/C Issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related Prospectus Supplement), net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

  Cash Collateral Account. If specified in the related Prospectus Supplement, the Certificates of any Class or Series offered hereby may have the benefit of a cash collateral account. A cash collateral account with respect to a Class or Series will be funded on the Series Issuance Date with respect thereto and the funds on deposit therein will be invested in Eligible Investments. The amount available to be withdrawn from a cash collateral account will be the lesser of the amount on deposit in the cash collateral account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which such withdrawals will be made from the Cash Collateral Account.

  Surety Bond or Insurance Policy. If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates offered hereby may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of Certificates offered hereby to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

  Spread Account. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series offered hereby may be provided by the periodic deposit of certain available excess cash flow from the Trust Assets into an account (the "Spread Account") intended to assure the subsequent distributions of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

Other Series Enhancement

  For any Series or for any Class of any Series, there may be, in addition to Credit Enhancement, other Series Enhancement in the form of a guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of Certificateholders of such Series or Class.

Pay Out Events

  As described above, the Revolving Period with respect to a Series will continue until the commencement of the Accumulation Period or the Scheduled Amortization Period with respect thereto, which will continue until the Invested Amount of such Series shall have been paid in full or the Series Termination Date with respect to such Series occurs, unless a Pay Out Event occurs with respect to such Series prior to any of such dates. A "Pay Out Event" with respect to a Series refers to any of the following events and any other events specified as such in the related Prospectus Supplement: (a) failure on the part of the Bank (i) to make any payment or deposit required under the Pooling Agreement or the Supplement relating to such Series within five business days after the date such payment or deposit is required to be made or (ii) to observe or perform any other covenants or agreements of the Bank set forth in the Pooling Agreement or such Supplement, which failure has a material adverse effect on the Certificateholders of such Series and which continues unremedied for a period of 60 days after written notice; provided that no such 60-day cure period shall apply in the case of a failure by the Bank to perform its agreement to accept reassignment of Receivables which were the subject of a breached representation or warranty as described in the first paragraph under the heading "The Pooling Agreement--Representations and Warranties" and that only a five day cure period shall apply in the case of a failure by the Bank to observe its covenant not to grant a security interest or otherwise intentionally create a lien on the Receivables; (b) any representation or warranty made by the Bank in the Pooling Agreement or the Supplement with respect to such Series or any information required to be given by the Bank to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders of such Series are materially and adversely affected; provided, however, that a Pay Out Event shall not be deemed to occur thereunder if the Bank has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling Agreement; (c) the occurrence of an Insolvency Event relating to the Bank; (d) a failure by the Bank to make an Addition to the Trust by the day on which it is required to make such Addition pursuant to the Pooling Agreement; (e) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; (f) the average of the Portfolio Yields for any three consecutive Monthly Periods is less than the average of the Base Rates with respect to such Series for such Monthly Periods; the terms "Base Rate" and "Portfolio Yield" with respect to a Series offered hereby will have the meanings set forth in the related Prospectus Supplement; (g) the occurrence of any Servicer Default; or (h) the Bank becomes unable for any reason to transfer Receivables to the Trust in accordance with the Pooling Agreement.

  In the case of any event described in (a), (b) or (g), a Pay Out Event with respect to any Series will be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, either the

Trustee or Certificateholders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of the Certificates of any Series to which such event relates by written notice to the Bank and the Servicer (and the Trustee, if given by the Certificateholders) declare that a Pay Out Event has occurred as of the date of such notice. See "Risk Factors--Control". In the case of any event described in clause (c), (d), (e) or (h), a Pay Out Event with respect to all Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders of any Series immediately upon the occurrence of such event. In the case of the event described in clause (f), a Pay Out Event with respect to the related Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the Determination Date following the occurrence of such event. The Early Amortization Period with respect to a Series will commence on the day on which a Pay Out Event occurs with respect thereto. Monthly distributions of principal to the Certificateholders of such Series will begin on the Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to such Series at such time will be distributed on such first Special Payment Date to the Certificateholders of such Series. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events which, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

  In addition to the consequences of a Pay Out Event discussed above, if an Insolvency Event occurs, pursuant to the Pooling Agreement, on the day of such Insolvency Event, the Bank will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such Insolvency Event. Under the terms of the Pooling Agreement, within 15 days the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms unless within 90 days from the date such notice is published each other holder of the Seller's Interest and the holders of Certificates of each Series or, if a Series includes more than one Class, each Class of such Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class (and, in the case of any Series with respect to which there is an Enhancement Invested Amount, any Credit Enhancer with respect thereto) instruct the Trustee not to dispose of or liquidate the Receivables and to continue transferring Principal Receivables as before such Insolvency Event. The proceeds from any such sale, disposition or liquidation of the Receivables will be deposited in the Collection Account and allocated as described in the Pooling Agreement and each Series Supplement. If the sum of (a) the portion of such proceeds allocated to the Certificateholders' Interest of any Series and (b) the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series is not sufficient to pay the Invested Amount of the Certificates of such Series in full, such Certificateholders will incur a loss.

Servicing Compensation and Payment of Expenses

  The Servicer's compensation for its servicing activities and reimbursement for its expenses for any Monthly Period will be a servicing fee (the "Servicing Fee") payable monthly on each Distribution Date in an amount equal to one-twelfth of the product of (a) the weighted average of the applicable servicing fee percentages with respect to each Series outstanding (based upon the applicable servicing fee percentage for each Series and the amount of Receivables serviced on behalf of each Series) and (b) the amount of Principal Receivables in the Trust on the last day of the prior Monthly Period. The Servicing Fee will be allocated among the Seller's Interest, the Certificateholders' Interests of each Series and, after the Certificates of a Series have been paid in full, the interest represented by the Enhancement Investment Amount, if any, with respect to such Series. The share of the Servicing Fee allocable to the Certificateholders' Interest, which includes the Enhancement Invested Amount, if any, of a Series offered hereby with respect to any Distribution Date shall be equal to one-twelfth of the product of (A) the servicing fee percentage specified in the related Prospectus Supplement with respect to such Series (the "Series Servicing Fee Percentage") and (B) the sum of the Invested Amount with respect to such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series and the amount, if any, on deposit in the Special Funding Account allocable to such Series) and the Enhancement

Invested Amount, if any, with respect to such Series as of the last day of the prior Monthly Period (the "Monthly Investor Servicing Fee"). The portion of the Servicing Fee not so allocated to the Certificateholders' Interest of a Series shall be paid by the Bank and in no event shall the Trust, the Trustee or the Certificateholders of any Series be liable for the share of the Servicing Fee to be paid by the Bank. In the case of the first Distribution Date with respect to any Series, the Monthly Investor Servicing Fee shall accrue from the Series Issuance Date with respect to such Series. The Monthly Investor Servicing Fee with respect to a Series will be funded from collections of Finance Charge Receivables allocable to such Series, and will be paid on the Distribution Date with respect to each Monthly Period from the Collection Account (unless such amount has been netted against deposits by the Servicer to the Collection Account).

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, expenses related to the enforcement of the Receivables, payment of the fees and disbursements of the Trustee and independent accountants and other fees which are not expressly stated in the Pooling Agreement to be payable by the Trust, the Certificateholders of a Series or the Bank (other than Federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the Trust). In the event that the Bank is acting as Servicer and fails to pay the fees and disbursements of the Trustee, the Trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the Certificateholders of a Series be liable to the Trustee for the Servicer's failure to pay such amounts, and any such amounts so paid to the Trustee will be treated as paid to the Servicer for all other purposes of the Pooling Agreement.

Record Date

  Payments on the Certificates of a Series offered hereby will be made as described herein and in the relevant Prospectus Supplement to the Certificateholders in whose names the Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the last business day of the calendar month preceding the date of such payment (each a "Record Date"). However, the final payment on the Certificates of a Series offered hereby will be made only upon presentation and surrender of such Certificates. Distributions will be made to DTC in immediately available funds. See "The Pooling Agreement--Book-Entry Registration".

Optional Termination; Final Payment of Principal

  On any day occurring on or after the day that the sum of the Invested Amount of the Certificates of a Series and the Enhancement Invested Amount, if any, with respect to such Series is reduced to 5% (or such other percentage as may be specified in the related Prospectus Supplement) or less of the initial Invested Amount of the Certificates of such Series, the Bank will have the option to repurchase the Certificateholders= Interest of such Series. The purchase price will be equal to the sum of the Invested Amount of such Series (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the unpaid principal amount of the Certificates (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Payment
Date) through (a) if the day on which such repurchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following such day, at the applicable certificate rate. Following any such repurchase, the Certificateholders of such Series will have no further rights with respect to the Receivables. In the event that the Bank fails for any reason to deposit the aggregate purchase price for the Certificateholders' Interest of a Series offered hereby, payments would continue to be made to the Certificateholders of such Series as described herein and in the related Prospectus Supplement.

  In any event, the last payment of principal and interest on the Certificates of a Series offered hereby will be due and payable not later than the date (the "Series Termination Date") specified in the related Prospectus Supplement. In the event that the Invested Amount of the Certificates of such Series is greater than zero on the Series Termination Date (or a Distribution Date prior thereto specified in the related Prospectus Supplement), the Trustee may, subject to any conditions specified in such Prospectus Supplement, sell or cause to be sold interests in the Principal Receivables or certain Principal Receivables, together in each case with related Finance Charge Receivables, as specified in such Prospectus Supplement, in an amount equal to the sum of the Invested Amount and the Enhancement Invested Amount, if any, with respect to such Series. The net proceeds of any such sale will be deposited in the Collection Account and allocated to the Certificateholders of such Series, as provided in such Prospectus Supplement.

Reports

  No later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee and the Paying Agent, and no later than each Distribution Date, the Paying Agent will provide to each Rating Agency, a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates of such Series (unless otherwise indicated), including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Invested Amount with respect to such Series (and, if such Series includes more than one Class, each such Class);
(c) the Floating Allocation Percentage and, during any Accumulation Period, Scheduled Amortization Period or Early Amortization Period with respect to such Series, the Principal Allocation Percentage with respect to such Series;
(d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Certificateholders' Interest of such Series; (e) the aggregate outstanding balance of Accounts which were 31, 61 and 91 days or more delinquent as of the end of such Monthly Period; (f) the Defaulted Amount with respect to such Monthly Period and the portion thereof allocated to the Certificateholders' Interest of such Series; (g) the amount, if any, of charge-offs with respect to the Certificateholders' Interest of such Series for such Monthly Period; (h) the Monthly Investor Servicing Fee with respect to such Series for such Monthly Period; and (i) the available amount of Credit Enhancement with respect to such Series for such Distribution Date.

  With respect to each Interest Payment Date or Special Payment Date (each, a "Payment Date"), as the case may be, the Monthly Report with respect to any Series will include the following additional information with respect to the Certificates of such Series: (a) the total amount distributed; (b) the amount of such distribution allocable to principal on the Certificates; (c) the amount of such distribution allocable to interest on the Certificates; and (d) the amount, if any, by which the unpaid principal balance of the Certificates exceeds the Invested Amount of such Series as of the Record Date with respect to such Payment Date. On each Distribution Date, the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a copy of the Monthly Report.

  On or before January 31 of each calendar year, the Paying Agent, on behalf of the Trustee, will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as is necessary to enable the Certificateholders to prepare their tax returns. See "Tax Matters".

List of Investor Certificateholders

  At such time, if any, as Definitive Certificates have been issued, upon written request of any Certificateholder or group of Certificateholders of record holding Certificates evidencing not less than 10% of the aggregate unpaid principal amount of the Certificates of a Series or all outstanding Series, as the case may be, the Trustee will afford such Certificateholders access during normal business hours to the current list of Certificateholders of such Series or all outstanding Series, as the case may be, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling Agreement or any Supplement or Certificates. See "The Pooling Agreement--Book-Entry Registration" and "--Definitive Certificates".

  The Pooling Agreement does not provide for any annual or other meetings of Certificateholders.

                             THE POOLING AGREEMENT

  The following summary, as well as other pertinent information included elsewhere in this Prospectus and the related Prospectus Supplement, describes the material terms of the Pooling Agreement. A form of the Pooling Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part.

Book-Entry Registration

  Certificateholders may initially hold Certificates of a Series offered hereby through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

  Cede, as nominee for DTC, will be the registered holder of the global Certificates. No Certificateholder will be entitled to receive a certificate representing such person=s interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC procedures.

  CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. ("Citibank"), will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, the "Depositaries").

  Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Tax Matters--Federal Income Tax Consequences--Non-United States Investors".

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Certificates from the Paying Agent or the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. It is anticipated that the only "Certificateholder" (as such term is used in the Pooling Agreement and the Supplements) will be Cede, as nominee of DTC, and that Certificateholders will not be recognized by the Trustee as "Certificateholders" under the Pooling Agreement and the Supplements. Certificateholders will only be permitted to exercise the rights of Certificateholders under the Pooling Agreement and the Supplements indirectly through DTC and its Participants which in turn will exercise their rights through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

  Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

  DTC has advised the Bank that it will take any action permitted to be taken by a Certificateholder under the Pooling Agreement or the Supplements only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Bank that it will take such actions with respect to specified percentages of the Certificateholders' Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  CEDEL Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to a Series of Certificates offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

  Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Tax Matters". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement or the relevant Supplement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

  The Certificates of a Series offered hereby will be issued in fully registered, certificated form to Certificateholders or their respective nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Bank advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Trustee or the Bank is unable to locate a qualified successor, (ii) the Bank, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificateholders evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of any Class of such Series advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificateholders.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as "Certificateholders" under the Pooling Agreement and the relevant Supplement ("Holders").

  If Definitive Certificates are issued, distribution of principal and interest on the Definitive Certificates will be made by the Paying Agent or the Trustee directly to the Holders in whose names the Definitive Certificates were registered on the related Record Date in accordance with the procedures set forth herein and in the Pooling Agreement and the relevant Supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee, except that the final payment on any Definitive Certificate will be made only upon presentation and surrender of such Definitive Certificate on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The Trustee will provide such notice to Holders not later than the fifth day of the month of the final distribution.

  Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

The Seller's Interest; Additional Sellers

  The Pooling Agreement provides that the Bank may exchange a portion of the Bank's Interest in the Trust for one or more interests (each, a "Supplemental Interest") for transfer or assignment to a person designated by the Bank upon the execution and delivery of a supplement to the Pooling Agreement (which supplement shall be subject to the amendment section of the Pooling Agreement to the extent that it amends any of the terms of the Pooling Agreement; see "--Amendments"); provided that (a) such transfer will not result in a Ratings Effect, (b) the Bank's and any Additional Sellers remaining interest in Principal Receivables shall not be less in the aggregate than 2% of the total amount of Principal Receivables, in each case as of the date of, and after giving effect to, such exchange and (c) prior to such transfer, the Bank shall have delivered to the Trustee a Tax Opinion with respect to the transfer or assignment of such Supplemental Interest. Any transfer or assignment of a Supplemental Interest is subject to the conditions set forth in clauses (a) and (c) of the preceding sentence. The Bank may also transfer a portion of the Bank's Interest in the Trust to certain affiliates provided that the condition set forth in clause (c) of the second preceding sentence has been satisfied.

  The Bank may designate affiliates of the Bank which may be banks, finance companies or similar organizations to be included as sellers ("Additional Sellers") under the Pooling Agreement (by means of an amendment to the Pooling Agreement which will not require the consent of any Certificateholder; see "-- Amendments"); provided, however, that (a) the conditions set forth in clauses
(a) and (c) in the preceding paragraph with respect to a transfer of a Supplemental Interest shall have been satisfied with respect to such designation and issuance and (b) any applicable conditions described in "Description of the Certificates--Addition of Trust Assets" shall have been satisfied with respect to the transfer of Receivables or Participations by any Additional Seller to the Trust. Following the inclusion of an Additional Seller, the Additional Seller will be treated in the same manner as the Bank and each Additional Seller generally will have the same obligations and rights as the Bank described herein.

Termination of Trust

  Unless the Bank instructs the Trustee otherwise, the Trust will only terminate on the earlier to occur of (a) the day following the day on which the aggregate Invested Amounts and Enhancement Invested Amounts of all Series is zero (provided that the Bank shall have delivered a written notice to the Trustee electing to terminate the Trust), (b) June 1, 2014, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event as described under "Description of the Certificates--Pay Out Events", immediately following such sale, disposition or liquidation (the "Trust Termination Date"). Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Certificateholders) will be conveyed and transferred to the Bank.

Conveyance of Receivables

  Pursuant to the Pooling Agreement, the Bank has sold and assigned and will sell and assign to the Trust its interests in all Receivables in the Initial Accounts outstanding as of the Trust Cut-Off Date, and all Receivables in the Additional Accounts as of the applicable additional cut-off date, all Receivables thereafter created under the Accounts and the proceeds of all of the foregoing.

  In connection with the transfer of any Receivables to the Trust, the Bank is required to indicate in its computer records that the Receivables have been conveyed to the Trust. In addition, the Bank has provided or will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Initial Account, as of the Trust Cut-Off Date, and for each Additional Account, as of the applicable additional cut-off date
(i) its account number and (ii) the aggregate amount outstanding and the aggregate amount of Principal Receivables in such Account. The Bank, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other revolving credit accounts and receivables, and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Bank has filed and is required to file UCC financing statements with respect to the sale of the Receivables to the Trust meeting the requirements of applicable state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables".

Representations and Warranties

  As of the issuance date for a Series offered hereby (the "Series Issuance Date") specified in the related Prospectus Supplement, the Bank will make representations and warranties to the Trust relating to the Accounts owned by it and the Receivables transferred by it to the Trust to the effect, among other things, that (a) as of the Trust Cut-Off Date (or as of the date of addition) each Account or each Additional Account was an Eligible Account, (b) as of the Trust Cut-Off Date (or as of the date of addition), each of the Receivables in any Account or Additional Account which is conveyed to the Trust on such day is an Eligible Receivable and (c) thereafter, as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable. If the Bank breaches any representation and warranty described in this paragraph, such breach remains uncured for 60 days, or such longer period as may be agreed to by the Trustee, after the earlier to occur of the discovery of such breach by the Bank or receipt of written notice of such breach by the Bank, and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, then the Certificateholders' Interest in all Receivables with respect to the affected Account ("Ineligible Receivables") will be reassigned to the Bank on the terms and conditions set forth below and such Account shall no longer be included as an Account; provided, however, that such Receivables will not be deemed to be Ineligible Receivables and will not be reassigned to the Bank if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) the Bank shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

  An Ineligible Receivable shall be reassigned to the Bank on or before the end of the Monthly Period in which such reassignment obligation arises by the Bank directing the Servicer to deduct the portion of such Ineligible Receivable which is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Seller's Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Seller's Interest would cause the Seller's Interest to be a negative number, on the Distribution Date following the Monthly Period in which such reassignment obligation arises, the Bank will make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Seller's Interest would be reduced below zero. Any deposit into the Collection Account in connection with the reassignment of an Ineligible Receivable (the amount of any such deposit being referred to herein as a "Transfer Deposit Amount") shall be considered a payment in full of the Ineligible Receivable. The reassignment of any Ineligible Receivable to the Bank is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to Certificateholders of any Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement. Any such Transfer Deposit Amount will be treated as a portion of Shared Principal Collections as described under "Description of the Certificates--Shared Principal Collections".

  The Bank will also make representations and warranties to the Trust to the effect, among other things, that as of each Series Issuance Date (a) it is a national banking association validly existing under the laws of the United States, it has the authority to consummate the transactions contemplated by the Pooling Agreement and the related Supplement and each of the Pooling Agreement and the related Supplement constitutes a valid, binding and enforceable agreement of the Bank and (b) the Pooling Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Bank in the Receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders) or the grant of a first priority perfected security interest under the UCC as in effect in California and New Hampshire in such Receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders), which is effective as to each Receivable then existing on the Series Issuance Date or, as to each Receivable arising thereafter, upon the creation thereof and until termination of the Trust. In the event that the breach of any of the representations and warranties described in this paragraph has a material adverse effect on the Certificateholders' Interest of all Series in the Receivables transferred to the Trust by the Bank, either the Trustee or the holders of Certificates evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates of all Series, by written notice to the Bank and the Servicer (and to the Trustee if given by the holders of the requisite percentage of Certificates of all Series), may direct the Bank to accept the reassignment of the Receivables transferred by it to the Trust within 60 days of such notice, or within such longer period specified in such notice; provided, however, that such Receivables will not be reassigned to the Bank if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) the Bank shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct. The Bank will be obligated to accept the reassignment of such Receivables on the Distribution Date following the Monthly Period in which such reassignment obligation arises. The price for such reassignment will generally be equal to the aggregate Invested Amounts and Enhancement Invested Amounts of all Series on the Distribution Date on which the purchase is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of all Series and any interest amounts that were due but not paid on a prior date and interest on such overdue interest amounts (if the applicable Supplement so provides) at the applicable certificate rates through the day preceding such Distribution Date. The payment of such reassignment price, in immediately available funds, will be considered a payment in full of such Receivables and the principal portion of such funds and the interest portion of such funds will be deposited into the Special Funding Account and the Collection Account, respectively. If the Trustee or the requisite percentage of Certificateholders of all Series gives a notice as provided above, the obligation of the Bank to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to Certificateholders of all Series (or the Trustee on behalf of such Certificateholders) or any provider of Series Enhancement.

  An "Eligible Account" is defined to mean a revolving credit card account or other revolving credit account owned by the Bank which as of the Trust Cut-Off Date with respect to an Initial Account or as of the addition date with respect to an Additional Account (a) is payable in United States dollars; (b) except as provided below, has not been identified as an account the credit cards or checks, if any, with respect to which have been reported to the Bank as having been lost or stolen; (c) has an accountholder who has provided, as his or her billing address at the date such account was opened, an address located in the United States or its territories or possessions or a military address; (d) has an accountholder who has not been identified by the Bank as an employee of the Bank or any affiliate; (e) has not been, and does not have any receivables which have been, sold, pledged, assigned or otherwise conveyed to any person (except pursuant to the Pooling Agreement); (f) except as provided below, does not have any receivables which are Defaulted Receivables; and (g) except as provided below, does not have any receivables which have been identified as having been incurred as a result of fraudulent use of any related credit card or check. Eligible Accounts may include accounts, the receivables of which have been written off, or with respect to which the Bank believes the related accountholder is bankrupt, or as to which certain receivables have been identified by the accountholder as having been incurred as a result of fraudulent use of any credit cards or checks, or as to which any credit cards or checks have been reported to the Bank as lost or stolen; provided, that (a) the balance of all receivables in such accounts is reflected on the books and records of the Bank (and is treated for purposes of the Pooling Agreement) as "zero," and (b) charging or check writing privileges with respect to all such accounts have been canceled in accordance with the Lending Guidelines of the Bank and will not be reinstated by the Bank or the Servicer.

  An "Eligible Receivable" is defined to mean each Receivable (a) which has arisen under an Eligible Account; (b) which was created in compliance with the Lending Guidelines and all requirements of law applicable to the Bank, the failure to comply with which would have a material adverse effect on Certificateholders, and pursuant to a lending agreement which complies with all requirements of law applicable to the Bank, the failure to comply with which would have a material adverse effect on Certificateholders; (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Bank in connection with the creation of such Receivable or the execution, delivery and performance by the Bank of the related lending agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable; (d) as to which, at the time of its transfer to the Trust, the Bank or the Trust will have good and marketable title free and clear of all liens and security interests (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the Bank is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto); (e) which has been the subject of either a valid transfer and assignment from the Bank to the Trust of all the Bank's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust; (f) which at and after the time of transfer to the Trust is the legal, valid and binding payment obligation of the accountholder thereof, legally enforceable against such accountholder in accordance with its terms (with certain bankruptcy and equity-related exceptions); (g) which constitutes either an "account" or a "general intangible" under Article 9 of the UCC as then in effect in the States of California and New Hampshire; (h) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted by the Pooling Agreement; (i) which, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or other defense of the accountholder (including the defense of usury), other than certain bankruptcy and equity-related defenses and adjustments permitted by the Pooling Agreement to be made by the Servicer;
(j) as to which the Bank has satisfied all obligations to be fulfilled at the time it is transferred to the Trust; and (k) as to which the Bank has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trust, impair the rights of the Trust or the Certificateholders therein.

  It is not required or anticipated that the Trustee will make any initial or periodic general examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, compliance with the Bank's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling Agreement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables.

Indemnification

  The Pooling Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling Agreement.

  Under the Pooling Agreement, the Bank has agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates of any Series) arising out of or based on the arrangement created by the Pooling Agreement (to the extent that the Trust assets remaining after the Investor Certificateholders and certain providers of Series Enhancement have been paid in full are insufficient to pay such losses, claims, damages, or liabilities) as though such agreement created a partnership under the New York Uniform Partnership Act in which the Bank was a general partner. In the event of a Service Transfer, the successor Servicer will indemnify and hold harmless the Bank for any losses, claims, damages and liabilities of the Bank as described in this paragraph arising from the actions or omissions of such successor Servicer.

  Except as provided in the preceding paragraph, the Pooling Agreement provides that none of the Bank, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders of any Series, any provider of Series Enhancement or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling Agreement. However, none of the Bank, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

  In addition, the Pooling Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Certificateholders of any Series with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interest of such Certificateholders thereunder.

Collection and Other Servicing Procedures

  Pursuant to the Pooling Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with its customary and usual procedures for servicing receivables comparable to the Receivables and the Lending Guidelines.

  Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with accountholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records, if any, to accountholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders of any Series and on behalf of the Trustee.

  Pursuant to the Pooling Agreement, the Bank, as Servicer, has the right to delegate any of its responsibilities and obligations as Servicer to any of its affiliates and to certain third-party service providers that agrees to conduct such duties in accordance with the Pooling Agreement and the Lending Guidelines. The Bank currently contracts with Total System and intends to continue to contract with Total System (and possibly one or more other third-party service providers) to perform certain of its servicing activities as described under "The Bank's Credit Card and Consumer Lending Business-- Business Overview". Notwithstanding any such delegation to any entity, the Servicer will continue to be liable for all of its obligations under the Pooling Agreement.

Servicer Covenants

  In the Pooling Agreement, the Servicer has covenanted as to each Receivable and related Account that: (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account the failure to comply with which would have a material adverse effect on the Certificateholders or any provider of Series Enhancement; (b) it will not permit any rescission or cancelation of the Receivable except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of business and in accordance with the Lending Guidelines; (c) it will do nothing to substantially impair the rights of the Certificateholders in the Receivables or Accounts; (d) it will not reschedule, revise or defer payments due on the Receivable except in accordance with the Lending Guidelines; and (e) except in connection with its enforcement or collection of an Account, it will take no action to cause any Receivables to be evidenced by any instruments (as defined in the UCC) and if any Receivable is so evidenced, it shall be reassigned or assigned to the Servicer as provided below.

  Under the terms of the Pooling Agreement, in the event any of the representations, warranties or covenants of the Servicer contained in clauses
(a) through (e) above with respect to any Receivable or the related Account is breached, such breach is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) of the earlier to occur of the discovery of such event by the Servicer or receipt by the Servicer of written notice of such event given by the Trustee, and as a result of such breach the Trust's rights in, to or under any Receivables in the related Account or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, then all Receivables in the Account or Accounts to which such event relates shall be reassigned or assigned to the Servicer on the terms and conditions set forth below; provided, however, that such Receivables will not be reassigned or assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and (ii) the Servicer shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which such breach was cured. If the Bank is the Servicer, such reassignment will be made on or before the Distribution Date following the Monthly Period in which such reassignment obligation arises by the Servicer deducting the portion of any such Receivable which is a Principal Receivable from the aggregate amount of Principal Receivables used to calculate the Seller's Interest. In addition, if the deduction of such Principal Receivable would reduce the Seller's Interest below zero, the Bank as the Servicer will deposit into the Collection Account the applicable Transfer Deposit Amount described above under "--Representations and Warranties". If the Bank is not the Servicer, such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable in the Collection Account on the business day preceding the Distribution Date following the Monthly Period during which such obligation arises. The amount of such deposit shall be deemed a Transfer Deposit Amount hereunder and shall be treated as a portion of Shared Principal Collections as described under "Description of the Certificates--Shared Principal Collections". This reassignment or transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders of any Series if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such reassigned Receivables shall be automatically assigned to the Servicer.

Certain Matters Regarding the Servicer

  The Servicer may not resign from its obligations and duties under the Pooling Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling Agreement. Notwithstanding the foregoing, the Bank may transfer its servicing obligations to any other direct or indirect wholly owned subsidiary of Providian Financial Corporation (which meets certain eligibility standards set forth in the Pooling Agreement) and be relieved of its obligations and duties under the Pooling Agreement.

  Any person into which, in accordance with the Pooling Agreement, the Bank or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Bank or the Servicer is a party, or any person succeeding to the business of the Bank or the Servicer, will be the successor to the Bank, as servicer, or the Servicer, as the case may be, under the Pooling Agreement.

Servicer Default

  In the event of any Servicer Default, either the Trustee or Certificateholders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding Series, by written notice to the Servicer (and to the Trustee and certain providers of Series Enhancement, if given by the Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling Agreement. If the Trustee within 60 days of receipt of a Termination Notice is unable to obtain any bids from eligible Servicers and the Bank delivers an officer's certificate to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, then the Trustee shall offer the Bank the right at its option to purchase the Certificateholders' Interest for all Series. The purchase price for such a purchase shall be paid on a Distribution Date and shall generally be equal to, with respect to each Series, the higher of (a) the sum of the Invested Amount and the Enhancement Invested Amount, if any, of such Series on such Distribution Date (less the amount, if any, on deposit in any Principal Funding Account with respect to such Series) plus accrued and unpaid interest at the applicable certificate rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the last day of the calendar month preceding such Distribution Date and (b) the sum of (i) the average bid price quoted by at least two recognized dealers for similar securities rated in the same rating category as the initial rating of the Certificates of such Series with a remaining maturity approximately equal to the remaining maturity of the Certificates of such Series and (ii) the Enhancement Invested Amount, if any, of such Series.

  The Trustee shall, as promptly as possible after giving a Termination Notice, appoint a successor Servicer (a "Service Transfer"), and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling Agreement shall pass to and be vested in the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Pooling Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. The rights and interest of the Bank under the Pooling Agreement and any Supplement in the Seller's Interest will not be affected by any Termination Notice or Service Transfer.

  A "Servicer Default" refers to any of the following events: (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling Agreement or any Supplement, which is not cured within a five business day grace period; (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer in the Pooling Agreement or any Supplement which has a material adverse effect on the Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which continues unremedied for a period of 60 days after written notice, or the Servicer delegates its duties under the Pooling Agreement, except as specifically permitted thereunder, and such delegation continues unremedied for 15 days after written notice; (c) any representation, warranty or certification made by the Servicer in the Pooling Agreement or any Supplement or in any certificate delivered pursuant to the Pooling Agreement or any Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement), and which material adverse effect continues for a period of 60 days after written notice; or (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

  Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five business days or referred to under clause (b) or (c) for a period of 60 days (in addition to any period provided in (a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five business days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling Agreement and any Supplement and the Servicer shall provide the Trustee, the Bank, certain providers of Series Enhancement and the Certificateholders of each Series prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee in writing of any Servicer Default.

Evidence as to Compliance

  The Pooling Agreement provides that on or before March 31 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Bank) to furnish a report addressed to the Trustee to the effect that such firm has applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the Accounts and that, on the basis of such procedures, such firm is of the opinion that such servicing was conducted in compliance with the Pooling Agreement and the applicable provisions of each Supplement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

  The Pooling Agreement provides for delivery to the Trustee, the Rating Agency and certain providers of Series Enhancement on or before March 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has performed its obligations in all material respects under the Pooling Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

  Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

Amendments

  The Pooling Agreement and any Supplement may be amended from time to time (including in connection with (x) the issuance of a Supplemental Certificate, (y) the addition of a Participation to the Trust or (z) the designation of an Additional Seller) by agreement of the Trustee and the Bank without the consent of the Certificateholders of any Series or the consent of the provider of any Series Enhancement provided that (i) the Bank shall have delivered to the Trustee a certificate of an authorized officer to the effect that the Bank reasonably believes, based on the facts known to such officer at the time of such certificate, that such amendment will not adversely affect in any material respect the interests of any such Certificateholder and (ii) such amendment will not result in a Ratings Effect.

  The Pooling Agreement and any Supplement may also be amended from time to time by the Bank, the Servicer and the Trustee with the consent of the Certificateholders evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of all adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or any Supplement or of modifying in any manner the rights of such Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of or delay the timing of any distributions to be made to Certificateholders or deposits of amounts to be so distributed or the amount available under any Series

Enhancement without the consent of each Certificateholder affected (provided that an amendment of the terms of a Pay Out Event shall not be deemed to be within the scope of this clause (a)); (b) change the definition or the manner of calculating the interest of any Certificateholder without the consent of each affected Certificateholder; (c) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Certificateholder; or (d) adversely affect the rating of any Series or Class by the Rating Agency without the consent of the Certificateholders of such Series or Class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of such Series or Class. Promptly following the execution of any such amendment (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each Certificateholder.

Trustee

  Bankers Trust Company is the Trustee under the Pooling Agreement. The Corporate Trust Department of Bankers Trust Company is located at Four Albany Street, New York, New York 10006. The Bank, the Servicer and their respective affiliates may from time to time enter into normal banking and trust relationships with the Trustee and its affiliates. The Trustee, the Bank, the Servicer and any of their respective affiliates may hold Certificates of any Series in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by such Certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

  The Trustee may resign at any time, in which event the Bank will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

  The Bank has sold and will sell Receivables to the Trust. Pursuant to the Pooling Agreement, the Bank represents and warrants that the transfer of Receivables by it to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Bank in and to such Receivables, except for the interest of the Bank as a holder of the Bank's Interest, or a grant of a security interest to the Trust in and to the Receivables. The Bank also represents and warrants to the Trust in the Pooling Agreement that, in the event the transfer of Receivables by the Bank to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables, in existence at the time of the formation of the Trust or at the date of addition of any Additional Accounts, in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, in each case until termination of the Trust. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "The Pooling Agreement--Representations and Warranties".

  Pursuant to the Pooling Agreement, the Bank represents that the Receivables transferred by it to the Trust are "accounts" or "general intangibles" for purpose of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement or statements is required to perfect the interest of the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the Trust's security interest. Financing statements covering the Receivables have been and will be filed under the UCC to protect the Trust in the event the transfer by the Bank is deemed to be subject to the UCC. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Trust's interest from third parties. Although the priority of a transfer of general intangibles arising after the formation of the Trust or the date of addition is not as clear under the laws of the States of California and New Hampshire as the priority of interests governed by the UCC, counsel to the Bank is of the opinion, in New Hampshire, that it would be inconsistent for a court to afford the Trust less favorable treatment if the transfer of the Receivables is deemed to be a sale than if it were deemed to be a security interest, and, in California, that a court should conclude that a sale of Receivables (including after-arising Receivables) consisting of general intangibles would be deemed to have occurred as of the date of execution of the related assignment under the Pooling Agreement.

  There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the date of the Pooling Agreement could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Bank arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivables. Furthermore, if the FDIC were appointed as a receiver of either of the Bank, the receiver's administrative expenses may also have priority over the interest of the Trust in such Receivables. Under the Pooling Agreement, however, the Bank warrants that it has transferred the Receivables to the Trust free and clear of the lien of any third party (subject to certain potential tax liens referred to under "The Pooling Agreement--Representations and Warranties"). In addition, the Bank covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust.

Certain Matters Relating to Receivership

  The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Bank.

  Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as receiver or conservator for the Bank, would not interfere with the timely transfer to the Trust of payments collected on the Receivables or interfere with the timely liquidation of Receivables as described below. To the extent that the Bank has granted a security interest in the Receivables to the Trust, and such security interest is validly perfected before an Insolvency Event and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Bank or its creditors, based upon opinions issued by the general counsel of the FDIC and a related policy statement issued by the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery, by the FDIC. However, such opinions and policy statement are not binding on the FDIC and, if the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments to the Certificateholders of all outstanding Series. In addition, if the FDIC were to require the Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Certificates of all Series and possible reductions in the amount of those payments could occur.

  The Pooling Agreement provides that, upon the occurrence of an Insolvency Event, the Bank will promptly give notice thereof to the Trustee and a Pay Out Event will occur with respect to each outstanding Series. Under the Pooling Agreement, no new Principal Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by each other holder of the Seller's Interest and the Certificateholders holding Certificates of each Series or, if a Series includes more than one Class, each Class of such Series, evidencing more than 50% of the aggregate unpaid principal amount of each such Series or Class (and, in the case of any Series with respect to which there is an Enhancement Invested Amount, any Credit Enhancer with respect thereto), or unless otherwise prohibited by law, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. This procedure, however, could be delayed as described above. Upon the occurrence of an Insolvency Event, if no Pay Out Event other than such Insolvency Event exists, the FDIC may have the power to continue to require the Bank to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. See "Description of the Certificates--Pay Out Events".

  In the event of a Servicer Default, if a conservator, receiver or liquidator is appointed for the Servicer, and no Servicer Default other than such conservatorship, receivership, liquidation or insolvency of the Servicer exists, the conservator, receiver or liquidator may have the power to prevent either the Trustee or the requisite percentage of Certificateholders of all Series from appointing a successor Servicer. See "The Pooling Agreement-- Servicer Default".

Consumer Protection Laws

  The relationship between an accountholder and consumer lender is extensively regulated by federal, state and local consumer protection laws. With respect to consumer revolving credit accounts owned by the Bank, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Telemarketing and Consumer Fraud and Abuse Prevention and Fair Debt Collection Practices Acts. These statutes impose disclosure requirements before and when an Account is opened and at the end of monthly billing cycles and, in addition, limit accountholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices by third parties. In addition, accountholders are entitled under these laws to have payments and credits applied to their accounts promptly and to require billing errors to be resolved promptly.

The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Bank with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, an accountholder may be entitled to assert such violations by way of setoff against the obligation to pay the amount of Receivables owing. See "Risk Factors--Certain Legal Aspects" and "--The Ability of the Bank to Change Terms of the Accounts". All Receivables that were not created in compliance in all material respects with the requirements of such laws, subject to certain conditions described under "The Pooling Agreement--Representations and Warranties", will be reassigned to the Bank. The Servicer has also agreed in the Pooling Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "The Pooling Agreement--Representations and Warranties".

  The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such a stay.

  Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders of all Series if such laws result in any Receivables being charged off as uncollectible. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges".

                                  TAX MATTERS

Federal Income Tax Consequences--General

  Set forth below is a discussion of the material federal income tax consequences to holders of Certificates offered hereunder. Additional federal income tax considerations may be disclosed in the applicable Prospectus Supplement for a particular Series or Class. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Certificates in light of their personal investment circumstances, nor to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies and tax-exempt organizations). It is recommended that prospective investors consult their own tax advisors with regard to the federal income tax consequences of holding and disposing of Certificates, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS").

  The discussion assumes that a Certificate is issued in registered form, has all payments denominated in U.S. dollars and has a term that exceeds one year. Moreover, the discussion assumes that the interest formula for the Certificates meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Certificates arising from any excess of the principal amount of a Certificate over its issue price is de minimis (i.e., less than 1/4% of its principal amount multiplied by the number of full years until its maturity date), all within the meaning of the OID regulations. If those conditions are not satisfied, additional tax considerations will be disclosed in the applicable Prospectus Supplement.

  As noted below, Tax Counsel is of the opinion that the Certificates will be characterized as debt for federal income tax purposes and that the Trust will not be subject to federal income tax under current law. Except as provided in a related Prospectus Supplement, Tax Counsel will render no other opinions to the Bank with respect to the offered Certificates or the Trust.

Treatment of the Certificates as Indebtedness

  The Bank and Certificateholders will express in the Pooling Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be indebtedness of the Bank secured by the Receivables. The Bank, by entering into the Pooling Agreement, and each investor, by the acceptance of a Certificate, will agree to treat the Certificates as indebtedness of the Bank for federal, state and local income and franchise tax purposes. However, the Pooling Agreement generally refers to the transfer of Receivables as a "sale", and because different criteria are used in determining the nontax accounting treatment of the transaction, the Bank will treat the Pooling Agreement, for certain nontax accounting purposes, as a transfer of an ownership interest in the Receivables and not as creating a debt obligation of the Bank.

  A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for nontax purposes.

  The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Tax Counsel believes that the holders of Certificates (through their ownership of the Certificates) are not the owners of the Receivables for federal income tax purposes. As a result, in the opinion of Tax Counsel, the Certificates will properly be characterized as debt for federal income tax purposes.

Treatment of the Trust

  The Trust could be viewed for federal income tax purposes either as (1) a collateral arrangement for debt issued directly by the Bank and other holders of the Seller's Interest or (2) a separate entity owning the Receivables, issuing its own debt. However, in the former event the Trust will be disregarded for federal income tax purposes and in the latter event under current law the Trust would be a partnership, rather than an association (or publicly traded partnership) taxable as a corporation. Therefore, in the opinion of Tax Counsel, under current law the Trust will not be subject to federal income tax.

  If the Trust were considered to be a partnership, as described in the preceding paragraph, and if any of its interests that are properly treated as equity for Federal income tax purposes were considered to be publicly traded, the Trust might be treated as a publicly traded partnership taxable as a corporation, even though all of its publicly offered Certificates were properly treated as debt for Federal income tax purposes. The Bank intends to take measures to minimize the risk that the Trust would be considered to have publicly traded equity and thus to be a publicly traded partnership. It is believed such measures will be successful, but no assurance can be given in this regard.

Federal Income Tax Consequences--United States Investors

Interest Income to Certificateholders

  Assuming the Certificates are debt obligations for federal income tax purposes, based on the above assumptions they will not be considered issued with OID (except as discussed below or in the applicable Prospectus Supplement). Interest thereon will be taxable as ordinary interest income when received or accrued by holders utilizing the cash or accrual methods of accounting, respectively. Under the OID regulations, a holder of a Certificate issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Certificate. A purchaser who buys a Certificate for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

  If any interest due on a Series or Class of Certificates is not paid in full on its scheduled payment date, Certificates of that Series or Class will thereafter be considered to be issued with OID. The Bank intends to take the position that OID does not arise on a Series or Class of Certificates unless and until an event described in the preceding sentence occurs. This position is based on the Bank's belief that the likelihood of any such event is a "remote contingency" under applicable Treasury regulations. However, if at the time of issuance of a Series or Class of Certificates such an event was not considered to be a "remote contingency", the Certificates of that Series or Class would be considered to have OID from their date of issuance without regard to the occurrence of any such event. Tax Counsel can give no opinion on this issue, because the "remote contingency" standard involves both factual and legal uncertainties.

  If the Certificates of a Series or Class were considered to have OID, either initially or subsequently, all holders of Certificates of that Series or Class would thereafter be required to accrue OID into income at a rate equal to the full interest rate payable on the Certificates, whether or not all or part of the interest on the Certificates was paid currently. Moreover, the holders would be required to accrue any de minimis discount into income over the life of the Certificates rather than when principal is paid. As a result, holders might be required to report taxable income prior to the receipt of cash attributable to such income.

  The Paying Agent will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (or OID accrued) on the Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificateholders and the IRS will receive tax and other information only from Participants and Indirect Participants rather than the Paying Agent. Accordingly, each nonexempt Certificateholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the holder's name, address, correct federal taxpayer identification number and a statement that such holder is not subject to backup withholding. If a nonexempt Certificateholder fails to provide the required certification, the Paying Agent (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

Possible Classification of the Certificates as Interests in a Partnership or Association

  Although, as described above, it is the opinion of Tax Counsel that the Certificates will properly be characterized as debt for federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that some or all of the Certificates were not debt obligations for federal income tax purposes, the arrangement among the Bank, any other holders of the Seller's Interest, the holders of such Certificates and holders of other Certificates might be classified as a partnership for federal income tax purposes, as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

  If some or all of the Certificates are treated as equity interests in a partnership, the partnership would in all likelihood be treated as a "publicly traded partnership". A publicly traded partnership is, in general, taxable as a corporation. If the partnership were nevertheless not taxable as a corporation (because of an exception for an entity whose income is interest income that is not derived in the conduct of a financial business) it would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by the partnership would be passed through to the partners in such a partnership (including holders of Certificates that are treated as equity interests in the partnership) according to their respective interests therein.

  The income reportable by Certificateholders as partners in such a partnership could differ from the income reportable by Certificateholders as holders of debt. However, except as provided below, it is not expected that such differences would be material. A cash basis Certificateholder treated as a partner might be required to report income when it accrues to the partnership rather than when it is received by the Certificateholder. Moreover, an individual Certificateholder's share of expenses of the partnership would be miscellaneous itemized deductions that might not be deductible in whole or in part, meaning that the holder might be taxed on a greater amount of income than the stated interest on the Certificates. Finally, if any Certificates are treated as equity interests in a partnership in which other Certificates are debt, all or part of a tax-exempt investor's share of income from the Certificates that are treated as equity would be treated as unrelated debt-financed income under the Code taxable to the investor.

  If, alternatively, some or all of the Certificates were treated as equity interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Moreover, distributions by the entity on such Certificates and the Seller's Interest would probably not be deductible in computing the entity's taxable income and distributions to such Certificateholders would probably be treated as dividend income to such holders. Such an entity-level tax could result in reduced distributions to all Certificateholders, and the holders of Certificates that are treated as equity could also be liable for a share of such a tax.

  Since the Bank will treat the Certificates as indebtedness for federal income tax purposes, the Paying Agent (and Participants and Indirect Participants) will not comply with the tax reporting requirements that would apply under those alternative characterizations of the Certificates.

Federal Income Tax Consequences--Non-United States Investors

  Tax Counsel has given its opinion that the Certificates will properly be classified as debt for federal income tax purposes. If the Certificates are treated as debt: (a) interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of Providian Financial Corporation, is not a controlled foreign corporation with respect to Providian Financial Corporation, and does not bear certain relationships to holders of the Seller's Interest other than the Bank). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds Certificates on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of the Certificates stating that the holder is not a U.S. person and providing such holder's name and address, (ii) IRS Form 1001 signed by the beneficial owner of the Certificates or such owner's agent claiming an exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of the Certificates or such owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and
(y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false; (b) a holder of a Certificate who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Certificate, provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and (c) a Certificate held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death, (i) the individual did not actually or constructively own 10% or more of the voting stock of Providian Financial Corporation, and does not bear certain relationships to holders of the Seller's Interest other than the Bank and (ii) the holding of such Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States. Revised Treasury Regulations would modify the foregoing identification requirements effective January 1, 2001.

  If the IRS were to contend successfully that some or all of the Certificates are equity interests in a partnership (not taxable as a corporation), a holder of such a Certificate that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including in the case of a corporation the branch profits tax (and would be subject to withholding tax on its share of partnership income). If some or all of the Certificates are recharacterized as equity interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, to the extent distributions on such Certificates were treated as dividends, a nonresident alien individual or foreign corporation would generally be taxed on the gross amount of such dividends (and subject to withholding) at the rate of 30% unless such rate were reduced by an applicable treaty.

State and Local Tax Consequences

  Set forth below is a discussion of the material California and New Hampshire state and local tax consequences to holders of Certificates offered hereunder. Additional tax considerations may be disclosed in the applicable Prospectus Supplement for a particular Series or Class. This discussion does not purport to deal with all aspects of state and local taxation that may be relevant to holders of Certificates in light of their personal investment circumstances. It is recommended that prospective investors consult their own tax advisors with regard to the state and local tax consequences of holding or disposing of Certificates. As noted below, California Tax Counsel and New Hampshire Tax Counsel are of the opinion that if the Certificates are treated as debt for federal income tax purposes, California and New Hampshire respectively, would also treat the Certificates as debt for California state income tax purposes and New Hampshire state tax purposes. New Hampshire Tax Counsel is further of the opinion that the Trust is not subject to the New Hampshire Interest and Dividends Tax.

  California. This discussion is based upon present provisions of the California Revenue & Tax Code and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the California Franchise Tax Board.

  California imposes an income tax on corporations doing business in the state and a franchise tax on corporations earning income from the state. The California Revenue & Tax Code, which governs the taxation of individuals, partnerships, trusts and corporations, largely incorporates the Federal Internal Revenue Code. Accordingly, in the opinion of Farella Braun & Martel LLP, special California tax counsel to the Bank ("California Tax Counsel"), if the Certificates are treated as debt of the Bank for federal income tax purposes, California would also treat the Certificates as debt of the Bank. Pursuant to this treatment, the Trust would be treated as a mere security device and would not be subject to California income or franchise tax. In addition, Certificateholders not otherwise subject to California taxes would not become subject to them solely by reason of their ownership of the Certificates. Certificateholders already subject to taxation in California, however, could be required to pay tax on income generated from the Certificates.

  If the Trust were treated for federal income tax purposes either (i) as a partnership (not taxable as a corporation) between the Bank and any other owners of the Seller's Interest (of which the Certificateholders or other holders of Certificates are treated as creditors) or (ii) as a partnership (not taxable as a corporation) among the Bank, any other owners of the Seller's Interest and some or all of the Certificateholders or other holders of Certificates (in which any other Certificateholders or other holders of Certificates are treated as creditors), in the opinion of California Tax Counsel, the same treatment should also apply for California tax purposes. Since only certain publicly traded partnerships are liable for entity-level California income or franchise tax, and all other partnerships are 100% pass-through, neither kind of partnership should be liable for entity-level income or franchise tax in California.

  If the Pooling Agreement is characterized for federal income tax purposes as a partnership between the Bank and any other owners of the Seller's Interest, and the Certificates are respected as debt of such a partnership, neither the Trustee nor the Certificateholders should be subject to California income or franchise tax merely by virtue of their acting as Trustee or their investment in the Certificates.

  If, however, the relationship created by the Pooling Agreement is characterized for federal income tax purposes as a partnership that includes not only the Bank and any other owners of the Seller's Interest but also one or more of the Certificateholders, California would view such a partnership as doing business in California to the extent the activities of the Bank in servicing the Receivables take place principally in California. As a result, each Certificateholder that is treated as an equity investor of the partnership for federal tax purposes would be treated as an equity investor of the partnership for California tax purposes and would be subject to California income or franchise tax. Under these circumstances, such a Certificateholder might be taxed by California on its share of the partnership's income apportioned to California and the partnership would be required to withhold 7% of all distributions in excess of $1,500 to any U.S. Certificateholder not resident in California, unless the Certificateholder either obtains a waiver from the Franchise Tax Board or notifies the partnership that (i) the Certificateholder reported the income on a duly filed California tax return, or (ii) the Certificateholder has a permanent place of business within California. In addition, in the event of such a partnership characterization, a holder of a Certificate that is a nonresident alien or foreign corporation would be subject to California withholding on its share of California apportioned income at the highest individual or corporate rate (9.3% and 8.84%, respectively). Moreover, such partnership characterization might cause a Certificateholder not otherwise subject to tax in California to pay California tax on income beyond that derived from the Certificates.

  If the Pooling Agreement were characterized for federal income tax purposes as a publicly traded partnership, which is taxable as a corporation, or as a corporation, California would follow this characterization. The resulting entity would be liable for California income or franchise tax, which would reduce the amounts available for distribution to the Certificateholders. The Certificateholders, themselves, however, would be treated as owning interests in a corporation for California tax purposes, and Certificateholders not otherwise subject to California taxes should not become subject to such taxes solely by reason of their ownership of Certificates.

  New Hampshire. This discussion is based upon present provisions of the New Hampshire statutes, the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the New Hampshire Department of Revenue Administration.

  New Hampshire has a Business Profits Tax, an Interest and Dividends Tax and a Business Enterprise Tax. New Hampshire taxing authorities would follow federal income tax standards on characterization of the Certificates as debt. Accordingly, it is the opinion of Gallagher, Callahan & Gartrell, P.A., New Hampshire tax counsel to the Bank ("New Hampshire Tax Counsel") that if the Certificates were characterized as debt for federal income tax purposes, they would also be characterized as debt for New Hampshire tax purposes. Pursuant to this characterization, the Trust would be treated as a mere security device.

  The activities to be undertaken by the Bank in originating and conveying Receivables to the Trust might be viewed as taking place in New Hampshire; pursuant to the Pooling Agreement, the Bank, as Servicer, will be responsible for the administration and the servicing of the Receivables. All Trust operations, however, will take place outside of New Hampshire. Because the situs of the Trust is outside the State of New Hampshire and all duties and obligations of the trustee of the Trust are performed outside of the State of New Hampshire (except in connection with the enforcement of rights and remedies in the event of default), New Hampshire Tax Counsel is of the opinion that the Trust will not be considered as carrying on any business activity in the State of New Hampshire and will not be subject to the Business Profits Tax or the Business Enterprise Tax. There is insufficient nexus to justify New Hampshire taxation.

  In the alternative, if the Trust was characterized for federal income tax purposes as a partnership, as a corporation, or as a publicly-traded partnership taxable as a corporation, there would still be insufficient nexus with New Hampshire to subject the Trust to New Hampshire taxation at the entity level.

  Although it is not expected that the Trust will be subject to tax by New Hampshire, the effect of taxation at the entity level would be reduced distributions to Certificateholders. However, Certificateholders not otherwise subject to taxation in New Hampshire would not become subject to New Hampshire taxation solely due to ownership of Certificates.

  New Hampshire imposes a tax on interest and dividends received by a partnership, association or trust, the beneficial interest in which is not represented by transferable shares. It is the opinion of New Hampshire Tax Counsel that the Trust is not subject to the Interest and Dividends Tax because: (i) there is insufficient nexus with the State of New Hampshire; and
(ii) the beneficial interests in the Trust are represented by transferable shares. Certificateholders already subject to taxation in New Hampshire would be required to pay Interest and Dividends Tax on income generated from the Certificates. In this regard, New Hampshire would follow federal OID characterization. Amounts characterized as OID for federal purposes would be interest taxable to New Hampshire Certificateholders under the Interest and Dividends Tax or the Business Profits Tax.

  New Hampshire does not follow federal pass-through treatment of non-publicly traded partnerships. Partnerships are subject to the Business Profits Tax and Business Enterprise Tax at the entity-level in New Hampshire. Therefore, if the relationship established under the Pooling Agreement between the Bank and the Certificateholders is characterized as a partnership or corporation for federal tax purposes, and if the activity of the Bank as Servicer is deemed to be conducted on behalf of the partnership or corporation and sufficient to provide taxable nexus within the State of New Hampshire, the entity would be liable for Business Profits Tax and Business Enterprise Tax at the entity level, which would result in reduced distributions to Certificateholders.

                             ERISA CONSIDERATIONS

  Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (including an individual retirement account) (collectively referred to as "Benefit Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. For example, a prohibited transaction would arise, unless an exemption were available, if a Certificate were viewed as debt of the Bank and the Bank was a disqualified person or a party in interest with respect to a Benefit Plan that acquired the Certificate.

  Moreover, additional prohibited transactions could arise if the Trust Assets were deemed to constitute "plan assets" of any Benefit Plan that owned Certificates. The Department of Labor ("DOL") has issued a final regulation (the "Final Regulation") concerning the definition of what constitutes "plan assets" of a Benefit Plan. Under the Final Regulation, the assets and properties of corporations, partnerships and certain other entities in which a Benefit Plan makes an investment in an "equity interest" could in certain circumstances be deemed to be assets of the Benefit Plan, or "plan assets". Accordingly, if Benefit Plans or other entities whose assets include plan assets purchase Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

  The Final Regulation only applies to the use of the assets of a Benefit Plan to acquire an "equity interest" in an entity. Assuming that a Certificate is an equity interest, the Final Regulation contains an exception which provides that if assets of a Benefit Plan are used to acquire a "publicly-offered security", the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

  The Certificates of each Class and Series must be separately tested under, and may each meet, the criteria of publicly-offered securities as described above. There are no restrictions imposed on the transfer of the Certificates offered hereby, and the Certificates offered hereby will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act. Based on information provided by an underwriter, agent or dealer involved in the distribution of the Certificates offered hereby, the Bank will notify the Trustee as to whether or not the Certificates of a Class or Series offered by this Prospectus and an accompanying Supplement will be held by at least 100 separately named persons at the conclusion of the offering thereof. The Bank will not, however, determine whether the 100-independent investor requirement of the exception for publicly-offered securities is satisfied as to either a specific Class or Series. Prospective purchasers may obtain a copy of the notification described in the second preceding sentence from the Trustee at its Corporate Trust Department.

  If the Certificates of a Class or Series fail to meet the criteria of publicly-offered securities and the Trust Assets are deemed to include assets of Benefit Plans, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is available. Thus, for example, if a participant in any Benefit Plan holding Certificates is an accountholder of one of the Accounts, under a DOL interpretation the purchase of such Certificates by such Benefit Plan could constitute a prohibited transaction.

  Moreover, as discussed above, while Tax Counsel has given its opinion that the Certificates of a Series offered hereby will properly be treated as debt for federal income tax purposes, if any Certificates were instead treated as equity interests in a partnership not taxable as a corporation in which any other Class or Series of Certificates are debt, all or part of a tax-exempt investors share of income from the Certificates that are treated as equity would be treated as unrelated debt-financed income under the Code taxable to the investor.

  In light of the foregoing, fiduciaries of Benefit Plans or other investors of "plan assets" considering the purchase of Certificates should consult their own counsel as to whether the acquisition of such Certificates would be a prohibited transaction, whether Trust Assets which are represented by such Certificates would be considered plan assets, the consequences that would apply if the Trust Assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules, and the applicability of the tax on unrelated business income and unrelated debt-financed income. In addition, based on the reasoning of the United States Supreme Courts decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86
(1993), under certain circumstances assets in the general account of an insurance company might be deemed to be plan assets for certain purposes, and under such reasoning the purchase of Certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance company general account investors should also consider the effect of Section 401(c) of ERISA and regulations thereunder.

  If the Bank does not notify the Trustee, as described above, that the Certificates of any particular Class or Series will be held by at least 100 separately named persons, the Certificates of such Class or Series may not be acquired by any Benefit Plan or by any entity investing with assets that are treated as assets of a Benefit Plan. Furthermore, in that case, the Pooling Agreement, the related Supplement and each Certificate of such Class or Series will provide that each holder of such Certificate shall be deemed to have represented and warranted that it is not a Benefit Plan, is not purchasing such Certificate on behalf of a Benefit Plan, and is not using assets treated as assets of any Benefit Plan to effect the purchase.

                             PLAN OF DISTRIBUTION

  The Bank may sell Certificates in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Bank from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

  If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Certificates of a Series offered hereby may also be offered and sold, if so indicated in the related Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Bank. Any remarketing firm will be identified and the terms of its agreement, if any, with the Bank and its compensation will be described in the related Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Certificates remarketed thereby.

  Certificates may also be sold directly by the Bank or through agents designated by the Bank from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Bank to such agent will be set forth, in the related Prospectus Supplement. Any such agent will act on a best efforts basis for the period of its appointment.

  Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Act. Agents and underwriters may be entitled under agreements entered into with the Bank to indemnification by the Bank against certain civil liabilities, including liabilities under the Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Bank or their affiliates in the ordinary course of business.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates will be passed upon for the Bank and the Trust by Cravath, Swaine & Moore, New York, New York and for any underwriters, agents or dealers by Orrick, Herrington & Sutcliffe LLP, New York, New York. Orrick, Herrington & Sutcliffe LLP acts as counsel for the Bank in connection with certain other matters from time to time. Certain federal income tax matters will be passed upon for the Bank by Cravath, Swaine & Moore, New York, New York, certain California tax matters will be passed upon for the Bank by Farella Braun & Martel LLP, San Francisco, California and certain New Hampshire tax matters will be passed upon for the Bank by Gallagher, Callahan & Gartrell, P.A., Concord, New Hampshire.

                         INDEX OF TERMS FOR PROSPECTUS

Term                                                                        Page
----                                                                        ----
Accounts...................................................................    1
Accumulation Period........................................................  10
Act........................................................................   2
Addition...................................................................  32
Additional Accounts........................................................  32
Additional Finance Charges.................................................  39
Additional Sellers.........................................................  49
Adjustment Payment.........................................................  40
Aggregate Additional Limit.................................................  32
Automatic Additional Accounts..............................................  32
Bank.......................................................................   1
Bank's Interest............................................................   7
Base Rate..................................................................  42
Benefit Plans..............................................................  67
California Tax Counsel.....................................................  64
Cede.......................................................................   2
CEDEL......................................................................  47
CEDEL Participants.........................................................  47
Certificateholders.........................................................   2
Certificateholders' Interest...............................................   7
Certificates...............................................................   1
Citibank...................................................................  46
Class......................................................................   1
Code.......................................................................  60
Collection Account.........................................................  36
Commission.................................................................   2
Controlled Accumulation Amount.............................................  10
Controlled Amortization Amount.............................................  11
Controlled Deposit Amount..................................................  10
Controlled Distribution Amount.............................................  11
Cooperative................................................................  48
Credit Enhancement.........................................................  13
Credit Enhancer............................................................  41
Date of Processing.........................................................  14
Defaulted Amount...........................................................  39
Defaulted Receivables......................................................  39
Definitive Certificates....................................................  48
Depositaries...............................................................  45
Depository.................................................................  30
Determination Date.........................................................  14
Disclosure Document........................................................   8
Distribution Date..........................................................  10
DOL........................................................................  67
DTC........................................................................   2
Early Amortization Period..................................................  11
Eligible Account...........................................................  52
Eligible Deposit Account...................................................  36
Eligible Institution.......................................................  36
Eligible Investments.......................................................  36

Term                                                                        Page
----                                                                        ----
Eligible Receivable........................................................  52
Enhancement Invested Amount................................................  41
ERISA......................................................................  67
Euroclear..................................................................  48
Euroclear Operator.........................................................  48
Euroclear Participants.....................................................  48
Exchange Act...............................................................   2
Expected Final Payment Date................................................   9
FDIA.......................................................................  58
FDIC.......................................................................   7
Final Regulation...........................................................  67
Finance Charge Receivables.................................................   6
FIRREA.....................................................................  58
Floating Allocation Percentage.............................................  37
Funding Period.............................................................  12
GAO........................................................................  19
Group......................................................................  38
Holders....................................................................  49
Indirect Participants......................................................  47
Ineligible Receivables.....................................................  50
Initial Accounts...........................................................   6
Initial Amount.............................................................  13
Insolvency Event...........................................................  18
Interchange................................................................  25
Interest Funding Account...................................................  30
Interest Payment Dates.....................................................  35
Invested Amount............................................................  35
IRS........................................................................  60
L/C Issuer.................................................................  41
Lending Guidelines.........................................................  22
Monthly Investor Servicing Fee.............................................  44
Monthly Period.............................................................  27
Monthly Report.............................................................  45
Moody's....................................................................  36
Morgan.....................................................................  46
New Hampshire Tax Counsel..................................................  65
New Issuance...............................................................  34
OID........................................................................  60
OID regulations............................................................  60
Participants...............................................................  47
Participations.............................................................  32
Pay Out Event..............................................................  42
Payment Date...............................................................  45
Pooling Agreement..........................................................   1
Portfolio Yield............................................................  42
Prefunding Account.........................................................  13
Prefunding Account Balance.................................................  39
Principal Allocation Percentage............................................  37
Principal Commencement Date................................................   9
Principal Funding Account..................................................  10

Term                                                                        Page
----                                                                        ----
Principal Receivables......................................................   6
Principal Shortfalls.......................................................  38
Principal Terms............................................................  35
Prospectus Supplement......................................................   1
Providian Portfolio........................................................  23
Publicly-offered security..................................................  67
Rating Agency..............................................................  15
Ratings Effect.............................................................  17
Receivables................................................................   1
Record Date................................................................  44
Remarketing Firms..........................................................  68
Removal Date...............................................................  34
Removal Notice Date........................................................  34
Removed Accounts...........................................................   6
Required Principal Balance.................................................  20
Required Seller's Participation Amount.....................................  20
Required Seller's Percentage...............................................  20
Revolving Period...........................................................   9
Rollouts...................................................................  27
Scheduled Amortization Period..............................................  11
Seller's Interest..........................................................   7
Series.....................................................................   1
Series Cut-off Date........................................................  10
Series Enhancement.........................................................   5
Series Issuance Date.......................................................  50
Series Termination Date....................................................  44
Service Transfer...........................................................  55
Servicer...................................................................  14
Servicer Default...........................................................  55
Servicing Fee..............................................................  43
Shared Principal Collections...............................................  38
Special Funding Account....................................................  38
Special Payment Date.......................................................  43
Spread Account.............................................................  42
Standard & Poor's..........................................................  36
Supplement.................................................................   8
Supplemental Interest......................................................  49
Tax Counsel................................................................  15
Tax Opinion................................................................  36
Termination Notice.........................................................  55
Terms and Conditions.......................................................  48
Total System...............................................................  23
Transfer Deposit Amount....................................................  51
Trust......................................................................   1
Trust Assets...............................................................   5
Trust Cut-off Date.........................................................   6
Trustee....................................................................   1
Trust Portfolio............................................................  27
Trust Termination Date.....................................................  50
UCC........................................................................  18
Unallocated Principal Collections..........................................  37

                       [LOGO OF PROVIDIAN NATIONAL BANK]

                             Providian Master Trust
                                     Issuer

                            Providian National Bank
                              Seller and Servicer

                           $500,000,000 6.60% Class A
                           Asset Backed Certificates
                       $56,250,000 Floating Rate Class B
                           Asset Backed Certificates

                                 SERIES 1999-2

                     -------------------------------------
                             PROSPECTUS SUPPLEMENT
                            Dated September 29, 1999

                     -------------------------------------

                    Underwriters of the Class A certificates
                           Credit Suisse First Boston
                             Chase Securities Inc.
                         Banc of America Securities LLC
                                Lehman Brothers
                              Salomon Smith Barney

                    Underwriter of the Class B certificates
                           Credit Suisse First Boston

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Class A certificates and Class B certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A certificates and Class B certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A certificates and Class B certificates will deliver a prospectus supplement and prospectus until December 28, 1999.